UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Notice of Annual Meeting

of Shareholders

To Shareholders:

You are invited to the Annual Meeting of Shareholders of Merck & Co., Inc., Rahway, NJ, U.S.A. (the “Company”) on Tuesday, May 27, 2025, at 9:00 a.m. (Eastern Time) via Webcast at www.virtualshareholdermeeting.com/MRK2025 (the “2025 Annual Meeting”).

The purposes of the meeting are to:

1. Elect the 13 Director nominees named in this proxy statement;

2. Consider and act upon a proposal to approve, by non-binding advisory vote, the compensation of our Named Executive Officers;

3. Consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2025;

4. Consider and act upon a shareholder proposal regarding a human rights impact assessment, if properly presented at the meeting;

5. Consider and act upon a shareholder proposal regarding a tax transparency report, if properly presented at the meeting;

6. Consider and act upon a shareholder proposal to revisit DEI goals in executive pay incentives, if properly presented at the meeting;

7. Consider and act upon a shareholder proposal regarding a report on civil liberties in advertising services, if properly presented at the meeting; and

8. Transact such other business as may properly come before the meeting.

By order of the Board of Directors,

Kelly E. W. Grez

Corporate Secretary

Vote Right Away—Advance voting methods and deadlines

We encourage all shareholders of record to read this proxy statement with care and vote right away using any of the following methods, even if they intend to attend the 2025 Annual Meeting. In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET*	www.proxyvote.com

BY PHONE*	In the U.S. or Canada dial toll-free 1-800-690-6903

BY QR CODE	Scan this QR code with your mobile device to be directed to www.proxyvote.com

BY MAIL**	Cast your ballot, sign your proxy card and send in our prepaid envelope

Only shareholders listed on the Company’s records at the close of business on March 28, 2025 are entitled to vote.

The Company began distributing its Notice of Internet Availability of Proxy Materials, proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) and proxy card/voting instruction form, as applicable, to shareholders and to employee benefit and stock purchase plan participants on April 9, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2025:

The Notice of Annual Meeting of Shareholders, proxy statement and the 2024 Annual Report on Form 10-K are available free of charge at www.proxyvote.com.

The principal executive offices of the Company are located at 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

* The telephone and internet voting facilities will close at 11:59 p.m. Eastern Time on May 26, 2025.

** You will need the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

If your shares are held in a stock brokerage account or by a bank or other nominee, your ability to vote by telephone or over the internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank, or nominee.

Merck & Co., Inc. 2025 Proxy Statement

2	ç ç ç ç

Dear Fellow Shareholders,

Across our Company, 2024 was another year of significant advancement, innovation, and focus on patient delivery. I am inspired by our progress in developing and delivering transformative human and animal health medicines and vaccines to help save and improve lives around the world. We have continued to execute on our strategic priorities, launching important new products that bring clinical value to patients. We have also advanced key clinical programs in our robust early- and late-phase pipeline, while expanding and diversifying through business development when science and value align. And, we have continued to grow our footprint in the United States and beyond, reflecting substantial long-term investments in manufacturing and research and development. Our Company has allocated over $12 billion toward U.S. capital investment since 2018, and we expect to invest over $9 billion more by the end of 2028, which will create more jobs in the U.S.

We are anchored by a robust set of commercial products addressing important medical needs, and I am pleased that we’re rapidly moving to a future with a much more diversified portfolio. Today, we have 20 new potential growth drivers, almost all of which have blockbuster potential. Over the past three years, the number of candidates in late-phase development has nearly tripled across a broad range of therapeutic areas and new modalities. Based on this progress, we now see over $50 billion of potential revenue opportunities from our late-stage pipeline alone by the mid-2030s. Our science-led strategy is working, and our team is moving with speed and rigor to deliver value for patients, society, and all of our stakeholders.

In oncology, we have diversified our pipeline and are well positioned to maintain our leadership in this critical and competitive area. In 2024, we marked 10 years since KEYTRUDA became the first anti-PD-1 therapy approved in the U.S. Globally, more than 2.6 million patients have been prescribed KEYTRUDA, and that number continues to grow. To date, the U.S. Food and Drug Administration (FDA) has approved KEYTRUDA for 41 indications across 18 types of cancer. Our studies of KEYTRUDA-based regimens in earlier-stage cancers have supported nine indications, with four Phase 3 studies in earlier settings demonstrating a significant overall survival benefit. Importantly, our Biologics License Application (BLA) for subcutaneous

“	Over the past three years, the number of candidates in late-phase development has nearly tripled across a broad range of therapeutic areas and new modalities.”

pembrolizumab and berahyaluronidase alfa is under review with the FDA. If approved, it has the potential to improve the patient experience while increasing access and saving time for patients and health care providers compared to intravenous administration.

We also continue to make progress across our broad oncology portfolio and comprehensive pipeline of antibody-drug conjugates (ADCs), precision targeted small molecules, T-cell engagers, as well as the individualized neoantigen therapy through our collaboration with Moderna. WELIREG, our HIF-2 alpha inhibitor approved in the U.S., recently gained its first approvals in China and Europe. In addition, the FDA granted Breakthrough Therapy designation to sacituzumab tirumotecan (sac-TMT), our investigational TROP-2-directed ADC being developed through a collaboration with Kelun-Biotech, for the treatment of certain patients with previously treated advanced non-small cell lung cancer.

The treatment of cardiometabolic diseases is another area we are seeing significant momentum and long-term potential. During 2024, we successfully launched WINREVAIR, a first-in-class activin signaling inhibitor for the treatment of adults with pulmonary arterial hypertension. WINREVAIR has achieved several important regulatory milestones and is now approved in more than 40 countries globally. The clinical development program for WINREVAIR continues to yield important data, including positive results from the Phase 3 ZENITH trial, which was stopped early due to overwhelming efficacy at the interim analysis, and supports the potential of WINREVAIR to be practice-changing in the management of this progressive and debilitating disease. In addition, our investigational oral PCSK9 inhibitor, enlicitide decanoate for the treatment of hypercholesterolemia, is being evaluated in multiple Phase 3 trials with anticipated readouts for some of the trials in 2025. Of note, despite widely available statin treatments, millions of people globally are not able to lower their low-density lipoprotein (LDL) cholesterol to guideline-recommended levels, leaving them at risk for cardiac events.

Vaccines play a critical role in global public health, helping to prevent a variety of infectious diseases. In vaccines and infectious diseases, we achieved several clinical, regulatory and commercial milestones. For example, the FDA accepted the BLA for clesrovimab, an investigational prophylactic long-acting monoclonal antibody designed to protect infants from respiratory syncytial virus (RSV) during their first RSV season. RSV is a leading cause of infant hospitalizations in the U.S. If approved, clesrovimab has the potential to be the first and only immunization designed to protect healthy and certain at-risk infants with the same single dose regardless of weight for the duration of their first RSV season.

In addition, we continue to build on our proud legacy of developing important innovations for both the treatment and prevention of HIV infection. We recently announced

Merck & Co., Inc. 2025 Proxy Statement

÷ ÷ ÷ ÷	3

positive results from two Phase 3 trials evaluating the once-daily, oral combination of doravirine and islatravir in adults with HIV infection who are virologically suppressed on different antiretroviral therapy regimens. Additionally, we are encouraged by the combination of lenacapavir and islatravir, through our collaboration with Gilead currently in Phase 3 studies, and MK-8527 as a potentially important once-monthly oral option for pre-exposure prophylaxis (PrEP), which we expect to advance to Phase 3 in 2025.

Though we experienced challenging market dynamics for GARDASIL and GARDASIL 9 in China, we believe this market continues to represent a potential long-term opportunity for the vaccine, especially following approval for the use of GARDASIL in males ages 9-26 in China. Demand for GARDASIL and GARDASIL 9 remains robust in other major regions, and we expect strong growth in those regions in the future. We take pride in the role GARDASIL and GARDASIL 9 are playing globally in helping to protect males and females 9 to 45 years of age from certain human papillomavirus (HPV)-related cancers and diseases. And in pneumococcal disease, we are excited by the promising launch of CAPVAXIVE in the U.S. and its early progress with global approvals. Reinforcing our confidence in its potential, in 2024, the U.S. Centers for Disease Control’s Advisory Committee on Immunization Practices recommended CAPVAXIVE for adults ages 50 and older.

In addition, we see important opportunities in both immunology and ophthalmology. We are conducting Phase 3 studies of tulisokibart, a potential first-in-class treatment for Crohn’s disease and ulcerative colitis. And following our acquisition of EyeBio, we have initiated a Phase 3 study of MK-3000 in patients with diabetic macular edema and intend to evaluate it in patients with neovascular age-related macular degeneration as well.

Our Animal Health business achieved another year of strong performance driven by our Companion Animal and Livestock portfolios. We also acquired the aqua business of Elanco Animal Health, helping establish our Company as a leader in this important production animal category. We are well positioned in Animal Health to continue to drive above-market growth in 2025, driven by new launches including the injectable formulation of BRAVECTO and a next-

generation dermatology product in the Companion Animal segment. Beyond the 2025 launches, a strong Livestock and Companion Animal pipeline positions Animal Health for future growth opportunities.

Business development remains a priority and a key component of our strategy to augment, complement, and diversify our pipeline. In 2024, we executed over 70 external licenses, collaborations, and acquisitions. These include our acquisition of the bispecific antibody MK-1045, with potential applications in both oncology and immunology, from Curon Biopharmaceutical, and our exclusive global licenses with LaNova Medicines and Hansoh Pharma, for MK-2010, an investigational anti-PD-1/VEGF bispecific antibody, and MK-4082, an oral GLP-1 receptor agonist, respectively. Since 2021, we have invested approximately $40 billion in establishing an increasingly diverse pipeline that spans multiple therapeutic areas and modalities targeting a wide range of disease indications.

For more than 130 years, our Company has been dedicated to operating responsibly. Expanding and enabling access to our medicines and vaccines for the hundreds of millions of people around the world who depend on us is both a great responsibility and a profound privilege. In 2024, we reached nearly half a billion people globally with our medicines and vaccines through commercial channels, clinical trials, voluntary licensing, and product donations. We continue to donate medicines and vaccines through our U.S. patient assistance program, as well as disaster relief and humanitarian aid initiatives, aimed at supporting underserved populations worldwide.

As we navigate 2025, I have more confidence than ever in our ability to deliver sustainable, long-term value. Fueled by our relentless focus on leading-edge science, we will continue to keep patients at the center of everything we do and deliver innovative solutions that address some of the world’s most serious global health challenges, while also creating value for our shareholders.

Thank you for your confidence and support of our Company. We encourage you to participate in the Annual Meeting by exercising your right to vote.

“

Fueled by our rentless focus on leading-edge

science,  we will continue to keep patients at

the  center of everything we do and deliver

innovative  solutions that address some of the

world’s  most serious global health challenges. ”

Robert M. Davis Chairman, Chief Executive Officer and President

Merck & Co., Inc. 2025 Proxy Statement

4	ç ç ç ç

A Message from the Independent Lead Director

Dear Fellow Shareholders,

On behalf of the Board, I would like to thank you for your investment and support. We are committed to representing our shareholders through dedicated, independent oversight, and it is my privilege to serve as Lead Director.

Board Oversight

As you read in the letter from our Chairman and CEO, Robert M. Davis, in 2024, the Company continued to make progress to develop and deliver transformative human and animal health medicines and vaccines to help save and improve lives around the world. The Board remained focused on ensuring management delivers on its responsibilities to drive sustainable, long-term value, drawing on our unique experiences to do so. At meetings, the Board engages the Company’s senior leaders in robust discussions about corporate strategy, risks, and opportunities, providing guidance, and monitoring implementation in areas such as research and development, capital allocation, operating results, human capital management, and global manufacturing.

Board Refreshment

As a Board, we are committed to ensuring that we have the collective skills, experience, and perspectives that, taken together, can provide effective oversight with respect to the Company’s current and future global business and strategic initiatives, opportunities, and challenges. We also look to balance fresh perspectives with the insights of longer-tenured directors. Six independent Directors have joined the Board since 2020, including most recently, Surendralal “Lal” Karsanbhai, who joined our Board in January 2025. As President and CEO of Emerson Electric, Lal brings to the Board extensive business and operational expertise with a strong global perspective.

Our annual self-evaluation process helps us identify ways to continue to enhance the overall effectiveness of the Board and its committees. It also gives us the opportunity to discuss other important topics through feedback from each of our Directors that is then considered by the full Board. Among other things, Directors provide feedback on Board composition, the Board’s leadership and structure, and the level and quality of Director contributions.

Shareholder Engagement

Regular engagement with our shareholders is important so that we may better understand your perspectives. In 2024, the Company continued its robust and proactive shareholder engagement program. I personally participated in several engagements together with members of management, and I appreciated the opportunity to share the Board’s perspective and hear directly from shareholders on their priorities. Topics included corporate strategy, capital allocation, risk oversight, and board composition. The Board discussed feedback received from investors as part of these engagements, and this feedback has helped shape the Company’s policies, practices, and disclosures.

Once again, we appreciate your investment in the Company and support for the Board. We remain committed to serving you and the patients around the world that depend on the Company’s life-saving work.

Thomas H. Glocer Independent Lead Director April 9, 2025

Merck & Co., Inc. 2025 Proxy Statement

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Merck & Co., Inc. 2025 Proxy Statement

6	| | | |	Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.

Date and Time Tuesday, May 27, 2025 9:00 a.m. ET	Record Date March 28, 2025

Location Via Webcast at www.virtualshareholdermeeting.com/MRK2025

Voting Matters	Page(s)	Board’s Recommendation

Proposal 1 Election of Directors	32	FOR each Nominee

Proposal 2 Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	42	FOR

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2025	84	FOR

Shareholder Proposals

Proposals 4 - 7 Shareholder Proposals	87-93	AGAINST

Business Highlights

$17.9B	in total R&D expenses in 2024

Capital Returned & Dividend Increase

$9.1B	Capital Returned to Shareholders (dividends and share repurchases)

Total Shareholder Return(1)

Year-End 2024

1-Year	3-Year
-6.2%	12.2%

5-Year
6.0%

(1) Relative Total Shareholder Return, a component of our Performance Share Unit program that is described on page 56, is calculated on a different basis.

Merck & Co., Inc. 2025 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	7

2024 NEOs and Compensation Highlights (Page 48)

Below is a list of our 2024 Named Executive Officers, or “NEOs”, and select compensation highlights from 2024. For additional information on our elements of 2024 compensation, please refer to the Compensation Discussion and Analysis (“CD&A”), beginning on page 43.

	Annual Base Salary $(1)	Target Annual Incentive %	Target Long-Term Incentive $	Target TDC Increase %(2)
2024 NEOs

Robert M. Davis Chairman, Chief Executive Officer, and President	$1,615,000	150%	$15,500,000	+11.4%
	.............................................................................................................................................................................
Caroline Litchfield Executive Vice President and Chief Financial Officer	1,170,000	100	4,250,000	+1.4
	.............................................................................................................................................................................
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	962,000	100	3,200,000	+1.5
	.............................................................................................................................................................................
Betty Larson Executive Vice President and Chief Human Resource Officer	800,000	100(3)	2,650,000(4)	—(5)
	.............................................................................................................................................................................
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	1,456,000	100	5,600,000	+1.3

(1)	Reflects base salary as of December 31, 2024.

(2)

Target Total Direct Compensation (“TDC”) is defined as the sum of annual base salary, target annual incentive, and target long-term incentive. This column reflects the increase in Target TDC from 2023 to 2024.

(3)	Ms. Larson’s target annual incentive was prorated based on her hire date of April 1, 2024.

(4)

Per the terms of Ms. Larson’s offer letter, in addition to her annual long term incentive (“LTI”) award, she also received a restricted stock unit (“RSU”) grant of $4,400,000 and a stock option grant of $1,500,000, as a part of her sign-on award (the majority of which replaced forfeited equity at her prior company and the balance of the award provided a critical incentive for Ms. Larson to accept our offer of employment to join the Company’s executive leadership team).

(5)	Ms. Larson was not an NEO in 2023.

Variable Compensation is Critical to Achieve Our Objectives (Page 51)

The Company’s compensation programs are designed to align the interests of our executives with the interests of our shareholders, among other objectives. For this reason, a significant portion of our NEOs’ pay is variable and at-risk, subject to Company performance as measured against financial, operating, and strategic objectives, as well as Relative Total Shareholder Return, or “Relative TSR” or “R-TSR” (as defined in Appendix B). The Company’s variable incentives continue to demonstrate a strong linkage between pay and performance.

Merck & Co., Inc. 2025 Proxy Statement

8	ç ç ç ç	Proxy Summary

Annual Cash Incentive

The Company Scorecard (described in more detail on page 53) focuses on our most critical business drivers — the Company’s revenue (“Revenue”), non-GAAP pre-tax income (“Pre-Tax Income”), the Company’s research and development goals (“Pipeline”), and the Company’s focus on driving greater access to health for patients around the world and on the engagement and inclusion of our employees (“Sustainability”) — and is used to determine the payout of our annual incentive for most employees, including our NEOs under the Executive Incentive Plan. Our Company Scorecard performance during 2024 resulted in above-target achievement of 114%.

Long-Term Incentive

The long-term incentive (“LTI”) program, consisting of a mix of Performance Share Units (“PSUs”) and stock options, provides our NEOs with the opportunity to own Company common stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders.

The 2022 PSU program (described in more detail on page 56) paid out at 169% based on achievement of three-year Earnings Per Share (“EPS”) and three-year R-TSR metrics during the performance period (2022-2024), weighted at 50% and 50%, respectively.

Say-On-Pay Advisory Vote (Page 46)
In 2024, shareholders continued their historically strong support for our executive compensation programs with approximately 94% of the votes cast voting in favor of approving the say-on-pay proposal. Based on this outcome and the Compensation and Management Development (“C&MD”) Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2024. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42. For additional information, please refer to the CD&A beginning on page 43 of this proxy statement.

Shareholder Engagement and Feedback (Page 24)

The Company communicates regularly with shareholders to better understand their perspectives and has established a shareholder engagement program that is both proactive and cross-functional. Our independent Lead Director, who is also Chair of our Governance Committee, participates in substantive engagements with some of the Company’s largest shareholders. In 2024, discussions with shareholders covered a wide range of topics of interest to shareholders, including the Board’s composition and leadership structure, management and director succession, strategic priorities, capital allocation, executive compensation programs, sustainability reporting and goals, human capital management, and other governance matters. These discussions provided valuable insights into shareholder views, which are varied, and we heard from many shareholders that they greatly appreciated the opportunity to engage with the Company.

We will continue to engage with shareholders on a regular basis to better understand and consider their views, including on our sustainability approach, our executive compensation programs, and our corporate governance practices.

Merck & Co., Inc. 2025 Proxy Statement

Proxy Summary	÷ ÷ ÷ ÷	9

Board Composition and Refreshment (Page 21)

At least annually, the Governance Committee considers the size, structure, and needs of the Board. The Governance Committee reviews possible candidates for the Board and recommends Director nominees to the Board for approval. In addition, as part of the Board’s annual self-evaluation process, Directors provide feedback on Board composition-related matters. Directors also discuss Board composition-related matters from time to time in executive session.

In selecting Director nominees, the Board considers its composition, including the skills, perspectives, areas of expertise, and experience then-represented on the Board. The Board also considers the Company’s current and future global business strategies, opportunities, and challenges. Such considerations have resulted in the election of six new independent Directors since 2020. For more information, see “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 21. Considering the factors noted above, the Board elected a new independent Director, Mr. Surendralal L. Karsanbhai, President and CEO of Emerson Electric, effective January 1, 2025.

Our 2025 Director Nominees Snapshot

Our Director nominees possess broad expertise, skills, experience, and perspectives that will facilitate effective oversight of the Company’s current and future global business and strategic initiatives, opportunities, and challenges, and strengthen and support senior management. As illustrated by the following chart, our slate of Director nominees consists of individuals with expertise in fields that align with the Company’s business and long-term strategy.

Board Skills and Qualifications (of 13 Director Nominees)	No. of Nominees*

CEO Leadership	8

Financial	6

Scientific / Technology	4

Healthcare Industry	7

Global Strategy & Operations	11

Marketing / Sales	4

Digital	7

Public Company Governance	12

Public Policy & Regulation	7

Talent Management	11

Capital Markets Experience	6

* See page 22 of this proxy statement under Nominee Skills Matrix for how these Board skills and qualifications are represented by each Director nominee individually.

Merck & Co., Inc. 2025 Proxy Statement

10	ç ç ç ç	Proxy Summary

Nominees for Director (Page 32)

The following provides summary information about each Director nominee. Each Director stands for election annually. Detailed information about each individual’s background, skillsets, and areas of expertise can be found beginning on page 33.

				Current Committee Memberships

				Audit	C&MD	Governance	Research
Director Nominee	Age	Director Since	Title
Douglas M. Baker, Jr.	66	2022	Founding Partner, E2SG Partners; Former Executive Chairman and Chief Executive Officer, Ecolab Inc.
Mary Ellen Coe	58	2019	Chief Business Officer, YouTube Inc.
Pamela J. Craig	68	2015	Former Chief Financial Officer, Accenture plc
Robert M. Davis Management	58	2021	Chairman, Chief Executive Officer and President, Merck & Co., Inc.
Thomas H. Glocer Lead Director	65	2007	Founder/Managing Partner, Angelic Ventures LP; Former Chief Executive Officer, Thomson Reuters Corporation
Surendralal L. Karsanbhai	55	2025	President and CEO, Emerson Electric Co.
Risa J. Lavizzo-Mourey, M.D.	70	2020	Professor Emerita, Robert Wood Johnson Foundation Population Health and Health Equity, University of Pennsylvania
Stephen L. Mayo, Ph.D.	63	2021	Bren Professor of Biology and Chemistry & Merkin Institute Professor, California Institute of Technology
Paul B. Rothman, M.D.	67	2015	Former Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and Former CEO, Johns Hopkins Medicine
Patricia F. Russo	72	1995	Former Chief Executive Officer and Director, Alcatel-Lucent
Christine E. Seidman, M.D.	72	2020	Thomas W. Smith Professor of Medicine and Genetics, Harvard Medical School, and Director, Cardiovascular Genetics Center, Brigham and Women’s Hospital
Inge G. Thulin	71	2018	Former Chairman of the Board, President and Chief Executive Officer, 3M Company
Kathy J. Warden	53	2020	Chair, Chief Executive Officer and President, Northrop Grumman Corporation
Number of Meetings in 2024				8	5	4	4

Committee Chair

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance	| | | |	11

The Board has the legal responsibility for overseeing the affairs of the Company and for the overall performance of the Company. The Board’s primary mission is to represent and protect the interests of our shareholders. To that end, the Board selects and oversees the senior management team, which is charged with conducting the Company’s daily business.

The Board has adopted corporate governance guidelines (the “Policies of the Board”) that, together with our Restated Certificate of Incorporation, By-Laws, and Board committee charters, form the governance framework for the Board and its committees. The Policies of the Board cover a wide range of subjects, including the philosophy and functions of the Board, the composition of the Board, the independent Lead Director’s responsibilities, categorical independence standards, Director qualifications, assessment of the Board, committee responsibilities, Director transition and retirement, service on other boards, Director compensation, Board refreshment, stock ownership guidelines, chairmanship of meetings, Director orientation and continuing education, incumbent Director resignation, and related person transactions. From time to time, the Board updates the Policies of the Board and Board committee charters in response to changing regulatory or legal requirements, evolving best practices, and the perspectives of our shareholders and other constituents.

Governance Materials

The following items relating to corporate governance at our Company are available on our website at

www.merck.com/company-overview/leadership/board-of-directors:

•	Restated Certificate of Incorporation

•	By-Laws

•	Policies of the Board — a statement of the Company’s corporate governance guidelines

•	Board Committee Charters

•	Code of Conduct — Our Values and Standards

Governance Highlights

We believe good corporate governance is essential to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of our Company and its many stakeholders. For this reason, we devote considerable time and resources to making sure that our policies reflect our values and business goals, we have an effective corporate governance structure, and we operate in an open, honest, and transparent way. In addition, we evaluate our practices against prevailing best practices as well as emerging and evolving topics identified in a variety of ways, including through shareholder engagement and corporate governance organizations.

Merck & Co., Inc. 2025 Proxy Statement

12	ç ç ç ç	Corporate Governance Board Leadership Structure

We highlight some significant aspects of our corporate governance practices below.

Independence

•  We have a strong independent Lead Director.

•  Our independent Directors convene regular executive sessions.

•  All four of our standing Board committees (Audit, C&MD, Governance, and Research) are comprised solely of independent Directors.

•  Twelve of our thirteen Director nominees are independent.

Accountability

•  Every Director stands for re-election every year.

•  Directors are elected by majority vote.

•  An incumbent director who does not receive a majority vote must tender his/her resignation, and the Governance Committee must promptly make a recommendation as to the tendered resignation. The Board must act on the Governance Committee’s recommendation within 90 days after certification of the vote and publicly disclose its decision and rationale.

Best practices

•  Our Board of Directors as a whole, and each Board committee, conducts a self-evaluation every year to, among other things, identify ways to enhance the overall effectiveness of the Board and its committees.

Transparency

•  We have strong control over our political spending and disclose corporate political activity and contributions in the U.S., Australia, Canada, Japan, and New Zealand.

•  We disclose aspects of our public policy engagement, including our key lobbying/advocacy issues.

•  We disclose philanthropic grants and charitable contributions in the U.S.

Board oversight

•  The full Board and each individual Board committee is responsible for overseeing risk.

•  The full Board oversees corporate strategy.

•  The Board actively engages in CEO succession planning.

Alignment with shareholder interests

•  Our officers and directors are prohibited from engaging in hedging, pledging, or short sale transactions involving the Company’s securities.

•  Executives and Directors must hold prescribed meaningful amounts of the Company’s common stock.

•  We have a robust shareholder engagement program.

•  We have a proxy access provision in our By-Laws under which shareholders who own 3% of our outstanding common stock for at least three years may nominate up to 20% of the members of our Board.

•  Holders of 15% of our shares may call a special meeting.

•  We do not have a shareholder rights plan (also known as a poison pill).

•  We do not have any supermajority voting provisions.

Compensation practices

•  We have conducted an annual say-on-pay advisory vote since 2011.

•  All incentive compensation paid to executives is subject to a clawback policy.

•  Our incentive compensation awards are designed to align pay with performance.

•  Our C&MD Committee uses an independent compensation consultant.

Operating Responsibly

•  We have a longstanding commitment to operating responsibly.

•  All of our employees must adhere to a robust Code of Conduct.

Board Leadership Structure

Currently, the Board is led by Robert M. Davis, who serves as the Chairman of the Board and CEO of our Company, and by Thomas H. Glocer, an independent Director, who serves as the Board’s Lead Director. The Board believes that the Company and our shareholders are best served by allowing the Board to exercise its judgment regarding the most appropriate leadership structure for the Company and the Board at a given time. The Board’s discretion should not be unduly constrained in advance because the most appropriate leadership structure at any given time will depend on a variety of factors, including the leadership, skills, and experience of each of the CEO, the independent Lead Director, and the other members of the Board, as well as the needs of the business and other factors. The independent Directors evaluate our Board leadership structure at least annually.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Lead Director	÷ ÷ ÷ ÷	13

As Chairman, Mr. Davis presides over meetings of the Board and shareholders, and he focuses on Board operations and governance matters. He serves as the liaison between the Board and management, working closely with the independent Lead Director. Mr. Davis is also in charge of the general supervision, direction, and control of the business and affairs of the Company subject to the Board’s overall oversight. The Board meets in executive session without Mr. Davis at each regular Board meeting. During these executive sessions led by Mr. Glocer as independent Lead Director, the Directors discuss topics such as the Board’s leadership structure, succession planning for the CEO and key management positions, and points of follow-up with management on strategic issues. The Board believes that having Mr. Davis serve as Chairman and CEO adds strategic and operational perspective to the Chairman role because he can draw on his detailed institutional knowledge of the Company and industry experience. At the same time, there is strong independent oversight with Mr. Glocer as independent Lead Director and four independent Board committees chaired by independent Directors. Mr. Glocer can communicate with Mr. Davis between meetings and act as a “sounding board” and advisor, and he is also vested with key duties and responsibilities as discussed below.

Lead Director

Appointed by the independent members of the Board of Directors, the position of Lead Director has a clear mandate and significant authority and responsibilities set forth in the Policies of the Board. These include:

Board Meetings and Executive Sessions	• The authority to call meetings of the independent members of the Board.
• Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent members of the Board.

Communicating with Management	• Serving as the principal liaison on Board-wide issues between the independent members of the Board and the Chairman and CEO.

Agendas	• Approving meeting agendas and information sent to the Board, including supporting material for meetings.

Meeting Schedules	• Approving meeting schedules to ensure there is sufficient time for discussion of all agenda items.

Communicating with Shareholders and Stakeholders	• Being available for consultation and direct communication with major shareholders, as appropriate.
• Serving as a liaison between the Board and shareholders on investor matters.

Board Performance Evaluation	• Leading the annual performance evaluation of the Board.

Chairman and CEO Performance Evaluations	• Leading the annual performance evaluation of the Chairman and CEO.

CEO Succession	• Leading the CEO succession planning process.

Each of the Board’s four standing committees is comprised solely of independent Directors. As further described below, each of these committees also plays an active role in the Board’s leadership structure. The independent chairs of these committees provide strong leadership to guide the important work of the Board. They work with the Company’s senior executives to ensure the committees are discussing key strategic risks and opportunities of the Company. The Board believes the Company and its shareholders are well-served by the current leadership structure for all the foregoing reasons.

Merck & Co., Inc. 2025 Proxy Statement

14	ç ç ç ç	Corporate Governance Board Meetings and Committees

Board Meetings and Committees

In 2024, the Board of Directors met six times. Under the Policies of the Board, Directors are expected to attend regular Board meetings, applicable Board committee meetings, and annual shareholder meetings.

The independent Directors of the Board met in 6 executive sessions in 2024. The Lead Director of the Board presided over the executive sessions. All 12 Directors nominated for election at the 2024 Annual Meeting of Shareholders attended the meeting.

All Directors attended at least 75% of the meetings of the Board and of the committees on which they served in 2024.

The Board of Directors has four standing committees, each of which is made up solely of independent Directors: Audit Committee; C&MD Committee; Governance Committee; and Research Committee. In addition, the Board from time to time establishes special purpose committees. All standing committees are governed by Board-approved charters, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/. The committees evaluate their performance and review their charters annually. Additional information about the committees is provided below. As a non-independent director, Mr. Davis is not a member of any Board committee but may participate in meetings at the request of the committees.

Audit Committee

Pamela J. Craig Chair

 Overview

The Audit Committee oversees our accounting and financial reporting processes, as well as our internal controls and audits, and consults with management, the internal auditors, and the independent auditors on, among other items, matters related to the annual audit, the published financial statements, and the accounting principles applied. The Audit Committee has established policies and procedures for the pre-approval of all services provided by the independent auditors (as described on page 85 of this proxy statement) and for the approval of the annual internal audit plan as executed by the internal audit organization.

The Audit Committee’s Report is included on page 85 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Oversee the Company’s accounting and financial reporting processes, internal controls, and audits;

•   Appoint, evaluate and retain, and maintain direct responsibility for the compensation, termination, and oversight of the Company’s independent auditors, including evaluating their qualification, performance, and independence;

•   Oversee the Company’s compliance with legal and regulatory requirements, including monitoring compliance with the Foreign Corrupt Practices Act and the Company’s policies on ethical business practices and reporting on these items to the Board;

•   Establish procedures for the receipt, retention, and treatment, on a confidential basis, of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

•   Oversee the Enterprise Risk Management process;

•   Regularly meet with the Chief Information Officer regarding the Company’s information technology and have primary responsibility for Board oversight of the Company’s cybersecurity risk management program; and

•   Review any significant issues concerning litigation and contingencies with management, counsel, and the independent public accountants.

Other Members Douglas M. Baker, Jr. Surendralal L. Karsanbhai(1) Stephen L. Mayo, Ph.D. Paul B. Rothman, M.D. Christine E. Seidman, M.D.

Number of Meetings in 2024: 8

Financial Experts on Audit Committee

The Board has determined that each of Mr. Baker, Ms. Craig and Mr. Karsanbhai is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by NYSE Corporate Governance Listing Standards.

(1) Mr. Karsanbhai joined the Board of Directors as of January 1, 2025.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Board Meetings and Committees	÷ ÷ ÷ ÷	15

Compensation and Management Development Committee

Patricia F. Russo Chair

 Overview

The C&MD Committee annually reviews and approves corporate goals and objectives relevant to the compensation opportunity for the Company’s executive officers, including the CEO; evaluates their performance against these goals and objectives; and, based on this evaluation, sets their target TDC and determines payouts under our variable compensation plans. The details of the processes and procedures involved are described in the CD&A section of this proxy statement beginning on page 43. The independent members of the full Board ultimately make the final compensation decisions for the CEO.

The C&MD Committee Report is included on page 60 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Establish and maintain a competitive portfolio of fair and equitable compensation and benefits policies, practices and programs designed to attract, engage, and retain a workforce that helps the Company achieve immediate and long-term success;

•   Discharge the Board’s responsibilities for compensating our officers;

•   Oversee/monitor

–  The competence and qualifications of our executive officers,

–  Officer succession,

–  The soundness of the organizational structure,

–  The Company’s programs, policies and practices related to its management of human capital resources, and provide input on the same, and

–  Other related matters necessary to ensure the effective management of the business; and

•   Review the CD&A for inclusion in our proxy statement.

Other Members Mary Ellen Coe Thomas H. Glocer Risa J. Lavizzo-Mourey, M.D. Inge G. Thulin Kathy J. Warden(1)

Number of Meetings in 2024: 5

C&MD Committee Interlocks and Insider Participation There were no C&MD Committee interlocks or insider (employee) participation during 2024.

(1) Ms. Warden was appointed to the C&MD Committee as of January 1, 2025. She previously served on the Audit Committee.

Governance Committee

Thomas H. Glocer Chair | Lead Director

 Overview

The Governance Committee oversees the Company’s corporate governance, including the practices, policies, and procedures of the Board and its committees. Further, the Governance Committee annually reviews the size, structure, and needs of the Board and its committees; reviews possible candidates for the Board; and recommends Director nominees to the Board for approval. The details of the review process and assessment of candidates are described under “Board Succession Planning, Criteria for Board Membership, and Director Nomination Process” beginning on page 21 of this proxy statement.

 The Primary Functions of this Committee are to:

•   Coordinate an annual evaluation of Board performance, and review Board compensation, related person transactions, and Director and Officer indemnity and fiduciary liability insurance coverage for the Company’s officers and non-employee Directors;

•   Oversee the Board’s Incumbent Director Resignation Policy;

•   Review the Company’s Good Manufacturing Practice compliance, including with respect to internal and external manufacturing as well as internal and external audits, worker safety practices, and privacy policies and practices;

•   Review social, political, and economic trends that affect our business, the positions, and strategies we pursue to influence public policy, and corporate responsibility initiatives with significant financial and/or reputational impact, as appropriate; and

•   Monitor and evaluate the Company’s corporate responsibility programs and activities, including the support of charitable, political, and educational organizations, and political candidates and causes;

•   Review the Company’s environmental sustainability practices, its supply chain manufacturing strategy and governance, as well as its third-party sourcing programs; and

•   Ensure that applicable sustainability matters are subject to review by Board committees with relevant areas of competency.

Other Members Pamela J. Craig Surendralal L. Karsanbhai(1) Patricia F. Russo Inge G. Thulin Kathy J. Warden

Number of Meetings in 2024: 4

(1) Mr. Karsanbhai joined the Board of Directors as of January 1, 2025.

Merck & Co., Inc. 2025 Proxy Statement

16	ç ç ç ç	Corporate Governance Board’s Role in Strategic Planning

Research Committee

Paul B. Rothman, M.D. Chair

 Overview

The Research Committee oversees the overall strategy, direction, and effectiveness of the Company’s operations for the research and development of pharmaceutical products and vaccines. As part of this oversight, the Research Committee focuses on a variety of areas, including drug and vaccine discovery, licensing and development strategies, decision-making procedures, and outcomes, as well as processes and procedures for identifying, evaluating, and capitalizing on cutting edge scientific developments and advancements and enabling technologies.

 The Primary Functions of this Committee are to:

•   Identify areas and activities that are critical to the success of our product and vaccine discovery, development, and licensing efforts, and evaluate the effectiveness of our strategies and operations in those areas;

•   Keep the Board apprised of this evaluation process and findings and make appropriate recommendations to the President of Merck Research Laboratories and to the Board on modifications of strategies and operations; and

•   Assist the Board in its oversight responsibilities to ensure compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.

Other Members Douglas M. Baker, Jr.(1) Mary Ellen Coe Risa J. Lavizzo-Mourey, M.D. Stephen L. Mayo, Ph.D. Christine E. Seidman, M.D.

Number of Meetings in 2024: 4

(1) Mr. Baker was appointed to the Research Committee as of January 1, 2025. He previously served on the Governance Committee.

Board’s Role in Strategic Planning

The Board — acting both as a whole and through its four standing committees — is fully engaged and involved in the Company’s strategic planning process. All of our Directors have an obligation to keep informed about the Company’s business and strategies, so they can provide guidance to management in formulating and developing plans and exercise their decision-making authority on matters of importance to the Company.

The Board’s oversight and guidance are inextricably linked to the development and review of the Company’s strategic plan. By exercising sound and independent business judgment on the strategic issues that are important to the Company’s business, the Board facilitates the Company’s long-term success.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Board’s Role in Strategic Planning	÷ ÷ ÷ ÷	17

Our Strategic Planning Cycle

Merck & Co., Inc. 2025 Proxy Statement

18	ç ç ç ç	Corporate Governance Risk Oversight

Risk Oversight

Overseeing risk is an important component of the Board’s engagement on strategic planning. The Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. A summary of this risk oversight approach follows:

Board of Directors Oversees risk through Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees.

Audit Committee

Responsibility for reviewing the ERM process to ensure it is robust and functioning effectively.

Primary responsibility for Board oversight of the Company’s cybersecurity risk management program.

Oversees risk relating to finance, business integrity, and internal controls over financial reporting through its interactions with the Chief Financial Officer, Chief Ethics and Compliance Officer, Controller, and the head of internal audit.

Compensation and Management Development Committee

Evaluates relationships between risk and reward as it relates to our executive compensation program.

When setting incentive plan targets each year, the C&MD Committee is aware of the risk associated with drug pricing, among other things, and ensures our plans do not incentivize risky behavior in order to meet targets.

Oversees the Company’s programs, policies, and practices related to its management of human capital resources.

Management Identification, assessment and management of risk through Company-wide ERM process.

Governance Committee

Oversees the Company’s corporate governance, including the practices, policies and procedures of the Board and its committees, considers the size, structure, and needs of the Board, reviews possible candidates for the Board, and recommends Director nominees to the Board for approval.

Plays a role in compliance oversight, including in the areas of manufacturing quality, privacy, and worker safety.

Assists the Board in its oversight of sustainability matters and strategy.

Research Committee Oversees overall strategy, direction, and effectiveness of the Company’s research and development operations.

The ERM process allows for full Board oversight of the most significant risks facing the Company and was established to ensure a complete Company-wide approach to evaluating risk over six distinct but overlapping risk areas:

Responsibility and Reputation	Risks that may impact the well-being of the Company, its employees, customers, patients, communities, or reputation

Strategy	Macro risks that may impact our ability to achieve long-term business objectives

Operations	Risks in operations and cybersecurity that may impact our ability to achieve business objectives

Compliance	Risks related to compliance with laws, regulations, and Company values, ethics, and policies

Reporting	Risks to maintaining accurate financial statements and timely, complete financial disclosures

Safety	Risks to employee, patient, or community health and safety

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Risk Oversight	÷ ÷ ÷ ÷	19

Our ERM process seeks to identify emerging risks and address them appropriately to limit negative consequences to the Company and the data it maintains. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk, and to monitor risk and agreed-upon mitigating action. Furthermore, if a risk transforms into an incident, the ERM process ensures that effective response and business continuity plans are in place. If the ERM process identifies a material risk, it will be elevated through the CEO and the Executive Team to the full Board for consideration. Through the ERM process, each Board committee oversees specific areas of risk relevant to the committee through direct interactions with the CEO, members of the Company’s Executive Team, and the heads of business divisions, compliance, and corporate functions. A committee may address risks directly with management or, where appropriate, may elevate a risk for consideration by the full Board or another Board committee. The Board committees also oversee risk based on their specific areas of competency. Additional detail with respect to certain key areas of oversight are provided below.

Cybersecurity and Privacy

As discussed in more detail in the 2024 10-K, the Company’s cybersecurity measures are primarily focused on ensuring the security and protection of its information technology systems and data. The Audit Committee and the Board receive periodic reports that include updates on the Company’s cybersecurity risks and threats, the status of projects intended to strengthen its information security systems, assessments of the information security program (including remediation, mitigation, and management of identified vulnerabilities), and the emerging threat landscape. The Company’s information security program is regularly evaluated by internal auditors and external consultants and auditors with the results of those reviews reported to senior management and the Audit Committee.

We have also developed and continually evolve our Global Privacy Program to promote organizational accountability for privacy, data governance, and data protection across our business and with our collaborative partners and suppliers. The program helps us uphold our commitment to data security and privacy, including maintaining 100% compliance to regulatory requirements for active incident monitoring, risk/harm analysis, and on-time notification of data breaches. Our commitment applies not only to our Company’s information, but also to the information entrusted to us by others. We were the first company in the world to obtain regulatory certification in the European Union for Binding Corporate Rules based in part on our existing Asia Pacific Economic Cooperation Cross Border Privacy Rules certification.

We are aware that we must continuously evolve our controls to address new threats, adhere to changing laws and standards, and reduce the risk associated with the introduction of new, innovative technology. While everyone at the Company plays a part in information security, cybersecurity, and data privacy, oversight responsibility is shared by the Board, its committees, and management.

Responsible Party	Oversight Area for Cybersecurity and Privacy Matters

Board	Participates in regular reviews and discussions dedicated to the Company’s risks related to the protection of our data and systems, including cybersecurity and privacy.

Audit Committee

Primary responsibility for Board oversight of the Company’s cybersecurity risk management program. The Audit Committee provides feedback on the Company’s framework for assessing, prioritizing, and mitigating cybersecurity risk and receives periodic updates based on this framework, including from third-party and internal audit assessments.

Governance Committee	Responsible for oversight in the area of privacy and receives periodic updates regarding the Company’s Global Privacy Program.

Management

Responsible for implementing and managing the Company’s framework for assessing, prioritizing, and mitigating cybersecurity risk. A Chief Information Security Officer manages the Company’s Information Security Program with a group responsible for leading enterprise-wide cybersecurity risk management, strategy, policy, standards, architecture, and processes. Manages the Company’s Global Privacy Program. Responds to incidents and issues in a timely manner. Provides periodic updates to the Board and or its committees, as applicable.

Merck & Co., Inc. 2025 Proxy Statement

20	ç ç ç ç	Corporate Governance Risk Oversight

Sustainability

The Board of Directors and its Committees are responsible and accountable for overseeing the Company’s sustainability matters, and management is responsible for reviewing, refining, and implementing the long-term sustainability strategy and for updating the Board and its Committees.

Responsible Party	Key Oversight Areas

Board	The Board, as a whole and through its Committees, has responsibility for overseeing the Company’s strategy for sustainability-related matters.

Governance Committee

This Committee monitors and assists the Board in overseeing the Company’s strategy for sustainability-related matters, including ensuring review by Board committees with relevant areas of competency. This Committee also reviews the Company’s sustainability strategy, including our approach to access to health, environmental sustainability practices, and political engagement.

C&MD Committee

This Committee assists the Board with its oversight of human capital management, including the Company’s programs, policies, and practices related to talent management, culture, and collaboration. This Committee also oversees the Company’s efforts to link sustainability to compensation.

Audit Committee	This Committee monitors compliance with the Company’s policies on ethical business practices and oversees any sustainability bonds the Company may issue.

Research Committee	This Committee monitors compliance with the highest standards of scientific integrity in the conduct of the Company’s research and development.

Management

Our Executive Team and senior management are responsible for reviewing, refining, and implementing our Company’s long-term sustainability strategy. Cross-functional groups direct the day-to-day supervision for sustainability efforts. For example, the Strategic Policy & Sustainability Council ensures that the Company is managing effectively in the evolving regulatory landscape, and the Environmental Health & Safety Council oversees the Company’s environmental sustainability strategy, policy, and risk management controls.

For more information about our approach to sustainability, please visit our 2023/2024 Impact Report at

https://www.merck.com/company-overview/sustainability/.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Board Succession Planning, Criteria for Board Membership, and Director Nomination Process	÷ ÷ ÷ ÷	21

Board Succession Planning, Criteria for Board Membership, and Director Nomination Process

In Board succession planning, the Governance Committee and the Board consider, among other things, the needs of the Board and the Company in light of the overall composition of the Board, with a view toward achieving a balance of the skills, experience and perspectives that are essential to the Board’s oversight role. The Board is deliberate in its evaluation and planning to ensure that the Board can provide effective oversight as the opportunities and challenges facing the Company evolve. The Board also strives to ensure an appropriate mix of tenure on the Board and being balanced with both experienced and newer directors. Such considerations have resulted in the election of six new independent Board members since 2020. The Board also has a policy set forth in the Policies of the Board that Directors may not be nominated for re-election to the Board after they reach the age of 75. The Board believes that, in addition to its ongoing review of the overall composition of the Board, this policy promotes regular refreshment of the Board and is considered as part of overall succession planning.

The Governance Committee is responsible for screening and nominating director candidates to be considered for election by the Board. As part of this process, the Governance Committee considers the composition of the Board at the time. The Governance Committee evaluates prospective nominees identified on its own initiative as well as candidates recommended by other Board members, management, shareholders, or search consultants.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider recommendations for Director candidates made by shareholders and will evaluate those individuals using the same criteria applied to other candidates. Shareholder recommendations must be sent to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A., and must include detailed background information regarding the recommended candidate that demonstrates how that candidate meets the Board membership criteria.

Candidates are evaluated initially based on materials submitted by them or on their behalf. If a proposed or recommended candidate continues to be of interest to the Governance Committee, we obtain additional information through inquiries to various sources and, if warranted, interviews.

Individual Experience, Qualifications, Attributes, and Skills

In its regular discussions regarding Board composition — and especially in conjunction with the annual Board and committee evaluations — the Governance Committee works with the Board to determine the appropriate mix of professional experience, expertise, educational background and other qualifications that are particularly desirable in light of our current and future business strategies. The Governance Committee uses this input in its planning and Director search process.

To be considered for membership on the Board, a candidate must meet the following minimum criteria:

•	be of proven integrity with a record of substantial achievement in an area of relevance to the Company;

•	have demonstrated ability and sound judgment that usually will be based on broad experience;

•	be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, Board committee meetings, and annual shareholder meetings;

•	possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and

•	be committed to building sound, long-term Company growth.

In addition to these criteria, the following matrix highlights the mix of key skills and qualifications the Board considers for future candidates. These attributes are amply represented by our current Director nominees. Additional biographical information on each nominee is set out starting on page 33.

Merck & Co., Inc. 2025 Proxy Statement

22	ç ç ç ç	Corporate Governance Nominee Skills Matrix

The following biographical disclosures include information regarding nominees for election at the 2025 Annual Meeting only.

Nominee Skills Matrix

Skills and Experience of our 2024 Director Nominees

CEO Leadership Experience serving as a chief executive officer at a publicly traded or private organization	●			●	●	●			●	●		●	●

Financial Experience or expertise in financial accounting and reporting processes or the financial management of a major organization	●		●	●		●				●			●

Scientific / Technology Scientific or technological degree or work experience in a scientific or technological field								●	●		●		●

Healthcare Industry Experience with complex issues within the healthcare industry	●			●			●	●	●		●	●

Global Strategy & Operations Leadership experience overseeing and/or driving strategic direction and growth of an organization globally	●	●	●	●	●	●			●	●	●	●	●

Marketing / Sales Experience in marketing, advertising, social media and consumer insight functions, including product development and brand building	●	●		●	●

Digital Experience or expertise in information technology (including cybersecurity and data privacy) or the use of digital media to facilitate business objectives		●	●		●			●	●	●			●

Public Company Governance Experience as a board member of another publicly-traded company	●	●	●	●	●	●	●	●	●	●		●	●

Public Policy & Regulation Experience with public policy and regulation in the healthcare industry or other highly- regulated industries		●		●	●		●		●			●	●

Talent Management Experience in executive recruiting, succession planning and talent management, including retaining key talent and driving employee engagement	●	●	●	●	●	●			●	●	●	●	●

Capital Markets Experience Experience in corporate lending or borrowing, capital market transactions, significant mergers or acquisitions, private equity or investment banking	●			●	●	●				●		●

Certain Demographic Information

Independence (92% independent)	●	●	●		●	●	●	●	●	●	●	●	●

Tenure (years) (average ~8)	3	6	10	4	18	<1	5	4	10	30	5	7	5

Age (average 65)	66	58	68	58	65	55	70	63	67	72	72	71	53

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Management Succession Planning	÷ ÷ ÷ ÷	23

Management Succession Planning

Succession planning and talent development are important at all levels within the Company. The Board regularly reviews short- and long-term succession plans for the CEO and other executive officers. In assessing possible CEO candidates, the independent Directors identify the skills, experience, and attributes they believe are required for an effective CEO in light of the Company’s global business strategies, opportunities, and challenges. More broadly, the Board engages with the Company’s leadership team on matters of talent and culture, including around the development of the Company’s talent pipeline and supporting the Company’s strategy across the enterprise. The Board’s succession planning activities are strategic, long-term, and supported by the Board’s committees and external consultants, as needed, and Directors have substantial opportunities to engage with possible succession candidates.

Annual Board Evaluation

The Board conducts an evaluation of its performance and effectiveness, as well as that of its four standing committees, on an annual basis. The purpose of the evaluation is to identify ways to enhance the overall effectiveness of the Board and its committees, track progress in certain areas targeted for improvement, and provide opportunities to discuss other important topics. Among other topics, each Director provides feedback on the following topics that the full Board then considers:

•	the Board’s effectiveness in evaluating and monitoring the Company’s strategy and risks;

•	whether the Board has the right mix of skills, experiences, and attributes in light of the current issues facing the Company and its strategy for the future;

•	whether the Board’s leadership structure remains appropriate and effective, including with respect to Board Committees and Committee Chairs;

•	the contributions of such Director and the contributions of other Directors; and

•	whether there is adequate time to raise questions, and make comments, both during and between Board meetings.

In addition, each Committee member evaluates their respective Committees, including with respect to leadership, composition, and functioning. The independent Lead Director leads the evaluation process. In 2024, the evaluation was conducted in 3 phases, and led to refinements to meeting agendas, streamlining of materials, and identification of priority agenda topics for the Board to address in 2025.

Merck & Co., Inc. 2025 Proxy Statement

24	ç ç ç ç	Corporate Governance Shareholder Engagement and Feedback

Shareholder Engagement and Feedback

The Company regularly communicates with shareholders to better understand their perspectives and has established a shareholder engagement program that is proactive and cross-functional. Throughout the year, members of Investor Relations, the Office of the Secretary, Human Resources, and the Sustainability Function, as well as other subject-matter experts within the Company, engage with our shareholders to remain well-informed regarding their perspectives on current issues and to address any questions or concerns. These teams serve as liaisons between shareholders, members of senior management, and the Board. We also regularly seek to take advantage of other engagement opportunities and events.

In addition, we conduct a formal shareholder outreach program twice a year focused on governance, executive compensation, and sustainability. We believe it is most productive to discuss these matters well in advance of the Company’s Annual Meeting of Shareholders to enable management and the Board to gather information about shareholder perspectives and make educated and deliberate decisions that are balanced and appropriate for the Company’s diverse shareholder base and in the Company’s best interests. Given our large shareholder base, we concentrate our formal outreach efforts on those of our largest 50 shareholders, who have stewardship teams involved in proxy voting. Our largest 50 shareholders represented approximately 53% of our ownership as of December 31, 2024, based on filings made by our shareholders with the SEC on or before March 6, 2025.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Shareholder Communications with the Board	÷ ÷ ÷ ÷	25

In 2024, specifically, we followed this process and held discussions with a number of our shareholders in the spring before the Annual Meeting of Shareholders that year and once again in late fall. Our independent Lead Director, who is also Chair of the Governance Committee, participated in substantive engagements with some of the Company’s shareholders.

Topics Discussed with Shareholders during 2024
• Company strategy • Board leadership, composition, refreshment, and tenure • Board evaluation process • Management succession • Human capital management and company culture	• Capital allocation • Policy environment • Risk oversight • Cybersecurity • Executive compensation programs • Sustainability reporting and goals and the Company’s focus areas	• Shareholder proposals • Global access to our Company’s products • Lobbying expenditures • Animal Health • Company culture • Reputation

Proxy Access

After engaging with a number of our largest shareholders, our Board proactively amended our By-Laws in 2015 to give shareholders a right to proxy access for Director nominations. Our By-Laws allow a shareholder (or a group of no more than twenty shareholders) who has maintained continuous qualifying ownership of at least 3% of the Company’s outstanding common stock for at least three years to include Director nominees constituting up to 20% of the Board in the Company’s proxy materials for an annual meeting of shareholders. Our By-Laws, which prescribe additional requirements for proxy access, are available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Shareholder Communications with the Board

The Board of Directors welcomes input from shareholders and other interested parties and has established a process to receive these communications. Shareholders and interested parties may communicate directly with the Board, the independent Lead Director, the non-management or independent Directors as a group or other members of the Board by emailing office.secretary@merck.com, or by writing to the following address: Board of Directors, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

In order to manage efficiently the volume of correspondence received, communications will be reviewed by the Office of the Secretary for the purpose of determining whether the contents are appropriate for submission to the entire Board, the Chairman, the independent Lead Director, or the Chair of a particular committee. The Office of the Secretary will not transmit:

•	communications that advocate that the Company engage in illegal activity;

•	communications that, under community standards, contain offensive, or abusive content;

•	communications that have no relevance to the role of the Board or to the business of the Company;

•	resumes or other job-related inquiries; and

•	mass mailings, solicitations, and advertisements.

Comments or questions regarding the nomination of Directors and other corporate governance matters will be referred to the Chair of the Governance Committee. Comments or questions regarding executive compensation will be referred to the Chair of the C&MD Committee.

In addition, the Audit Committee has established procedures for the receipt, retention, and treatment, on a confidential basis, of complaints regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described in the Company Code of Conduct — Our Values and Standards.

The Company Code of Conduct is available on our website at

www.merck.com/company-overview/culture-and-values/code-of-conduct/values-and-standards/ .

Merck & Co., Inc. 2025 Proxy Statement

26	ç ç ç ç	Corporate Governance Sustainability Is Aligned With and Supports Our Company’s Strategy

Sustainability Is Aligned With and Supports Our Company’s Strategy

Our Company

For well over a century, operating responsibly has been a hallmark of our identity as we pursue our purpose of using the power of leading-edge science to save and improve lives. This commitment is integral to our Company’s strategy and underscores our pledge to foster a safe, sustainable, and healthy future for communities worldwide. We have a long history of reporting on our sustainability progress and performance, establishing a strong reputation for transparency within our industry and building trust with our shareholders.

Every day, we are working to ensure that the sustainability-related aspects of our business are aligned with and support our Company strategy. This involves improving access to health in communities traditionally lacking access to care, building out our integrated data solutions, and innovating with new initiatives to unlock business value. By striving to integrate sustainability at every level of our operations, we are bringing value to our business and shareholders, as well as creating opportunities to serve patients, customers, employees, and society.

Our Sustainability Focus Areas Support our Company’s Overarching Purpose

We have four sustainability focus areas: Access to Health, Employees, Environmental Sustainability, and Ethics & Values. They support our overarching purpose with goals to guide our work, governance structures to provide oversight and accountability, compensation incentives to motivate and inspire employees, and a commitment to transparent and meaningful communications.

Continuing to address these strategic focus areas is critical to improving the health and well-being of people and animals worldwide.

For more information on our sustainability strategy and goals, please see our annual Impact Report on our corporate website at https://www.merck.com/company-overview/sustainability/.

For more information on how sustainability is integrated into our Company Scorecard, please see page 53.

As expectations for our Company and industry continue to evolve, we will continue to review our focus areas so that we can meet the needs of the patients we serve, shareholders, customers, and other stakeholders.

A Focus on Access to Health

As a research-intensive biopharmaceutical company, expanding access to health is central to our purpose to save and improve lives. Our approach to expanding access is enterprise-wide, focused on discovering, developing, and delivering innovative medicines and vaccines in a responsible and sustainable manner. For more information on our Access to Health Guiding Principles, please visit the Sustainability Resources page on our corporate website at

https://www.merck.com/company-overview/sustainability/sustainability-resources/.

In 2024, we reached nearly half a billion people with our medicines and vaccines through commercial channels, clinical trials, voluntary licensing, and product donations.

How We Enable Access to Our Innovative Medicines and Vaccines

We are dedicated, in collaboration with many partners in the health care sector, to expanding sustainable access to our innovative products. Our teams are focused on accelerating access by enhancing our capabilities and creating new routes to patients by building health care capacity, improving care-delivery channels, and fostering sustainable financing. We collaborate with hospitals and health care networks to optimize patient cancer journeys through data-driven approaches, and we work with financial institutions and payers to expand funding options that alleviate high out-of-pocket costs for critical illnesses.

As part of our ethos, we prioritize not only the donation of our commercially available medicines when market solutions are insufficient, but we also actively engage in initiatives like the Mectizan Donation Program. Through these programs, we produce medicines specifically for the benefit of human health, even when they are not commercially viable. This commitment underscores our dedication to enabling access to vital health care resources for those in need.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Political Contributions and Lobbying Expenditure Oversight and Disclosure	÷ ÷ ÷ ÷	27

Access Planning in R&D

We evaluate the potential of our pipeline candidates to address medical needs and significant public health challenges early in clinical studies. When a candidate has potential for significant public health impact, particularly in underserved settings and Low- and Middle-Income Countries (LMICs), our product development teams plan ways to provide access for the future.

Insights from this process inform our product development and delivery approaches. Our objective is to expand the availability of our medicines and vaccines to as many individuals as possible in an economically sustainable manner. Once approved, we endeavor to ensure that our products are available in every country where we have conducted clinical trials.

Political Contributions and Lobbying Expenditure Oversight and Disclosure

Our Company is committed to participating constructively and responsibly in the political process and to providing clarifying analysis and information regarding the issues that affect our business and patient care. Our participation in the political process is guided by the following principles: improving patient access to healthcare, including access to medicines and vaccines, improving access to animal health products, and encouraging innovation. The Company’s public policy positions are determined by senior management with oversight by the Governance Committee. Our political contributions are made in accordance with all applicable laws and Company policies and procedures and are overseen by senior management. The Governance Committee monitors all such contributions, and the full Board receives a bi-annual report.

In addition, the Company publicly discloses and regularly updates information regarding its public policy positions and advocacy expenditures on our website at www.merck.com/company-overview/sustainability/transparency-disclosures/. This information includes the Company’s contributions, categorized by state, candidate, and amount, for our corporate political and political action committee contributions in the U.S., Australia, Canada, Japan, and New Zealand. In addition, a list of U.S. industry and trade groups in which we are members where our dues are greater than $25,000 and the amount of our dues spent by these groups on lobbying and political activities in the U.S. is available on our website at https://www.merck.com/wp-content/uploads/sites/124/2024/04/2023_Trade_Association_Dues.pdf.

Independence of Directors

The Policies of the Board require that a substantial majority of our Directors be independent. In making independence determinations, the Board observes all relevant criteria established by the U.S. Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (the “NYSE”), as well as categorical independence standards set forth in the Policies of the Board. The Board considers all relevant facts and circumstances in making an independence determination.

To be considered independent, an outside director must meet the bright line independence tests established by the NYSE, and the Board must affirmatively determine that the director has no direct or indirect material relationship with the Company.

The Board also rigorously considers all relevant heightened independence requirements for members of the Audit Committee and the C&MD Committee. The Governance Committee reviews the Board’s approach to determining director independence periodically and recommends changes, as appropriate, for consideration and approval by the full Board.

Independence Determinations

In accordance with the NYSE Corporate Governance Listing Standards and the categorical standards reflected in the Policies of the Board, the Board reviewed relationships between the Company and each Director. As a result of that review, the Board has determined that, with the exception of Robert M. Davis, our Chairman and CEO, each Director has only immaterial relationships with the Company, and accordingly, each is independent under these standards. The Board also has determined that each member of the Audit Committee, the C&MD Committee, and the Governance Committee is independent within the meaning of the NYSE Corporate Governance Listing Standards and the rules of the SEC.

Merck & Co., Inc. 2025 Proxy Statement

28	ç ç ç ç	Corporate Governance Related Person Transactions

In making these determinations, the Board considered relationships that exist between the Company and other organizations where Directors serve, as well as the fact that in the ordinary course of business, transactions may occur between such organizations and the Company or one of our subsidiaries. The Board also evaluated whether there were any other facts or circumstances that might impair a Director’s independence.

Dr. Seidman and Dr. Lavizzo-Mourey are employed at or affiliated with medical or academic institutions with which the Company engages in purchase and/or sale transactions in the ordinary course of business. Mr. Karsanbhai is employed by Emerson Electric Co., and the Company engages in routine business transactions with Emerson Electric Co. The Board reviewed transactions with each of these entities and determined that the applicable individual Director had no role with respect to the Company’s decision to make any of the purchases or sales, and the aggregate amounts in each case were less than 2% of the consolidated gross revenues of the other organization and the Company.

Related Person Transactions

Related Person Transaction Policy

The Board has adopted a written Related Person Transaction Policy (the “Policy”) that is incorporated into the Policies of the Board and administered by the Governance Committee. The Policy governs the review and approval of any transactions involving amounts exceeding $120,000 to which the Company or a subsidiary is a party and in which a “related person” has a direct or indirect material interest. A “related person” is any Director, Director nominee, executive officer, or holder of more than 5% of any outstanding class of the Company’s voting securities, as well as immediate family members or certain affiliated entities of any of the foregoing persons.

Pursuant to the Policy, management determines whether a transaction requires review by the Governance Committee, in which case the transaction, along with all material information, will be disclosed to the Governance Committee for review, approval, ratification, or termination. In the event a related person transaction is approved by the Governance Committee, such transaction will be subject to ongoing monitoring to ensure that the transaction remains fair and reasonable to the Company. For additional information, the full Policy is available on the Company’s website at www.merck.com/company-overview/leadership/board-of-directors/ in the Policies of the Board.

Certain Related Person Transactions

Each Director and executive officer of the Company annually, and each Director nominee before such nominee’s nomination, completes and submits to the Company a Director & Officer (“D&O”) Questionnaire. The D&O Questionnaire requests, among other things, information regarding whether any Director, Director nominee, executive officer, or their immediate family members had an interest in any transaction or proposed transaction with the Company or its subsidiaries or has a relationship with a company that has entered or proposes to enter into such a transaction.

After review of the D&O Questionnaires by the Office of the Secretary, the responses are collected, summarized, and distributed to responsible areas within the Company to identify any potential transactions. All relevant relationships and any transactions, along with payables and receivables, are compiled for each person and affiliation. Management submits a report of the affiliations, relationships, transactions, and appropriate supplemental information to the Governance Committee for its review. Based on this information for 2024, the Governance Committee has determined that no transactions require disclosure under Item 404(a) of SEC Regulation S-K.

Merck & Co., Inc. 2025 Proxy Statement

Corporate Governance Compensation Consultants	÷ ÷ ÷ ÷	29

Compensation Consultants

Role of Compensation Consultants

The C&MD Committee retains the services of a compensation consultant to serve as an objective third-party advisor on the reasonableness of compensation levels and on the appropriateness of the compensation program structure in supporting our business strategy and human resource objectives. The C&MD Committee has retained FW Cook as its compensation consultant. In addition, the Governance Committee has retained, and may in the future, retain FW Cook to assist with a review of the Directors’ compensation program.

Independence of the Compensation Consultant

Since retaining FW Cook as its compensation consultant in 2008, the C&MD Committee has annually reviewed the services provided by FW Cook and has concluded that FW Cook is independent in providing executive compensation consulting services. The C&MD Committee evaluated its relationship with FW Cook in 2024 and determined that FW Cook’s work for the C&MD Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank Act and by the SEC and the NYSE. In making this determination, the C&MD Committee reviewed information provided by FW Cook on the following factors:

•	the provision of other services to the Company by FW Cook;

•	the fees received from the Company by FW Cook as a percentage of the total revenue of FW Cook;

•	the policies and procedures of FW Cook that are designed to prevent conflicts of interest;

•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee of FW Cook and a member of the C&MD Committee;
•	any business or personal relationship between any member of FW Cook’s consulting team advising the C&MD Committee or any other employee at FW Cook and an executive officer of the Company; and

•	any stock of the Company owned by any member of FW Cook’s consulting team advising the C&MD Committee or their immediate family members.

In particular, the C&MD Committee noted that (i) FW Cook provided no other services to the Company; and (ii) FW Cook’s work is performed directly on behalf of the Board working in cooperation with management, to assist both the C&MD Committee and the Governance Committee, as applicable, with executing their respective responsibilities.

Services Performed During 2024

During 2024, FW Cook supported the C&MD Committee in the following areas:

•	competitive market data with respect to the compensation of the CEO and other senior executive compensation;

•	guidance and analysis on executive compensation plan design, market trends, regulatory developments, and best practices;

•	design and setting of performance goals in the variable incentive plans;

•	target TDC and payouts under the Executive Incentive Plan for the CEO;

•	preparation of public filings related to executive compensation, including the CD&A, CEO pay ratio, Pay versus Performance disclosure, and the accompanying tables and footnotes; and

•	LTI plan utilization.

Since 2010, management has retained Pay Governance LLC to provide consulting services on an as-needed basis. In November 2024, Pay Governance performed a biennial risk assessment of our compensation programs. The report was reviewed by FW Cook and presented to the C&MD Committee. The assessment indicated that our compensation programs do not create incentives for excessive risk-taking and include meaningful safeguards to mitigate compensation program risk.

Merck & Co., Inc. 2025 Proxy Statement

30	ç ç ç ç

Stock Ownership Information

Stock Ownership of Directors and Officers

The table below reflects the number of shares of the Company’s common stock beneficially owned by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation table; and (c) all Directors and executive officers as a group. These numbers are rounded to the nearest whole share. As of March 3, 2025, 2,521,758,443 shares of Company common stock were issued and outstanding. Unless otherwise noted, the information is stated as of March 3, 2025, and the beneficial owners exercise sole voting and/or investment power over their shares. In addition, unless otherwise indicated, the address for each person named below is c/o Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, NJ, 07065, U.S.A.

As of March 3, 2025, each Director and executive officer listed below and all Directors and executive officers as a group beneficially owned less than 1% of the Company’s outstanding shares of common stock.

	Company Common Stock
Name of Beneficial Owner	Shares Beneficially Owned(1)	Phantom Stock Units(2)	Total

Robert M. Davis	1,014,641	0	1,014,641

Douglas M. Baker, Jr.	16,000	6,416	22,416

Mary Ellen Coe	10	24,234	24,244

Pamela J. Craig	1,715	28,840	30,555

Thomas H. Glocer	5,100	99,036	104,136

Surendralal L. Karsanbhai	1	553	554

Risa J. Lavizzo-Mourey	1,000	12,381	13,381

Stephen L. Mayo	100	9,581	9,681

Paul B. Rothman	100	28,840	28,940

Patricia F. Russo	13,148	55,110	68,258

Christine E. Seidman	100	15,287	15,387

Inge G. Thulin	2,933	21,685	24,618

Kathy J. Warden	500	12,516	13,016

Richard R. DeLuca, Jr.	467,549	0	467,549

Betty Larson	41,232	0	41,232

Dean Li	329,870	0	329,870

Caroline Litchfield	344,406	0	344,406

All Directors and Executive Officers as a Group (25 individuals)	3,327,520	330,206	3,657,726

(1)

The shares shown in this column include the following shares that our current Directors and executive officers have the right to acquire within 60 days after March 1, 2025: (1) through the exercise of vested stock options: Mr. Davis — 571,039, Mr. DeLuca — 287,290, Ms. Larson — 29,882, Dr. Li — 250,278, and Ms. Litchfield — 270,066, and all Directors and executive officers as a group — 2,095,662; and (2) pursuant to the vesting of RSUs: Ms. Larson — 11,350, and the Directors and executive officers as a group — 13,877. In addition, this column reflects the equivalent shares of common stock held by the Trustee of the Merck U.S. Savings Plan, for the accounts of individuals as follows: Mr. DeLuca — 1,266 shares, and all Directors and executive officers as a group — 1,321 shares.

(2)	This column reflects phantom shares denominated in Company common stock under the plan for Deferred Payment of Director Compensation.

Merck & Co., Inc. 2025 Proxy Statement

Stock Ownership Information Insider Trading Policy	÷ ÷ ÷ ÷	31

Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and other dispositions of its securities by its directors, officers, employees, and the Company itself, that it believes is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable listing standards. A copy of the insider trading policy was filed as an exhibit to the Company’s Annual Report on Form
10-K
for the year ended December 31, 2024.
Hedging and Pledging
As part of our insider trading policy, our Company prohibits Directors and management level employees, including officers, from engaging in short sales, derivative transactions, hedging transactions, and pledging of Company securities.
Stock Ownership of Certain Beneficial Owners
The table below reflects the number of shares beneficially owned by persons or entities known to us to own more than 5% of the outstanding shares of the Company’s common stock as of the dates indicated in the footnotes
below. Information is based on a review of the most recently available filings made with the SEC on Schedule 13G. Applicable percentage ownership is based on 2,521,758,443 shares of the Company’s common stock issued and outstanding as of March 3, 2025, and is rounded.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	253,257,639 (1)	10.04%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	201,836,434 (2)	8.00%

(1)
As reported on Amendment No. 10 to Schedule 13G (the “Vanguard filing”) filed with the SEC on March 6, 2025. According to the Vanguard filing, of the 253,257,639 shares of Company common stock beneficially owned by The Vanguard Group (“Vanguard”) as of February 28, 2025, Vanguard has the shared power to vote or direct the vote with respect to 3,361,317 shares, sole power to dispose or to direct the disposition of 240,747,499 shares, and shared power to dispose or to direct the disposition of 12,510,140 shares.

(2)
As reported on Amendment No. 14 to Schedule 13G (the “BlackRock filing”) filed with the SEC on January 26, 2024, which is the most recently filed Schedule 13G with respect to the Company. According to the BlackRock filing, of the 201,836,434 shares of Company common stock beneficially owned by BlackRock, Inc. (“BlackRock”) as of December 31, 2023, BlackRock has the sole power to vote or direct the vote with respect to 182,531,000 shares and sole power to dispose or to direct the disposition of 201,836,434 shares.

Merck & Co., Inc.
2025 Proxy Statement

32	| | | |	Proposal 1 Election of Directors

The Board has recommended 13 nominees for election as Directors at the 2025 Annual Meeting: Mr. Douglas M. Baker, Jr., Ms. Mary Ellen Coe, Ms. Pamela J. Craig, Mr. Robert M. Davis, Mr. Thomas H. Glocer, Mr. Surendralal L. Karsanbhai, Dr. Risa J. Lavizzo-Mourey, Dr. Stephen L. Mayo, Dr. Paul B. Rothman, Ms. Patricia F. Russo, Dr. Christine E. Seidman, Mr. Inge G. Thulin, and Ms. Kathy J. Warden. All nominees, other than Mr. Davis, our Chairman and Chief Executive Officer, satisfy the New York Stock Exchange independence requirements.

All Director nominees currently serve on the Board and were elected by the shareholders at the 2024 Annual Meeting of Shareholders, except for Mr. Karsanbhai, who was elected for the first time as of January 1, 2025.

In addition, all Director nominees meet the Board’s criteria for membership and were recommended by the Governance Committee, and approved by the Board, for election by shareholders at the 2025 Annual Meeting. All of them hold, or have held, senior leadership positions in large, complex organizations, including multi-national corporations, medical or academic institutions, or charitable organizations. In these positions, our Director nominees have demonstrated their leadership, intellect, and analytical skills and have gained deep experience in core disciplines significant to their oversight responsibilities at the Company. Their varied roles and experiences reflect a variety of perspectives, skills, and expertise to address the Company’s current and anticipated needs as the Company’s opportunities and challenges evolve. If elected, each nominee will serve until the 2026 Annual Meeting of Shareholders or until a successor has been duly elected and qualified, subject to their earlier resignation, death, or removal.

Any Director nominee who does not receive a majority of the votes cast with respect to his or her election will not be re-elected as a Director of the Company. However, under the New Jersey Business Corporation Act, incumbent Directors who are not re-elected in an uncontested election because of a failure to receive a majority of the votes cast in favor of their re-election will be “held over” and continue as Directors of the Company until they resign, or their successors are elected at the next election of directors. Our Incumbent Director Resignation Policy, included in the Policies of the Board, provides that an incumbent Director who is not re-elected must promptly submit a resignation. The Governance Committee will evaluate whether to accept such resignation and make a recommendation to the full Board. The Board must act on the recommendation no later than 90 days following certification of the shareholder vote and publicly disclose its decision and rationale.

If any Director nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute Director nominee or nominees as may be designated by the Board, unless the Board reduces its size.

There are no family relationships among the Company’s executive officers and Directors.

Provided below is biographical information for each Director nominee, including key experience, qualifications, and skills such Director nominee contributes to the Board in light of our current needs and business priorities.

FOR

The Board of Directors recommends that the shareholders vote FOR the election of each of the Director Nominees.

Merck & Co., Inc. 2025 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	33

Nominees for Director

Douglas M. Baker, Jr. Independent
Age: 66

Director Since: 2022

Committees:

Audit	Research

Experience

Mr. Baker has wide-ranging expertise in corporate governance and general and organizational management, including a deep understanding of global marketing, sales, and operations of public companies. Mr. Baker is a Founding Partner of E2SG Partners, a company that invests in environmentally sustainable technologies. Previously, Mr. Baker was Chairman & Chief Executive Officer of Ecolab Inc., a provider of water and hygiene services and technologies for the food, hospitality, industrial, and energy markets. Mr. Baker is also a member of the Board of Target Corporation and served as their Lead Independent Director from 2015 to 2021. This directorship as well as his previous directorship at U.S. Bancorp provide him with deep experience on governance issues facing large public companies.

Career Highlights

E2SG Partners • Founding Partner (2022-present) Ecolab Inc. • Executive Chairman (2021-2022) • Chairman and Chief Executive Officer (2006-2020) • Chief Executive Officer (2004-2006)

Other Public Directorships

Current • Target Corporation (2013-present) Former • Ecolab Inc. (2006-2022) • U.S. Bancorp (2008-2018)

Mary Ellen Coe Independent
Age: 58

Director Since: 2019

Committees:

C&MD	Research

Experience

Ms. Coe has a deep understanding of the digital, media, and technology landscape, as well as global strategy and operations, based on her experience as the Chief Business Officer at YouTube Inc. as well as her experience at Google Inc. At YouTube, Ms. Coe leads all global business operations, business development, and partnerships across product and content licensing and distribution, support operations, and YouTube’s monetization, including advertising and subscription revenue. At Google, Ms. Coe served as the President of Google Customer Solutions, overseeing the global ads business for mid-market and small businesses, serving millions of customers and thousands of partners worldwide. She also has extensive marketing and sales expertise from her leadership position at McKinsey and other global marketing consulting firms.

Career Highlights

YouTube Inc.

•  Chief Business Officer (2022-present)

Google Inc.

•  President, Google Customer Solutions
(2017-2022)

•  Vice President, Go-to-Market Vice President, Go-to-Market Operations and
Strategy (2012-2017)

Other Public Directorships

Current • None Former • Whole Foods Market, Inc. (2016-2017)

Merck & Co., Inc. 2025 Proxy Statement

34	ç ç ç ç	Proposal 1 Election of Directors

Pamela J. Craig Independent
Age: 68

Director Since: 2015

Committees:

Audit (Chair)	Governance

Experience

Ms. Craig has extensive finance, management, operational, technology, and international business expertise, including her history of accomplishment and executive ability as Chief Financial Officer of Accenture plc. In addition, her directorships at other public companies, including her service as chair of the Audit Committee and as a member of the Information Technology Committee of Corning Incorporated, and as chair of the Technology Committee and a member of the Compensation and Talent Committee of Progressive Insurance as well as her previous service as a member of the Audit Committee and Chair of the Compensation & Talent Committee of 3M Company, provide her with valuable experience on governance issues facing public companies.

Career Highlights

Accenture plc, global management consulting, technology services, and outsourcing company

•  Chief Financial Officer (2006-2013)

•  Senior Vice President, Finance
(2004-2006)

•  Group Director, Business Operations and Services (2003-2004)

•  Managing Partner, Global Business Operations (2001-2003)

Other Public Directorships

Current • Progressive Insurance (2018-present) • Corning Incorporated (2021-present) Former • 3M Company (2019-2023) • Akamai Technologies, Inc. (2011-2019) • Wal-Mart Stores, Inc. (2013-2017)

Robert M. Davis Management
Age: 58

Director Since: 2021

Experience

Mr. Davis, Merck’s Chairman, Chief Executive Officer, and President, has extensive management, financial, and operational expertise. Previously, Mr. Davis served as Merck’s President, with responsibility for Merck’s operating divisions, Human Health, Animal Health, Manufacturing, and Merck Research Laboratories. Prior to that, he served as Merck’s Chief Financial Officer and Executive Vice President, Global Services, with broad responsibilities, including with respect to finance, risk management, real estate operations, corporate strategy, business development, information technology, and procurement. In addition, Mr. Davis’s service on the board of directors of Duke Energy, including his roles as Chair of the Finance & Risk Management Committee and member of the Corporate Governance Committee, has provided him with valuable experience on governance issues facing public companies.

Career Highlights

Merck & Co., Inc.

•  Chairman (2022-present)

•  Chief Executive Officer and President (2021-present)

•  Chief Financial Officer and Executive Vice President, Global Services (2016-2021)

•  Chief Financial Officer and Executive Vice President (2014-2016)

Baxter International, Inc.

•  Corporate Vice President and President, Medical Products (2010-2014)

•  Corporate Vice President and Chief Financial Officer (2006-2010)

•  Corporate Vice President and Treasurer (2004-2006)

Other Public Directorships

Current • Duke Energy (2018-present) Former • C.R. Bard (2015-2017)

Merck & Co., Inc. 2025 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	35

Thomas H. Glocer Independent Lead Director
Age: 65

Director Since: 2007

Committees:

C&MD	Governance (Chair)

Experience

Mr. Glocer has extensive management, operational, technology, and international business expertise. This includes Mr. Glocer’s history of accomplishment and executive ability as CEO and a Director of Thomson Reuters Corporation, a news and information provider for businesses and professionals. In addition, his directorships at other public companies, including his service as Lead Director and as a member of the Governance Committee at Morgan Stanley, provide him with valuable experience on governance issues facing public companies.

Career Highlights

Angelic Ventures LP, a family office investing in early-stage technology and data companies

•  Founder and Managing Partner (2012-present)

Thomson Reuters Corporation, multi-national media and information firm

•  Chief Executive Officer (2008-2011)

•  Chief Executive Officer, Reuters Group PLC (2001-2008)

Other Public Directorships

Current • Morgan Stanley (2013-present) • Publicis Groupe (2016-present) Former • None

Surendralal L. Karsanbhai Independent
Age: 55

Director Since: 2025

Committees:

Audit	Governance

Experience

Mr. Karsanbhai has broad experience in global business leadership as President and Chief Executive Officer of Emerson Electric Co., a global technology and software company that provides innovative solutions for customers in a wide range of markets around the world. Mr. Karsanbhai has extensive expertise in strategy, technologies, manufacturing, and business development in diverse markets globally, as evident in varied leadership positions he’s held since joining Emerson in 1995. These positions include lead for Emerson’s Automation Solutions business, where he elevated Emerson’s software profile and digital transformation business, and President of Emerson’s Fisher regulator technologies, a global business including nine manufacturing plants. In addition, Mr. Karsanbhai currently serves as the Deputy Chair of the Federal Reserve Bank of St. Louis, is fluent in Portuguese, French, and English, and has lived and worked in Europe, Africa, and North America.

Career Highlights

Emerson Electric Co. • President and Chief Executive Officer (2021-present) • Executive President, Emerson Automation Solutions (2018-2021)

Other Public Directorships

Current • Emerson Electric Co. (2021-present) Former • None

Merck & Co., Inc. 2025 Proxy Statement

36	ç ç ç ç	Proposal 1 Election of Directors

Risa J. Lavizzo-Mourey, M.D. Independent
Age: 70

Director Since: 2020

Committees:

C&MD	Research

Experience

Dr. Lavizzo-Mourey has extensive health policy experience, serving as Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita and formerly as President and Chief Executive Officer of Robert Wood Johnson Foundation, the nation’s largest healthcare-focused philanthropic organization. Her role at Robert Wood Johnson Foundation provided her with deep management, strategic, human capital, and talent development expertise. In addition, her directorships at other public companies, including her service as Lead Director and Chair of the Governance Committee of GE Healthcare Technologies, Inc., provide her with extensive experience on corporate governance matters. Dr. Lavizzo-Mourey was elected to the National Academy of Medicine, American Academy of Arts and Sciences and The American Philosophical Society.

Career Highlights

University of Pennsylvania

•  Robert Wood Johnson Foundation Population Health and Health Equity Professor Emerita (2021-present)

•  Penn Integrates Knowledge Professor of Health Equity and Health Policy
(2018-2021)

Robert Wood Johnson Foundation

•  President Emerita (2017-present)

•  President and Chief Executive Officer (2003-2017)

•  Senior Vice President and Director (2001-2002)

Other Public Directorships

Current

•  GE HealthCare Technologies, Inc. (2023-present)

•  Intel Corporation (2018-present)(1)

Former

•  Better Therapeutics (2021-2023)

•  General Electric Company (2017-2023)

•  Hess Corporation (2004-2020)

Stephen L. Mayo, Ph.D. Independent
Age: 63

Director Since: 2021

Committees:

Audit	Research

Experience

Dr. Mayo has extensive scientific experience relevant to the biopharmaceutical industry, including being the Bren Professor of Biology and Chemistry, Merkin Institute Professor and former Chair of the Division of Biology and Biological Engineering at the California Institute of Technology (“Caltech”) and co-founder of Xencor, a public antibody engineering company. In addition, in his role as the former Vice Provost at Caltech, Dr. Mayo oversaw Caltech’s technology licensing program. Elected to the National Academy of Sciences in 2004 for his pioneering contributions in the field of protein design, Dr. Mayo has also served as a presidential appointee on the National Science Foundation’s National Science Board and as an elected board member for the American Association for the Advancement of Science. Dr. Mayo also serves as a member of the board of directors of Sarepta Therapeutics, Inc. and Allogene Therapeutics, Inc.

Career Highlights

California Institute of Technology

•  Merkin Institute Professor (2021-present)

•  Bren Professor of Biology and Chemistry (2007–present)

•  Chair, Division of Biology and Biological Engineering (2010–2020)

•  Vice Provost for Research (2007–2010)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994–2007)

Other Public Directorships

Current • Allogene Therapeutics (2021-present) • Sarepta Therapeutics (2021-present) Former • None

(1)	Dr. Lavizzo-Mourey will be retiring from the Board of Directors of Intel Corporation as of May 6, 2025.

Merck & Co., Inc. 2025 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	37

Paul B. Rothman, M.D. Independent
Age: 67

Director Since: 2015

Committees:

Audit	Research (Chair)

Experience

Dr. Rothman has extensive expertise in patient care, science and medicine relevant to the pharmaceutical industry, including through his past experiences as (a) the CEO of Johns Hopkins Medicine and the Dean of Medical Faculty and Vice President for Medicine, The Johns Hopkins University, and (b) Dean and Head of Internal Medicine at Carver College of Medicine at the University of Iowa. His vast operational and management experience leading a large-scale medical organization provide him with a deep understanding of the complexities of the U.S. healthcare delivery system and policy environment. In addition, Dr. Rothman’s directorship at Labcorp, including his service as Chair of the Quality & Compliance Committee, provides him with additional experience on corporate governance matters and risk oversight.

Career Highlights

Johns Hopkins University

•  Dean of the Medical Faculty and Vice President for Medicine (2012-2022)

Johns Hopkins Medicine

•  Chief Executive Officer (2012-2022)

Carver College of Medicine at the University of Iowa

•  Dean (2008-2012)

•  Head of Internal Medicine (2004-2008)

Other Public Directorships

Current • Labcorp (2023-present) Former • None

Patricia F. Russo Independent
Age: 72

Director Since: 1995(1)

Committees:

C&MD (Chair)	Governance

Experience

Ms. Russo has extensive management, operational, international business and financial expertise, as well as a broad understanding of the technology industry, which includes her career achievements during her tenure as CEO and Director of Alcatel-Lucent and Lucent Technologies Inc. In addition, her directorships at other public companies, including her roles as the Non-executive Chair of Hewlett Packard Enterprise Company and Chair of the Governance and Corporate Responsibility Committee of General Motors, provide her with deep experience on governance issues facing large public companies.

Career Highlights

Hewlett Packard Enterprise Company, technology company

•  Non-executive Chair (2015-present)

Alcatel-Lucent, global telecommunications equipment company

•  Chief Executive Officer and Director (2006-2008)

•  Chairman, Lucent Technologies Inc. (2003-2006)

•  President and Chief Executive Officer, Lucent Technologies Inc. (2002-2006)

Other Public Directorships

Current

•  General Motors Company (2009-present), Independent Lead Director (2010-2014; 2021-present)

•  Hewlett Packard Enterprise Company (2015-present), Non-executive Chair (2015-present)

•  KKR Management Inc. (the managing partner of KKR & Co., L.P.) (2011-present)

Former

•  Arconic, Inc. (2016-2018) formerly Alcoa, Inc. (2008-2016)

(1)	Ms. Russo was on the Board of Directors of Schering-Plough Corporation from 1995 until 2009 when the Company became Merck & Co., Inc.

Merck & Co., Inc. 2025 Proxy Statement

38	ç ç ç ç	Proposal 1 Election of Directors

Christine E. Seidman, M.D. Independent
Age: 72

Director Since: 2020

Committees:

Audit	Research

Experience

Dr. Seidman has extensive scientific experience relevant to the biopharmaceutical industry. She also has managerial experience relevant to scientific research, including through her role leading the Seidman Laboratory, a research laboratory focusing on integrating clinical medicine and molecular technologies to define disease-causing gene mutations and genetic variations that increase disease risk. The recipient of many honors, Dr. Seidman was elected to the American Society for Clinical Investigation, the National Academy of Sciences, American Academy of Arts and Sciences, and the National Academy of Medicine.

Awards

•  The Ray C. Fish Award for Scientific
Achievement (2020)

•  American Heart Association Medal for Genomic and Precision Medicine (2019)

•  Vanderbilt Prize in Biomedical Sciences (2019)

Career Highlights

Harvard Medical School/Brigham and Women’s Hospital (Harvard University)

•  Thomas W. Smith Professor of Medicine and Genetics (2005-present)

•  Professor of Genetics and Medicine (1998-2005)

•  Professor of Medicine (1997-1998)

Howard Hughes Medical Institute, non-profit medical research organization

•  Investigator (1994-present)

Brigham and Women’s Hospital

•  Director, Cardiovascular Genetics Center (1992-present)

•  Attending Physician, Cardiovascular Division (1987-present)

Other Public Directorships

Current • None Former • None

Inge G. Thulin Independent
Age: 71

Director Since: 2018

Committees:

C&MD	Governance

Experience

Mr. Thulin has extensive management, operational, technology, and international business expertise, as demonstrated by a track record of success leading 3M Company. Mr. Thulin possesses broad industry experience drawn from 3M’s diverse businesses, commitment to research and strong life sciences division. He also brings valuable insight into driving innovation, based on his experience with new product development and manufacturing. In addition, his previous directorships at other public companies provide him with deep experience on governance issues facing large public companies.

Career Highlights

3M Company, global technology company

•  Executive Chairman (2018-2019)

•  Chairman, President and Chief Executive Officer (2012-2018)

•  President and Chief Executive Officer (2012)

•  Executive Vice President and Chief Operating Officer (2011-2012)

•  Executive Vice President, International Operations (2004-2011)

Other Public Directorships

Current • None Former • 3M Company (2012-2019) • Chevron Corporation (2015-2019) •

Merck & Co., Inc. 2025 Proxy Statement

Proposal 1 Election of Directors	÷ ÷ ÷ ÷	39

Kathy J. Warden Independent
Age: 53

Director Since: 2020

Committees:

C&MD	Governance

Experience

Ms. Warden has broad experience in operational leadership as Chair, CEO and President of Northrop Grumman Corporation, an innovative company using science, technology, and engineering to create and deliver products and services. Ms. Warden has extensive expertise in strategy, performance, and business development in government and commercial markets, as well as cybersecurity expertise. Prior to joining Northrop Grumman, Ms. Warden held leadership roles at General Dynamics and General Electric. In addition, Ms. Warden is a former chair of the board of the Richmond Federal Reserve Bank.

Career Highlights

Northrop Grumman Corporation, global security company

•  Chair, Chief Executive Officer and President (2019-present)

•  President and Chief Operating Officer (2018)

•  Corporate Vice President and President, Mission System Sector (2016-2017)

•  Corporate Vice President and President, Information Systems Sector (2013-2015)

•  Vice President, Cyber Intelligence Division (2011-2012)

Other Public Directorships

Current • Northrop Grumman Corporation (2018-present) Former • None

Merck & Co., Inc. 2025 Proxy Statement

40	ç ç ç ç

Director Compensation

Our non-employee Directors receive cash compensation, as well as cash-settled equity compensation in the form of deferred stock units, for their Board service. During 2024, non-employee Directors were compensated for their Board service as shown in the chart below.

Schedule of Director Fees

Compensation Element(1)	Director Compensation Program
Annual Retainer	$120,000
Annual Mandatory Deferral	$220,000 credit to Director’s Company common stock account under the Plan for Deferred Payment of Directors’ Compensation
Committee Chair Retainer	$35,000 for the Audit Committee(2)
$25,000 for the Governance Committee(3)
$25,000 for the C&MD Committee(4)
$25,000 for the Research Committee(4)
Audit Committee Member Retainer	$10,000(2)
Lead Director Retainer	$50,000(3)
(1)	All compensation is annual. Retainers are paid in quarterly installments and may be voluntarily deferred at the Director’s election.
(2)

As disclosed in the Company’s 2024 proxy statement, effective April 1, 2024, the Audit Committee Chair retainer was increased from $30,000 to $35,000. The Audit Committee Chair retainer includes the Audit Committee Member retainer fee in the amount of $10,000.

(3)

The Lead Director is the Chair of the Governance Committee as prescribed by the Governance Committee charter. As disclosed in the Company’s 2024 proxy statement, effective April 1, 2024, the Governance Committee Chair retainer was increased from $20,000 to $25,000, and the Lead Director retainer was increased from $40,000 to $50,000. As a result of the combined responsibility, the Lead Director retainer totals $75,000 in the aggregate, effective April 1, 2024.

(4)	As disclosed in the Company’s 2024 proxy statement, effective April 1, 2024, each of the C&MD Committee Chair retainer and the Research Committee Chair retainer was increased from $20,000 to $25,000.

Directors’ Deferral Plan

Annual Retainer

Under the Merck & Co., Inc. Plan for Deferred Payment of Directors’ Compensation (“Directors’ Deferral Plan”), each Director may elect to defer all or a portion of cash compensation from retainers. Any amount so deferred is, at the Director’s election, valued as if invested in investment measures offered under the Merck U.S. Savings Plan, including our common stock, and is payable in cash installments or as a lump sum generally no sooner than one year after service as a Director ceases.

Annual Mandatory Deferral

In addition to the annual retainer, upon election (or re-election) at an Annual Meeting of Shareholders, each Director receives a credit, which for 2024, was valued at $220,000 in the form of phantom shares denominated in Company common stock to that Director’s account under the Directors’ Deferral Plan. Directors who join the Board after an Annual Meeting of Shareholders are credited with a pro rata portion. All distributions from the Directors’ deferred accounts are payable in cash installments or as a lump sum and are generally made no sooner than one year after service as a Director ceases.

Expenses and Matching Gift Program

We reimburse all Directors for travel and other necessary business expenses incurred in the performance of their services for us. We also extend coverage to Directors under our travel accident and directors’ and officers’ indemnity insurance policies. Directors are also eligible to participate in the Merck Foundation Matching Gift Program. The maximum gift total for an active Director participating in the matching gift program is $30,000 in any calendar year.

Director Stock Ownership Guidelines

Upon joining the Board, each Director must own at least one share of Company common stock. Directors must attain a target Merck common stock ownership level having a value equal to five times the annual cash retainer within five years of joining the Board, or as soon thereafter as practicable. Deferred stock units held in the Company common stock account under the Directors’ Deferral Plan are counted toward the target goal. Any Director may request that the Governance Committee consider whether the target ownership level is appropriate in view of such Director’s personal circumstances. As of December 31, 2024, all Directors serving at least three years have either met or exceeded these stock ownership requirements. Mr. Karsanbhai joined the Board effective January 1, 2025 and is making progress toward meeting the stock ownership requirements.

Merck & Co., Inc. 2025 Proxy Statement

Director Compensation 2024 Director Compensation	÷ ÷ ÷ ÷	41

2024 Director Compensation

The table below summarizes the annual compensation for our non-employee Directors for the fiscal year ended December 31, 2024. All amounts in the following table are rounded to the nearest dollar.

Mr. Davis is the only Director who was an officer and employee of the Company during 2024, and he did not receive any additional compensation for his Board service in 2024.

	Director Compensation for Fiscal Year Ended December 31, 2024
Name(1)	Fees Earned or Paid in Cash ($)	All Other Compensation(2) ($)	Total ($)

Douglas M. Baker, Jr.	$130,000	$220,000	$350,000

Mary Ellen Coe	120,000	220,000	340,000

Pamela J. Craig	153,750	250,000	403,750

Thomas H. Glocer	191,250	245,000	436,250

Risa J. Lavizzo-Mourey, M.D.	120,000	241,000	361,000

Stephen L. Mayo, Ph. D.	130,000	220,000	350,000

Paul B. Rothman, M.D.	153,750	260,000	413,750

Patricia F. Russo	143,750	220,000	363,750

Christine E. Seidman, M.D.	130,000	245,000	375,000

Inge G. Thulin	120,000	220,000	340,000

Kathy J. Warden	130,000	220,000	350,000

Peter C. Wendell(3)	48,791	30,000	78,791
(1)	Mr. Karsanbhai was elected to the Board effective January 1, 2025 and is not included in this table.
(2)

Amounts in this column represent the annual mandatory deferral credits in the form of cash-settled deferred stock units (phantom shares) of Merck common stock to the Directors’ Deferral Plan and also include charitable contributions made by the Merck Foundation under its matching gift program on behalf of the following Directors:

Director Name	Matched Charitable Contribution ($)

Craig	$30,000

Glocer	25,000

Lavizzo-Mourey	21,000

Rothman*	40,000

Seidman	25,000

Wendell(3)	30,000
* Includes $15,000 of charitable contributions made by the Merck Foundation in 2024 in connection with gifts made by Dr. Rothman during the 2023 calendar year.
(3)	Mr. Wendell retired from the Board effective as of the 2024 Annual Meeting.

Merck & Co., Inc. 2025 Proxy Statement

42	| | | |	Proposal 2 Non-Binding Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are pleased to provide our shareholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of our NEOs as disclosed in this proxy statement, including the CD&A, compensation tables, and the narrative discussion accompanying the tables, beginning on page 43. As described in the CD&A, our executive compensation programs are principally designed to reward executives based on the achievement of Company and individual performance objectives which, as a whole, are intended to drive sustainable long-term value creation for shareholders and reflect and maintain our position as an industry leader in the development of innovative medicines. The compensation of our NEOs is also designed to enable us to attract, engage, and retain talented, high-performing, and experienced executives in a competitive market.

In order to align executive pay with operational performance and the creation of long-term shareholder value, a significant portion of compensation paid to our NEOs is allocated to annual cash incentives and long-term equity incentives, which are both directly linked to Company and/or stock price performance. For 2024, approximately 92% and 82%, respectively, of the CEO’s and other NEOs’ annual target total direct compensation was variable based on our operating performance and/or our stock price.

In addition, management and the C&MD Committee continually review the compensation programs for the NEOs to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. As a result, we have adopted the policies and practices described on page 46 to further align pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking.

We are asking shareholders to indicate their support for the NEO compensation as described in this proxy statement. Accordingly, the following resolution will be submitted for approval by shareholders at the 2025 Annual Meeting:

“Resolved, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the narrative discussion described in pages 42-83 of this proxy statement, is hereby APPROVED on an advisory basis.”

The shareholder vote on this resolution will not be binding on management, the C&MD Committee, or the Board and will not be construed as overruling any decision by management, the C&MD Committee or the Board. However, the Board and the C&MD Committee value the opinions of our shareholders as expressed through their votes and other communications. In 2024, shareholders continued their support of our executive compensation programs with approximately 94% of the votes cast for approval of a similar proposal. We will continue to give careful consideration to the outcome of the advisory vote on executive compensation and to the opinions of our shareholders when making compensation decisions.

At our 2024 Annual Meeting of Shareholders, our shareholders voted in support of annual advisory votes on future executive compensation proposals. The Board of Directors has adopted a policy providing for annual “say on pay” advisory votes. The Board expects that the next “say on pay” vote will occur in 2026.

FOR

The Board of Directors recommends that shareholders vote FOR the resolution to approve, on an advisory basis, the compensation of our Named Executive Officers.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis	| | | |	43

This CD&A describes the material elements of compensation for our 2024 Named Executive Officers.

Named Executive Officers

Robert M. Davis

Chairman, Chief Executive Officer, and President

Caroline Litchfield

Executive Vice President and Chief Financial Officer

Richard R. DeLuca, Jr.

Executive Vice President and President, Merck Animal Health

Betty Larson

Executive Vice President and Chief Human Resources Officer

Dean Li, M.D., Ph.D.

Executive Vice President and President, Merck Research Laboratories

Merck & Co., Inc. 2025 Proxy Statement

44	ç ç ç ç	Compensation Discussion and Analysis Executive Summary

Executive Summary

In 2024, our Company continued to make significant advancements in developing and delivering transformative medicines and vaccines to help save and improve lives around the world, impacting patients on a global scale and enabling us to reach nearly 500 million people with our medicines and vaccines, including through product donations. We achieved strong operational performance, reflecting continued robust demand for our innovative portfolio and demonstrating the importance of our products to the patients we serve.

Our strong commercial and operational execution enabled us to deliver value in the short-term, while we invest in new innovations and deliver on our pipeline for the long-term. In 2024, we achieved revenue growth of 10%(1) . As a result, we exceeded the Revenue and Pre-Tax income targets in our 2024 Scorecard. Our revenue growth was driven by oncology, cardiovascular and Animal Health, partially offset by lower sales in vaccines primarily due to a decline in sales growth of GASDASIL/GARDASIL 9, which was primarily driven by lower demand in China. In oncology, KEYTRUDA grew by 22%(1), reaching over $29 billion in sales, driven by continued strong global demand from metastatic disease, as well as an increased global uptake in earlier-stage cancers. Sales of WELIREG, for the treatment of adult patients with certain von Hippel-Lindau disease-associated tumors and certain adult patients with previously treated advanced renal cell carcinoma (RCC), more than doubled primarily due to higher demand in the U.S., reflecting in part, continued uptake of the RCC indication following approval by the FDA in December 2023. Higher sales in the cardiovascular franchise, largely attributable to the launch of WINREVAIR for the treatment of pulmonary arterial hypertension, contributed to our 2024 revenue growth. Our Animal Health business delivered strong growth of 8%(1), driven by our Companion Animal, Livestock, Poultry, and Swine product segments, as well as sales related to the acquisition of Elanco’s aqua business.

In 2024, our Company also made significant progress in advancing our pipeline. We initiated over 20 Phase 3 studies spanning cardiometabolic, immunology, infectious diseases, oncology, ophthalmology, and vaccines. We also received more than 25 regulatory approvals in major regions around the world, including for WINREVAIR, noted above, and for CAPVAXIVE, our Company’s 21-valent pneumococcal conjugate vaccine for the prevention of invasive pneumococcal disease and pneumococcal pneumonia in adults.

Simultaneously, we successfully executed on our science-led business development strategy. We added important new biological candidates in oncology, ophthalmology, and immunology, through our acquisitions of Harpoon Therapeutics, Inc. and Eyebiotech Limited, as well as an asset from Curon Pharmaceutical, respectively. Licensing agreements with Hansoh and LaNova secured rights to potentially important candidates for cardiometabolic disease and oncology. By leveraging our clinical expertise and business development capabilities to identify and secure external opportunities where science, medical need, and value intersect to expand, complement, and diversify our pipeline, our strategy has helped us further broaden our portfolio and drive long-term value creation.

In summary, our success in 2024 was driven by strong, global operational execution with meaningful progress advancing and augmenting our pipeline, both internal and through business development. These achievements position our Company for continued success to achieve sustainable growth and deliver value to patients with innovative medicines and vaccines that save and improve lives.

Scorecard Performance 2024(2)

Financial Performance

	Target($B)	Actual($B)	Weighting	Score
Revenue	$64.00	$64.41	35%	109%
Pre-Tax Income	$25.70	$26.15	35%	115%
Non-Financial Performance
Pipeline			20%	128%
Sustainability			10%	100%
Total Payout				114%

PSU Performance (2022-2024)(2)

	Target	Actual	Weighting	Score

3-Year EPS	$21.46	$26.11	50%	200%

	Peer Median	Merck	Weighting	Score

3-Year R-TSR	5.7%	13.5%	50%	139%

Total Payout				169%

(1)	Excluding the impact of foreign exchange.
(2)

Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design, rounded. Please refer to page 53 and page 56 for a detailed discussion of the 2024 Company Scorecard and the 2022-2024 PSU Performance, respectively.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Overview	÷ ÷ ÷ ÷	45

Executive Compensation Overview

Our Industry Environment

The pharmaceutical industry is science-focused and requires experimentation and long-term commitment of financial resources to foster innovation. Our Company is at the forefront of research to deliver innovative health solutions that advance the prevention and treatment of diseases in people and animals. Ultimately, our work has the potential to have an enormous impact on global health and well-being. Because of the inherent complexity and dynamic science of human and animal health, even with flawless execution, we risk failure. In addition:

•	The costs associated with innovation are increasing while relative return is decreasing due to ongoing pricing pressure.

•	The number of products available to treat or prevent a particular disease or condition typically increases over time, which can limit the commercial potential of key products.

•	Generally, it takes 10 to 15 years to discover, develop, and bring a new medicine or vaccine to market.

•	Competition for qualified talent in the pharmaceutical industry, both in the U.S. and internationally, is intense.

Our Executive Compensation Strategy

We strive to deliver market-competitive pay within a framework that provides an appropriate mix of fixed and variable, at-risk compensation to attract, retain, and motivate talent and align with our pay-for-performance objectives.

Our executive compensation program is designed to…

Support our efforts to attract and retain the brightest and most innovative minds in business, research, and academia.

Align the interests of our executives with the interests of our shareholders to ensure prudent actions that will generate long-term value.

Reward our executives based on the achievement of sustained financial and operational performance and demonstrated leadership.

Support a shared, one-company mindset of performance and accountability to deliver on business objectives.

Merck & Co., Inc. 2025 Proxy Statement

46	ç ç ç ç	Compensation Discussion and Analysis Executive Compensation Overview

Compensation Policies and Practices

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term shareholder value while minimizing incentives that could lead to excessive risk-taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

We do…	We do not...

Utilize a Relative Total Shareholder Return metric in the Performance Share Unit (PSU) program to align the payout with long-term stock performance and shareholder experience

Allow Directors and management employees, including officers, to engage in transactions involving short sales, derivative transactions, hedging, or pledging of Company securities

Grant stock options with an exercise price less than fair market value

Re-price underwater stock options without shareholder approval

Pay tax gross-ups on any payments made in connection with a change in control event

Monitor LTI program share utilization regularly relative to industry standards and our primary and supplemental peer groups
Conduct annual competitive benchmarking to ensure executive officer compensation is aligned to market
Include caps on annual cash incentive and PSU program payouts and thresholds below which no payouts are earned
Offer limited perquisites that are supported by business interests
Retain an independent compensation consultant that reports directly to the C&MD Committee
Maintain robust stock ownership requirements and share retention policies
Maintain a rigorous incentive recoupment (i.e., clawback) policy that exceeds the NYSE listing requirements
Conduct assessments to identify and mitigate risk in our compensation programs
Provide dividend equivalents only on earned Restricted Stock Units (“RSUs”) and PSUs
Require double-trigger vesting of equity in the event of a change in control (i.e., there must be both a change in control and an involuntary termination)

Avoid employment agreements

Say-on-Pay Advisory Vote

In 2024, shareholders continued their historically strong support for our executive compensation programs with approximately 94% of the votes cast in favor of the say-on-pay proposal. Based on this outcome and the C&MD Committee’s ongoing analysis of the program’s ability to support our strategic, financial, and human capital objectives, we did not make significant changes to our executive compensation program in 2024. Consistent with the Company’s strong interest in shareholder engagement and our pay-for-performance approach, the C&MD Committee continues to evaluate our executive compensation program to ensure alignment between the respective interests of our executives and shareholders.

We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as further described in Proposal 2 on page 42.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis Peer Groups	÷ ÷ ÷ ÷	47

Peer Groups

Primary Peer Group

Individual executive officer compensation levels and opportunities are compared to a peer group of large multinational pharmaceutical companies approved by the C&MD Committee that participate in a pharmaceutical industry compensation survey conducted by Willis Towers Watson, an independent consulting firm. In setting compensation levels for 2024, the C&MD Committee reviewed the survey results for the following peer companies that the Company competes with to attract talented, high-performing executives (the “primary peer group”). The C&MD Committee regularly reviews segmented information focused on the companies in the primary peer group that are headquartered in the U.S. because practices outside the U.S. can differ based on the geographic region.

Primary Peer Group

Companies

AbbVie

Amgen

AstraZeneca

Bristol-Myers Squibb

Eli Lilly

Gilead Sciences

GlaxoSmithKline

Johnson & Johnson

Novartis

Pfizer

Roche Holding AG

Sanofi

All numbers are as of 12/31/2024

Supplemental Peer Group

In addition to the primary peer group described above, we also use a supplemental peer group consisting of the companies that comprise the Dow Jones Industrial Average (excluding the financial services companies) as a secondary reference for CEO compensation and for other compensation-related practices (for example, share usage and dilution, change in control policy design, and stock ownership and retention guidelines). The Company is a member of the Dow Jones Industrial Average, and we believe this group provides insight into practices among companies of similar scale and complexity that operate across a variety of industries, providing us with a broader view of market pay, policies, and practices.

Supplemental Peer Group Companies(1)
3M Amgen Apple Boeing Caterpillar Chevron Cisco Systems Coca-Cola Dow Home Depot Honeywell IBM Intel	Johnson & Johnson McDonald’s Microsoft Nike Procter & Gamble salesforce.com UnitedHealth Group Verizon Visa Walgreens Walmart Walt Disney
All numbers are as of 12/31/2024
(1) Reflects Dow Jones Industrial Average companies (excluding the financial services companies) as of the beginning of 2024.

Our overarching strategy is to position our executives’ target TDC at the median, on average, with variability by individual executive based on scope and complexity of role, market availability of proven talent, experience, leadership, sustained performance over time, potential for advancement as part of succession planning, and other unique factors that may exist from time to time. This median target compensation philosophy ensures that actual realized compensation varies above or below market levels based on attainment of longer-term goals and changes in shareholder value, and overall costs and share dilution are reasonable and sustainable relative to market practices.

Merck & Co., Inc. 2025 Proxy Statement

48	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Detailed Discussion and Analysis

Additional information regarding our 2024 NEOs and the material elements of their compensation, as reported in the Summary Compensation table on page 61, is described below(1).

Compensation Decisions for 2024
Robert M. Davis Chairman, Chief Executive Officer, and President	• Maintained base salary rate • Maintained annual incentive target percentage • Increased LTI target by $2,000,000 • Change resulted in a 11.4% increase in target TDC

$511,878
Change in Pension Value
$1,623,874
Base Salary
$561,112
All Other Compensation
$17,727,551
Annual Stock+Option Award Value
Total Annual Compensation
$23.19M
$2,761,650
Non-Equity Incentive Plan (Annual Cash Incentive)

Age: 58

Tenure: 11 Years

Compensation Decisions for 2024
Caroline Litchfield Executive Vice President and Chief Financial Officer	• Increased base salary by $45,000 • Maintained annual incentive target percentage • Maintained LTI target • Change resulted in a 1.4% increase in target TDC

$0
Change in Pension Value
$1,166,044
Base Salary
$147,210
All Other Compensation
Total Annual Compensation
$7.51M
$4,860,724
Annual Stock+Option Award Value
$1,333,800
Non-Equity Incentive Plan (Annual Cash Incentive)

Age: 56

Tenure: 34 Years

(1)	Compensation shown for each executive is rounded to the nearest dollar and age/tenure is rounded to the nearest year.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis Detailed Discussion and Analysis	÷ ÷ ÷ ÷	49

Compensation Decisions for 2024
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health

•  Increased base salary by $37,000

•  Maintained annual incentive target percentage

•  Maintained LTI target

•  Change resulted in a 1.5% increase in target TDC

•  Issued a $3,000,000 LTI retention award, subject to vesting conditions(1)

Age: 62

Tenure: 13 Years

Compensation Decisions for 2024
Betty Larson Executive Vice President and Chief Human Resources Officer(2)	• Set base salary at $800,000 • Set annual incentive target at 100%(3) • Set LTI target at $2,650,000 • Issued a $725,000 cash sign-on bonus and $5,900,000 in equity sign-on grants(4)

Total Annual Compensation
$11.26M
$3,030,779
Annual Stock+Option Award Value
$604,396
Base Salary
$32,106
Change in Pension Value
$280,323
All Other Compensation
$685,246
Non-Equity Incentive Plan (Annual Cash Incentive)
$725,000
Cash Sign-On Bonus
$5,899,947
Sign-On Stock+Option Award Value

Age: 49

Tenure: 1 Year

(1)	Mr. DeLuca received a $3,000,000 retention LTI grant that will vest on April 30, 2027, subject to his continued employment. Please see page 57 for additional details.
(2)	Ms. Larson was hired as Executive Vice President and Chief Human Resources Officer, effective April 1, 2024.
(3)	Ms. Larson’s target annual incentive was prorated based on her hire date of April 1, 2024.
(4)

Per the terms of Ms. Larson’s offer letter, in addition to her annual LTI award, she also received an RSU grant of $4,400,000 and a stock option grant of $1,500,000, as a part of her sign-on award (the majority of which replaced forfeited equity at her prior company and the balance of the award provided a critical incentive for Ms. Larson to accept our offer of employment to join the Company’s executive leadership team).

Merck & Co., Inc. 2025 Proxy Statement

50	ç ç ç ç	Compensation Discussion and Analysis Detailed Discussion and Analysis

Compensation Decisions for 2024
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	• Increased base salary by $56,000 • Maintained annual incentive target percentage • Maintained LTI target • Change resulted in a 1.3% increase in target TDC
Age: 63

Tenure: 8 Years

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis The Elements of 2024 Compensation	÷ ÷ ÷ ÷	51

The Elements of 2024 Compensation

How Our Compensation Program Works

What We Reward	How We Link Pay To Performance	How We Pay

•  Top and bottom-line performance that meets or exceeds the Board approved annual and long-term operating plans

•  Pipeline accomplishments that advance our position as an industry-leading biopharmaceutical company

•  Achievement of strategic sustainability priorities that focus on greater access to health and on the engagement and inclusion of employees

•  Decision-making that yields long-term value creation for shareholders

•  Executing on our growth strategy by consistently seeking opportunities that complement or supplement our broad portfolio in key areas, including Oncology, Vaccines, Cardiometabolic, Immunology, Infectious Diseases, and Animal Health

•  Inclusion of key financial and non-financial metrics in our annual cash incentive plan to ensure executives are rewarded for top and bottom-line performance, pipeline advancement that leads to longer-term revenue opportunities, and metrics focusing on driving sustainable business outcomes

•  LTIs comprised of a mix of performance share units and stock options, linking a substantial amount of pay opportunity to long-term company performance and increased shareholder value

•  Majority of total target pay opportunity is at-risk and tied to company performance and/or long-term stock value

•  Overall target total pay opportunity, as well as each pay element, is assessed for competitiveness relative to primary and/or supplemental peer groups, which include similarly-sized pharmaceutical peers and Dow Jones Industrial Average companies, excluding financial services companies

•  Competitive positioning is targeted to median of market; actual positioning varies based on a variety of factors, including scope and complexity of role, years of experience, demonstrated performance over time, and other factors

(1)	Rounded based on full year LTI and annual incentive targets (excluding one-time special awards).

Each year, the C&MD Committee recommends, and the independent members of the Board of Directors approve, the compensation for our CEO. The C&MD Committee reviews and approves compensation for all other NEOs each year based on a variety of factors, including scope and complexity of role, experience, sustained leadership, and performance and competitive positioning as compared to our primary and supplemental peer groups as described in more detail on page 47.

Additional details regarding the roles and responsibilities of the C&MD Committee are provided on page 15.

Merck & Co., Inc. 2025 Proxy Statement

52	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2024 Compensation

Base Salary

The C&MD Committee must balance the need to deliver a competitive level of base salary with ensuring the appropriate mix of fixed to variable compensation for each NEO.

The table shows adjustments made to base salaries in 2024. All annual base salary increases were based on the Company’s U.S. salary increase budget for all employees, including the NEOs.

	Named Executive Officer	Annual Base Salary Increase %	New Base Salary(1)
	Davis	No change	$1,615,000
	Litchfield	4.0%	1,170,000
	DeLuca	4.0	962,000
	Larson(2)	—	800,000
	Li	4.0	1,456,000
	(1) Reflects base salary as of December 31, 2024. (2) Ms. Larson was hired on April 1, 2024.

Annual Cash Incentive

The NEOs participate in the Executive Incentive Plan (“EIP”).

Award amounts under the EIP are determined based upon achievement of Company performance measures as reflected by the Company Scorecard. The overall EIP award cannot exceed 200% of the annual incentive target for the executive. The maximum award amount for each NEO for 2024, excluding the impact of the Company Scorecard, is listed in the Grants of Plan-Based Awards table on page 70.

	Named Executive Officer	2023 Target Annual Incentive % of Base Salary(1)	2024 Target Annual Incentive % of Base Salary(1)
	Davis	150%	150%
	Litchfield	100	100
	DeLuca	100	100
	Larson(2)	—	100
	Li	100	100
	(1) Reflects annual incentive targets as of December 31 of the applicable year. (2) Ms. Larson’s target annual incentive was prorated based on her hire date of April 1, 2024.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis The Elements of 2024 Compensation	÷ ÷ ÷ ÷	53

2024 Company Scorecard

Our Company Scorecard helps translate our strategic priorities into operational terms that enable tracking and measurement of our progress and performance against annual operating goals and critically important strategic drivers of long-term value creation, including goals tied to our research and development pipeline — each of which is measured in the context of compliance, health, safety, and environmental outcomes. The Company Scorecard may be adjusted based on an evaluation of these outcomes, recognizing the importance they play in driving the Company’s values and a culture of integrity. For 2024, no such adjustment was applied. Revenue and Pre-Tax Income are equally weighted at 35%, each based on the C&MD Committee’s belief that they are the key financial measures of our success during the year. The Pipeline goals are collectively weighted at 20% and are designed to ensure we are focused on internal and external early discovery opportunities, late-stage clinical development progression, and regulatory filings and approvals. Finally, our Sustainability metrics are collectively weighted at 10%.

The target, threshold, and maximum Revenue and Pre-Tax Income goals are set in relation to the Board-approved annual operating plan and the expectations of management. Each year, the Pipeline goals are recommended by the President of Merck Research Laboratories, reviewed by the Research Committee, and approved by the C&MD Committee. The Sustainability metrics are recommended by the Company’s Global Market Access, Sustainability, and Human Resources teams and approved by the C&MD Committee. Failure to achieve threshold performance on any of the metrics would result in forfeiture of the entire opportunity for that metric. If the combined results of the four metrics do not total at least 50, there would be no payout. The overall results of the Company Scorecard are calibrated so individuals may receive between 50% and 200% of their target award opportunity established for the annual performance period. Pre-determined adjustments are applied to Revenue and Pre-Tax Income results using a consistent framework of adjustments to our reported financial results for incentive program purposes approved by the C&MD Committee to accurately reflect the operating performance of our business. For further explanation of these pre-determined adjustments, please refer to Appendix B on page 102. The 2024 Company Scorecard results are summarized below.

2024 Company Scorecard(1)

Financial	Weighting	Performance	Score
Revenue ($ Billions)	35%	$59.52 (threshold); $64.00 (target) – 100% payout; $68.48 (maximum) – 200% payout; $64.41 (actual)	38
Pre-Tax Income ($ Billions)	35%	$23.39 (threshold); $25.70 (target) – 100% payout; $28.79 (maximum) – 200% payout; $26.15 (actual)	40

Non-Financial	Weighting	Component & Weighting		Performance & Score		Score
Pipeline	20%	Discovery & Early Development	8.0	Above Target	11.7	26
		Approvals	4.0	Above Target	5.0	
		Global Development	3.5	Below Target	3.4	
		Filings	3.5	Above Target	4.7	
		Value and Implementation	1.0	Below Target	0.9	
Sustainability	10%	Access to Health	6.0	At Target	6.0	10
		Employees	4.0	At Target	4.0	

Total Payout	**114[2]**

(1)	Excluding the impact of variances in currency exchange rates versus budget and certain other items, consistent with plan design.
(2)	Rounded to the nearest whole number.

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54	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2024 Compensation

Revenue:

Consistent with the Scorecard design and the metric as defined at the beginning of the performance period, reported revenue of $64.17B was adjusted to $64.41B to exclude the effect of certain business development transactions as well as the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). We exceeded our internal Revenue target of $64.00B due to performance in oncology and virology, partially offset by below target performance in vaccines.

Pre-Tax Income:

Consistent with the Scorecard design and the metric as defined at the beginning of the performance period, non-GAAP pre-tax income of $23.39B was adjusted to $26.15B to exclude the effect of certain business development transactions as well as the impact of currency exchange rates (versus currency exchange rates budgeted in the annual operating plan). We exceeded our internal Pre-Tax Income target of $25.70B due to the sales strength that was achieved coupled with our continued discipline in expense management.

Sustainability:

Our Sustainability metrics measure our ability to deliver meaningful progress in enabling access to health for people around the world, as well as the engagement and inclusion of our employees. Through our supply commitments to Gavi and UNICEF, innovative insurance solutions, collaborations aimed at increasing the capacity of hospital systems for cancer diagnosis and care, and expanding channels through which people can access vaccines through local organizations, we expanded the number of people who now have the option to access medicines and vaccines. The engagement and inclusion of our employees, which is measured through employee surveys, is also critically important.

Named Executive Officer 2024 Annual Incentive Payouts

The table below shows the 2024 annual cash incentives paid to the NEOs. The “Final Award” for each NEO is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation table.

		Target
Named Executive Officer	Annual Base Salary (as of 12/31/24) ($)	Annual Incentive (%)	Annual Incentive ($)	Company Scorecard Result (%)	Final Award ($)

Davis	$1,615,000	150%	$2,422,500	114%	$2,761,650

Litchfield	1,170,000	100	1,170,000	114	1,333,800

DeLuca	962,000	100	962,000	114	1,096,680

Larson(1)	800,000	100	601,093	114	685,246

Li	1,456,000	100	1,456,000	114	1,659,840

(1)	Ms. Larson’s target annual incentive for 2024 was prorated based on her hire date of April 1, 2024.

Long-Term Equity Incentives

The long-term incentive program, consisting of a mix of PSUs and stock options, provides our NEOs with the opportunity to own Company common stock, directly linking a substantial portion of their compensation to the returns realized by our shareholders. We use these two vehicles to ensure that our LTI program remains balanced, sustainable, and supportive of its objectives over a multi-year period.

2024 Equity Award Mix

Performance Share Units
PSUs link realized compensation to the achievement of critical financial objectives and align executives’ interests with those of our shareholders. The earned award varies based on results versus pre-determined performance goals, as well as long-term returns to shareholders as measured by relative stock price performance and dividend yield.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis The Elements of 2024 Compensation	÷ ÷ ÷ ÷	55

Stock Options

Stock options align our executives’ interests with the interests of our shareholders because options only have financial value to the recipient if the price of our common stock at the time of exercise exceeds the stock price on the date of grant. As a result, we believe stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation, which benefits all shareholders.

Current LTI Grant Practices

All grants to executive officers are made under the Merck & Co., Inc. 2019 Stock Incentive Plan (“Incentive Stock Plan”) and approved by the C&MD Committee and, in the case of our CEO, recommended by the C&MD Committee and approved by the independent members of the Board of Directors. Annual PSU grants (with a three-year performance period) are generally made on the last business day in March and annual stock option grants are made on the third business day following the announcement of our first quarter earnings. We may also selectively grant PSUs, stock options, and RSUs to executive officers on the third business day following the announcement of quarterly earnings, generally as part of a new hire sign-on or for retention purposes. These dates were chosen to ensure that grants are made shortly after we have released information about our financial performance to the public and therefore during a period in which there is no material nonpublic information about our Company. The C&MD Committee reserves the right to change the date when grants are made, in view of its responsibility to consider all facts and circumstances to ensure that grants are consistent with our compensation philosophy and objectives.

Stock options are granted at no less than fair market value on a fixed date or date of a particular event, with all required approvals obtained in advance of or on the actual grant date. Fair market value is the closing price of a share of Merck common stock on the grant date. The re-pricing of stock options is not permitted under the Incentive Stock Plan without prior shareholder approval.

2024 LTI Grant Values

The 2024 annual LTI grant values for the CEO and other NEOs, as compared to the prior year, are shown in the following table. The number of shares associated with each award is set forth in the Grants of Plan-Based Awards table on page 70. The LTI grant value for Mr. Davis was increased by the Board based on a review of his performance and the competitive positioning of his compensation relative to the primary and supplemental peer groups. Consistent with our compensation strategy that supports a pay-for-performance culture, the Board intends to continue to adjust Mr. Davis’s compensation, and when appropriate, increase it to ensure it remains competitive to these peer groups and aligned with the Board’s assessment of his business performance and leadership.

	Target Grant Value(1)		Increase in Target Grant Value
Executive Officer	2023	2024

Davis	$13,500,000	$15,500,000	+$2,000,000

Litchfield	4,250,000	4,250,000	—

DeLuca(2)	3,200,000	3,200,000	—

Larson(3)	—	2,650,000	—

Li	5,600,000	5,600,000	—
(1)

Grant values shown above will be different from the values shown in the Summary Compensation and Grants of Plan-Based Awards tables based on the fair value on grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) and SEC disclosure rules, which consider factors other than share price.

(2)	Mr. DeLuca received a $3,000,000 retention LTI grant that will vest on April 30, 2027, subject to his continued employment. Please see page 57 for additional details.
(3)

Ms. Larson was hired on April 1, 2024, and, under the terms of her offer letter, in addition to her annual LTI award, she also received an RSU grant of $4,400,000 and a stock option grant of $1,500,000, as a part of her sign-on award (the majority of which replaced forfeited equity at her prior company and the balance of the award provided a critical incentive for Ms. Larson to accept our offer of employment to join the Company’s executive leadership team).

Merck & Co., Inc. 2025 Proxy Statement

56	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2024 Compensation

PSU Program

At the beginning of each year, we review the design of our PSU program to ensure that our metrics are focused on the long-term measures that are most applicable to driving value for the Company and its shareholders over a three-year performance period. Payouts under the PSU program are formulaic and, as such, the C&MD Committee does not consider individual performance or use discretion when determining final awards.

Financial targets applicable to the PSUs are established based on our three-year financial plan, which considers a variety of factors, including management, Board, and external expectations and aspirations of our long-term performance. The financial targets for our currently outstanding PSUs are Earnings Per Share (“EPS”) and Relative Total Shareholder Return (“R-TSR”), with 50% of the payout tied to EPS and 50% tied to R-TSR. R-TSR performance versus our primary peer group is measured at the end of the three-year period and compares the Company’s average annual Total Shareholder Return (“TSR”) to the median TSR of that peer group. Each percentage point of outperformance or underperformance versus the median modifies the earned award up or down by five percentage points. In the event of underperformance by more than 10 percentage points, there will not be a payout on the R-TSR portion of the award. In the event of outperformance, the payout on the R-TSR portion of the award cannot exceed 200%. If our annualized TSR is negative, the payout on this portion of the award cannot exceed 100%, even if our R-TSR outperforms the median of the peer group.

Payouts Under the 2022-2024 PSU Program Performance Period

For grants issued in 2022, 70% of each NEO’s annual target LTI was converted to PSUs based on the closing price of Company stock on the date of grant. The number of PSUs ultimately earned is based on our performance against the pre-established EPS target and R-TSR performance.

For the 2022-2024 performance period, EPS was weighted at 50%, and three-year R-TSR versus our primary peer group was weighted at 50%. The outcome of the combined performance resulted in an actual payout of 169% as illustrated below.

The 169% payout was based on our strong EPS performance due to the continued momentum in key growth areas of the business that delivered above-plan after-tax non-GAAP net income, resulting in an EPS payout of 200%. In addition, our TSR outperformed the median of our pharmaceutical peer group by nearly 8%, resulting in an R-TSR payout of 139%.

(1)	Rounded to the nearest whole percentage.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis The Elements of 2024 Compensation	÷ ÷ ÷ ÷	57

Named Executive Officer PSU Distribution

Based on the final payout of 169%, the NEOs received the following number of shares of Company common stock, including dividends accrued during the performance period and paid in shares:

Named Executive Officer	Target Award (# of shares)	Final Award(1) (# of shares)

Davis	100,244	184,772

Litchfield	23,461	43,244

DeLuca	25,594	47,176

Larson(2)	—	—

Li	33,272	61,329
(1)	Includes accrued dividends distributed in shares following final award determination.
(2)	Ms. Larson was hired on April 1, 2024, and she did not receive a 2022 PSU grant.

Additional information regarding the payouts under the 2022-2024 PSU performance period is provided in the Option Exercises and Stock Vested table on page 74.

To accurately reflect the operating performance of our business, the C&MD Committee approved a consistent framework of adjustments to our reported financial results for incentive program purposes. For further explanation of these adjustments and our GAAP versus non-GAAP results, please refer to Appendices A and B on pages 100 and 102, respectively.

Retention Action

In recognition of the strategic importance of the Animal Health business and the dynamic nature of its industry, the C&MD Committee approved a $3,000,000 retention LTI grant for Mr. DeLuca. Given Mr. DeLuca’s extensive industry experience and strong general management and leadership skills, management believes he is a vital asset to our organization and critical to driving our strategic goals forward. The LTI grant was issued on April 30, 2024, in the form of 100% RSUs, vesting in its entirety at the end of a three-year period on April 30, 2027, subject to his continued employment.

Other Employee Benefits

Similar to the Company’s other salaried, U.S.-based employees, the NEOs participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable us to attract and retain our workforce in a highly competitive market. Pension and savings plans help employees save and prepare financially for retirement. Health and welfare and paid time-off benefits help ensure that we have a healthy, productive, and focused workforce.

Additionally, senior management employees, including the NEOs, are provided a limited number of other benefits, which the C&MD Committee believes are reasonable, appropriate, and consistent with our executive compensation philosophy.

These benefits, which are described in more detail below, are reflected in the “All Other Compensation” column of the Summary Compensation table.

•

Financial and tax planning. Executives receive a $10,000 cash allowance each December to encourage consultation with knowledgeable financial and tax planning experts who can help them understand the compensation and benefits programs in which they participate.

•

Personal use of Company aircraft. Our global security organization regularly evaluates the travel risk for our CEO. As a result of these assessments and based on our security team’s recommendation, our Board of Directors has determined that our CEO must use Company-provided aircraft for all business and personal travel. Personal use of Company aircraft by other executives requires CEO approval and is only permitted under exceptional circumstances. Other than our CEO, Dr. Li was the only other NEO with limited personal use of Company aircraft in 2024.

•

Personal use of Company car and driver. Our CEO is provided with a car and driver to ensure his individual safety and security. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, allowing them to devote additional time to critical Company business. In 2024, personal use of a Company car and driver was provided to Ms. Larson and Dr. Li.

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58	ç ç ç ç	Compensation Discussion and Analysis The Elements of 2024 Compensation

•

Residential security systems and travel security. Reimbursement for the installation, maintenance, and remote access of residential security systems and travel security is provided to select executives, when deemed necessary by our internal global security team. Executives are responsible for paying monthly security monitoring fees, which are not reimbursable. Other than for our CEO, there was no reimbursement with respect to residential security systems or travel security for any other NEO in 2024.

Other Compensation Practices

Stock Ownership Requirements

The C&MD Committee recognizes the critical role that executive stock ownership has in aligning the interests of management with those of shareholders. As such, we maintain a formal stock ownership policy that requires the CEO and other senior executives to hold a certain amount of Company common stock for so long as they remain in office. The amount of Company common stock an executive is required to hold is based on a designated multiple of the executive’s base salary. Until the designated multiple of base salary is reached, executives are required to retain in stock a percentage of the after-tax net proceeds associated with stock option exercises and/or PSU and RSU settlements (100% for the CEO and 75% for the other NEOs). In calculating the attainment of our stock ownership requirements, we exclude (1) unexercised stock options and (2) unvested PSUs and RSUs.

The following table sets forth the stock ownership requirements and current stock ownership status as a multiple of base salary for the CEO and other NEOs as of February 28, 2025.

(1)	Ms. Larson was hired on April 1, 2024.

Merck & Co., Inc. 2025 Proxy Statement

Compensation Discussion and Analysis The Elements of 2024 Compensation	÷ ÷ ÷ ÷	59

Return of Incentive Compensation (“Clawback Policy”)
The C&MD Committee has adopted a clawback policy, in compliance with Rule
10D-1
of the Securities Exchange Act of 1934 and Section 303A.14 of the New York Stock Exchange Listed Company Manual (the “Dodd-Frank Clawback Policy”).
In addition to the Dodd-Frank Clawback Policy, executives are also subject to the recoupment of incentive-based cash compensation, equity-based compensation (both time-based and performance-based), and any proceeds or earnings received in respect to such compensation, where the C&MD Committee determines that (a) the executive engaged in misconduct, or failed to reasonably supervise an employee who engaged in misconduct, that resulted in (i) a material violation of a written Company policy relating to the research, development, manufacturing, sales, or marketing of the Company’s products or (ii) conduct detrimental to the Company, including the Company’s overall goodwill or reputation to the Company, and (b) a significant negative impact on the Company’s financial operating results or reputation occurred.
Hedging and Pledging
As part of our insider trading policy, the Company has a policy against the hedging and pledging of Company securities that is applicable to our Directors and management-level employees, including officers. See page 31 of this proxy statement under
Hedging and Pledging
for more information.
Tax Deductibility of Compensation
In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the C&MD Committee may authorize compensation that is not deductible if it is determined to be appropriate and in the best interests of the Company and our shareholders.
Equity Award Granting Policy
We do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative earnings announcement, nor do we time the public release of such information based on stock option grant dates. For additional
information about our grant policy, see page 55 of this proxy statement under
Current LTI Grant Practices
.
While we do not grant stock options in anticipation of, or immediately following, the release of material nonpublic information about our Company, the SEC has adopted Item 402(x) of Regulation
S-K,
which requires companies to disclose certain information in the event stock options were granted within four business days before or one business day after the filing of a
10-Q
or
10-K,
or the filing or furnishing of an
8-K
that discloses material nonpublic information. As disclosed in the Grants of Plan-Based Awards table on page 70, and consistent with prior practice as described earlier, we granted stock options to our NEOs on April 30, 2024, which grant was three business days following our
8-K
disclosure of Q1 2024 earnings. We subsequently filed our Q1 2024
10-Q
on May 3, 2024, and as such, the following tabular disclosure of our 2024 stock options grants is required by Item 402(x).

Named Executive Officer	Grant Date	Number of Securities Underlying the Award (1)	Exercise Price of the Award (1)	Grant Date Fair Value of the Award (1)	Percentage change in the closing market price of the
securities underlying the award between the trading
day ending immediately prior to the disclosure of
material nonpublic information and the trading day
beginning immediately following the disclosure of
material nonpublic information
(2)

Davis	4/30/2024	181,641	$129.22	$4,650,010	N/A

Litchfield	4/30/2024	49,805	129.22	1,275,008	N/A

DeLuca	4/30/2024	37,500	129.22	960,000	N/A

Larson	4/30/2024	89,649	129.22	2,295,014	N/A

Li	4/30/2024	65,625	129.22	1,680,000	N/A

(1)	See the Grants of Plan-Based Awards on page 70.
(2)
While no material nonpublic information was disclosed in our
10-Q,
filed on May 3, 2024, the percentage change in the closing market price of our Company common stock between Thursday, May 2, 2024 and Monday, May 6, 2024 was
-0.54%.

Merck & Co., Inc.
2025 Proxy Statement

60	ç ç ç ç	Compensation Discussion and Analysis Compensation Risk Assessment

Compensation Risk Assessment
Our executive compensation program and policies are driven by our business environment and designed to enable us to achieve our mission and adhere to our values. The C&MD Committee and senior management continually evaluate the relationship between risk and reward as it relates to our executive compensation program and have adopted policies and practices that mitigate undue risk while preserving the incentive/variable nature of the compensation. These policies and practices are described in more detail in the
Compensation Policies and Practices
chart on page 46.
In 2024, our Company engaged Pay Governance, a compensation consultant to management, to perform a formal assessment of our executive compensation program, policies, and practices based on generally accepted compensation practices. The results of the assessment were reviewed by FW Cook, the C&MD Committee’s independent compensation consultant, and then discussed with the C&MD Committee in November 2024. The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. In addition to ongoing monitoring of our programs and policies, we are committed to performing formal assessments on a periodic basis. The next formal assessment is scheduled for review and discussion with the C&MD Committee in November 2026.
Compensation and Management Development Committee Report
The C&MD Committee, comprised of independent Directors, reviewed and discussed the above CD&A with management. Based on the review and discussions, the C&MD Committee recommended to our Board of Directors that the CD&A be included in these proxy materials.
Compensation and Management Development Committee
Patricia F. Russo (Chair)
Mary Ellen Coe
Thomas H. Glocer
Risa J.
Lavizzo-Mourey,
M.D.
Inge G. Thulin
Kathy J. Warden

Merck & Co., Inc.
2025 Proxy Statement

÷ ÷ ÷ ÷	61

Summary Compensation Table
The following table summarizes the total compensation that was paid or accrued for the NEOs for the fiscal years ended December 31, 2024, 2023, and 2022. The NEOs are the Company’s Chief Executive Officer, Chief Financial Officer, and the three next most highly compensated executive officers as of December 31, 2024. All amounts in the following table are rounded to the nearest dollar.

Name and Principal Position	Year		Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)		Option Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)		All Other Compensation ($) (6)	Total ($)
Robert M. Davis Chairman, Chief Executive Officer and President	2024		$1,623,874	$0	$13,077,541		$4,650,010		$2,761,650	$511,878	(7)	$561,112	$23,186,064
	2023		1,603,091	0	9,997,585		4,050,000		3,585,300	651,163	(8)	386,148	20,273,287
	2022		1,538,613	0	8,868,587		3,524,995		4,125,150	180,259	(9)	412,490	18,650,093
Caroline Litchfield Executive Vice President and Chief Financial Officer	2024		1,166,044	0	3,585,716		1,275,008		1,333,800	0	(10)	147,210	7,507,778
	2023		1,093,063	0	3,147,375		1,275,003		1,665,000	792,534	(11)	327,410	8,300,385
	2022		959,959	0	2,075,595		824,999		1,735,500	0	(12)	326,605	5,922,657
Richard R. DeLuca, Jr. Executive Vice President and President, Merck Animal Health	2024		958,747	0	5,699,835		960,000		1,096,680	268,758	(13)	114,511	9,098,531
	2023		910,027	0	2,369,846		959,999		1,369,000	470,087	(14)	118,931	6,197,890
	2022		840,522	0	2,264,301		899,993		1,513,000	0	(15)	101,011	5,618,828
Betty Larson Executive Vice President and Chief Human Resources Officer	2024		604,396	725,000	6,635,712	(16)	2,295,014	(17)	685,246	32,106		280,323	11,257,796
	2023	(18)	—	—	—		—		—	—		—	—
	2022	(18)	—	—	—		—		—	—		—	—
Dean Li, M.D., Ph.D. Executive Vice President and President, Merck Research Laboratories	2024		1,451,077	0	4,724,760		1,680,000		1,659,840	400,472		170,183	10,086,332
	2023		1,368,819	0	4,147,202		1,679,999		2,072,000	339,249		172,146	9,779,414
	2022		1,095,055	0	2,943,574		1,169,998		2,225,000	210,204		122,233	7,766,063
(1)
Amounts shown reflect actual base salary earnings and are not reduced to reflect the NEOs’ elections, if any, to defer receipt of salary into the Merck Deferral Program, an unfunded nonqualified savings plan.

For more information about deferred amounts, see the Nonqualified Deferred Compensation table and related footnotes on page 77.
(2)
The amounts shown in this column represent the full grant date fair value of RSUs and PSUs granted to each of the NEOs during 2024, 2023, and 2022, respectively, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during the respective year. Please refer to pages
56-57
for more information on PSU awards. For discussion of the assumptions used in these valuations, see
Note 12
to the Company’s
Consolidated Financial Statements
in the 2024
10-K.

The maximum value of the PSU awards granted to the NEOs during 2024, assuming achievement of the highest level of performance (200%) was:

Named Executive Officer	Maximum Value of PSU Awards ($)

Davis	$26,155,082

Litchfield	7,171,432

DeLuca	5,399,726

Larson	4,471,541

Li	9,449,521

For more information on the awards granted during 2024, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 70.
(3)
The amounts shown in this column represent the full grant date fair value of stock options granted to each of the NEOs during 2024, 2023, and 2022, respectively, as calculated in accordance with FASB ASC Topic 718. The stock option values were calculated using the Black-Scholes option pricing model and may not represent the actual value realized by the NEOs during the respective year. For discussion of the assumptions used in these valuations, see
Note 12
to the Company’s
Consolidated Financial Statements
in the 2024
10-K.

For more information on stock options granted during 2024, see the Grants of Plan-Based Awards table and related narrative and footnotes beginning on page 70.

Merck & Co., Inc.
2025 Proxy Statement

62	ç ç ç ç	Summary Compensation Table

(4)
Represents amounts paid under the EIP. For more information, see the
Grants of Plan-Based Awards
table and related narrative and footnotes beginning on page 70. Amounts shown are not reduced to reflect the NEOs’ elections, if any, to defer receipt of awards into the Merck Deferral Program. For more information, see the
Nonqualified Deferred Compensation
table and related notes and narrative on page 77.

(5)
Amounts shown are solely an estimate of the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans from December 31, 2023 to December 31, 2024. These plans include the Merck U.S. Pension Plan, MSD Supplemental Retirement Plan, and U.K. Pension Plan (Ms. Litchfield only). For more information about the U.S. plans, see the
Pension Benefits
table and accompanying narrative beginning on page 75. The Merck Deferral Program, an unfunded nonqualified savings plan, does not provide for above market or preferential earnings. For more information, see the
Nonqualified Deferred Compensation
table and related notes and narrative on page 77.

(6)
See the
All Other Compensation
table on page 63 for additional details on amounts. See footnotes 1 and 4 to the
All Other Compensation
table for an explanation of how financial and tax planning benefits, as well as installation, maintenance, residential security, travel security, and remote access of home security, are valued. For all other personal benefits provided to the NEOs, in accordance with SEC disclosure rules, the cost of those benefits was calculated as the incremental cost of providing them. Each benefit serves a business purpose, as described further in the Other Employee Benefits section on page 57.

(7)	For 2024, the change in value compared to the previous year is less primarily due to a decrease in earnings compared to 2023.
(8)	For 2023, the change in value is primarily due to increases in earnings compared to 2022.
(9)	For 2022, the change in value compared to the previous year is less primarily due to an increase in discount rates as of December 31, 2022.
(10)
For 2024, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative primarily due to an increase in discount rates, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(11)
For 2023, the U.S. change in pension value and U.K. change in pension value are both positive. The U.K. change in value increased primarily due to the annual inflationary increase as well as a decrease in the discount rate.

(12)
For 2022, the U.S. change in pension value is positive; however, the U.K. change in pension value is negative primarily due to an increase in discount rates, resulting in an aggregate negative change in pension value that is reported as $0 in accordance with SEC rules.

(13)	For 2024, the change in value compared to the previous year is less primarily due to an increase in discount rates as of December 31, 2024.
(14)	For 2023, the change in value is primarily due to a decrease in discount rates as of December 31, 2023.
(15)	For 2022, the change in value is negative primarily due to an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.
(16)	The grant date fair value of Ms. Larson’s sign-on RSU grant was $4,399,941, and the grant date fair value of her annual PSU grant was $2,235,771.
(17)	The grant date fair value of Ms. Larson’s sign-on stock option grant was $1,500,006, and the grant date fair value of her annual stock option grant was $795,008.
(18)	Ms. Larson was hired on April 1, 2024, and as a result, she was not a NEO in 2022 or 2023.

Merck & Co., Inc.
2025 Proxy Statement

Summary Compensation Table	÷ ÷ ÷ ÷	63

All Other Compensation

Name	Year		Financial/Tax Counseling & Tax Preparation Services ($) (1)	Company Aircraft ($) (2)	Company Car and Driver ($) (3)	Installation, Maintenance, Residential Security, Travel Security, and Remote Access of Home Security ($) (4)	Relocation Expense and Tax Equalization ($)		Savings Plan Company Match and Credits ($) (5)	Total ($)

Davis	2024		$10,000	$224,340	$11,517	$81,242	$0		$234,013	$561,112

	2023		10,000	91,519	15,224	11,824	0		257,580	386,148

	2022		10,000	191,073	8,113	6,689	0		196,615	412,490

Litchfield	2024		10,000	0	0	0	10,102	(6)	127,108	147,210

	2023		10,000	0	0	0	190,245	(6)	127,165	327,410

	2022		10,000	0	0	0	220,220	(6)	96,385	326,605

DeLuca	2024		10,000	0	0	0	0		104,511	114,511

	2023		10,000	0	0	0	0		108,931	118,931

	2022		10,000	0	0	0	0		91,011	101,011

Larson	2024		10,000	0	2,146	0	243,254	(7)	24,923	280,323

	2023	(8)	—	—	—	—	—		—	—

	2022	(8)	—	—	—	—	—		—	—

Li	2024		10,000	1,413	592	0	0		158,178	170,183

	2023		10,000	0	579	0	0		161,567	172,146

	2022		10,000	0	0	0	0		112,233	122,233
(1)	The NEOs receive a cash allowance each December for financial and tax planning benefits.

(2)
The value of any personal use of Company aircraft by the NEOs is based on the aggregate incremental per-hour
cost based on the flight time flown from origination to destination and a return to point of origination without passengers, when applicable. This benefit is taxable to the NEOs. As further described in the Other Employee Benefits section on page 57, personal use of Company aircraft is required for the CEO for security purposes.

(3)	The value of any personal use of Company car and driver by the NEOs is based on the recipient’s cost if equivalent assets were used independent of the Company. This benefit is taxable to the NEOs.
The incremental cost calculation for personal use of Company car and driver by the NEOs includes driver overtime, meals, travel pay, maintenance and fuel costs. Personal use of a car and driver is also provided to a select number of other executives, primarily for commuting purposes, as further described in the Other Employee Benefits section on page 57.

(4)	Installation, maintenance, residential security, travel security, and remote access of home security are valued at actual costs billed by outside vendors.

(5)
The NEOs received Company matching contributions equal to 75% of the first 6% of eligible compensation contributed (up to the IRS limit for qualified savings plans) to the Merck U.S. Savings Plan and a 4.5% credit of eligible compensation in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program.

(6)
Prior to her appointment as our Chief Financial Officer, Ms. Litchfield served on an expatriate assignment that entitled her to receive certain tax equalization benefits, consistent with the Company’s standard practices for employees serving in an expatriate capacity. The tax equalization benefits are designed to mitigate the impact of an expatriate assignment by covering tax expense in excess of what the employee would have incurred had the employee remained in their home country. The value of the tax equalization benefits has decreased as additional time has lapsed since Ms. Litchfield localized in the U.S.

(7)
In connection with Ms. Larson’s offer to join the company, she was provided with benefits under the Company’s Domestic Relocation Project Assignment Policy. As part of the standard benefits associated with this policy, the company paid or reimbursed Ms. Larson for certain qualifying expenses, such as corporate housing and a rental car.

(8)	Ms. Larson was hired on April 1, 2024, and as a result, she was not a NEO in 2022 or 2023.

Merck & Co., Inc.
2025 Proxy Statement

64	ç ç ç ç

CEO Pay Ratio
Introduction
The following is a disclosure of (1) total annual compensation for our CEO, (2) the median total annual compensation for our employees globally, excluding our CEO, and (3) the ratio of those two numbers.
Median Total Annual Compensation
We used base salary as of October 31, 2024 to identify the employee with the median total annual compensation (excluding our CEO). For this purpose, we annualized base salary for all full- and part-time employees (excluding our CEO) hired after January 1, 2024 and employed as of October 31, 2024. We converted foreign currency to U.S. dollars using a twelve-month average exchange rate between November 1, 2023 through October 31, 2024.
Employee Population
Our Company’s employee population as of October 31, 2024 included 30,587 (39%) employees in the United States and 48,287 (61%) employees outside the United States. After excluding 3,938 employees in 21 countries, as detailed in the table below and up to the 5% limit allowable under the SEC disclosure rules, we identified our median employee from a group of approximately 74,936 employees globally.

Country	Number of Employees	Country	Number of Employees

Algeria	34	Nigeria	1

Bosnia and Herzegovina	9	North Macedonia	4

Bulgaria	69	Peru	156

Dominican Republic	7	Philippines	210

Ecuador	55	Russian Federation	173

Egypt	185	Serbia	65

Honduras	5	Thailand	306

India	1582	Ukraine	107

Indonesia	184	Uruguay	76

Jordan	23	Vietnam	308

Malaysia	379

Total			3,938
The Ratio
The total annual compensation of our median employee as calculated under the
Summary Compensation
table requirements for calculating total annual compensation was $106,091 comprised of base salary, annual cash incentive, savings plan company match, and change in pension value. The total annual compensation for our CEO was $23,186,064. A reasonable estimation of the ratio of our CEO’s compensation to our median employee’s compensation is 219 to 1.
Under the SEC rules, companies may identify the median total annual compensation using a wide variety of methods, including reasonable assumptions and estimations. It is, therefore, difficult to compare our Company’s ratio to the ratios of other companies.

Merck & Co., Inc.
2025 Proxy Statement

÷ ÷ ÷ ÷	65

Pay Versus Performance
Introduction
The following disclosure and tables are provided in compliance with the requirements of Item 402(v) of Regulation
S-K
(the “Pay versus Performance” or “PVP rules”) to summarize information regarding the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, for our CEO and non-CEO
NEOs, on an average basis, and the Company’s financial performance for the fiscal years presented below.
The C&MD Committee does not utilize CAP as the basis for making compensation decisions, nor does it use the performance measures that have been prescribed by the SEC to assess performance under the Company’s short-term or long-term incentive plans.
For information on the objectives and strategy of our executive compensation program and how we align pay with performance, refer to the Executive Compensation Overview on page 45.
Most Important Metrics Used to Link Pay and Performance
In accordance with the PVP rules, the most important performance metrics used to link our NEOs’ pay to performance in 2024 are listed below. These metrics align with the measures used in our Company Scorecard, as described on page 53, and our PSU Program, as described on page 56. These metrics help translate our strategic priorities into operational terms that enable us to measure and track our progress against annual operating goals and long-term strategic drivers of sustainable value creation, aligning the pay of our executives to company performance. Although stock price performance, as reflected by our Total Shareholder Return (“TSR”), is not a metric used in our current programs to set or evaluate the level of pay for our executives and, therefore, is not included in the list below, it directly impacts the value of LTIs granted to our NEOs.

Company Scorecard Metrics	PSU Program Metrics

Revenue	Relative Total Shareholder Return (R-TSR)

Pre-Tax Income	Non-GAAP Earnings Per Share (EPS)

Pipeline

Sustainability
Summary Compensation Table Versus Compensation Actually Paid
The

Summary Compensation

table (“SCT”) discloses a mix of compensation earned during the year, e.g., base salary and annual cash incentive, the full grant date fair value of equity granted during the year, and changes in the present value of pension benefits, which can be impacted by various actuarial assumptions. The CAP definition of pay adjusts compensation reported for a particular year to reflect an annualized value of compensation by removing the values mandated by the SCT for equity granted during the year and changes in the present value of pension benefits and instead including the value of equity vesting during the year, the potential change in value of unvested equity granted in prior years, the value of dividends accrued or paid during the year, and the value of pension benefits earned during the year. It is important to note that the executive did not actually earn or receive the amount defined as CAP in the applicable year. The following illustrates the amounts added and subtracted to SCT compensation to arrive at the SEC’s definition of CAP.

Merck & Co., Inc.
2025 Proxy Statement

66	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

Pay Versus Performance Table
The following table* summarizes the SCT compensation and CAP for our CEO(s) and the average for our non-CEO
NEOs for the last five fiscal years, ending December 31, 2024. In accordance with the PVP rules, the table also includes certain prescribed performance related measures.

	Summary Compensation Table Total for CEO (Davis)	Summary Compensation Table Total for CEO (Frazier)	Compensation Actually Paid to CEO (Davis) (6)	Compensation Actually Paid to CEO (Frazier) (6)	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs (6)	Value of Initial Fixed $100 Investment Based on
Fiscal Year							Total Shareholder Return (7)	Peer Group Total Shareholder Return (8)	GAAP Net Income ($ 000’s)	Non-GAAP EPS (9)

2024 (1)	$23,186,064	—	$14,725,823	—	$9,487,609	$6,989,318	$133.61	$153.72	$17,117,000	$7.65

2023 (2)	20,273,287	—	26,701,326	—	7,629,512	9,360,664	142.53	142.00	365,000	1.51

2022 (3)	18,650,093	—	52,474,235	—	8,406,647	22,341,814	141.12	138.11	14,519,000	7.48

2021 (4)	13,722,121	15,196,920	14,390,893	13,328,924	6,709,905	7,004,950	94.47	130.44	12,345,000	5.37

2020 (5)	—	22,088,429	—	10,578,487	6,041,722	3,582,756	92.79	106.53	4,519,000	2.97
*	Compensation shown is rounded to the nearest dollar.
(1)	Non-CEO NEOs for 2024 are Ms. Litchfield, Mr. DeLuca, Ms. Larson, and Dr. Li.
(2)	Non-CEO NEOs for 2023 are Ms. Litchfield, Mr. Chattopadhyay, Mr. DeLuca, and Dr. Li.
(3)	Non-CEO NEOs for 2022 are Mr. Frazier, Ms. Litchfield, Mr. Guindo, Dr. Li, and Ms. Zachary. Since Mr. Davis was CEO for all of 2022, only his compensation is shown in the CEO SCT and CAP columns.
(4)
Non-CEO
NEOs for 2021 are Ms. Litchfield, Mr. Clyburn, Mr. DeLuca, and Dr. Li. As a result of Mr. Frazier’s retirement as CEO, effective June 30, 2021, and Mr. Davis’s promotion to CEO, effective July 1, 2021, the Pay versus Performance table includes the compensation for both executives as CEO in 2021. The SCT and CAP amounts reported for Mr. Davis and Mr. Frazier reflect compensation for all of 2021, not just the respective periods in which they were CEO.

(5)	Non-CEO NEOs for 2020 are Mr. Davis, Mr. Chattopadhyay, Dr. Perlmutter, and Ms. Zachary. Since Mr. Frazier was CEO for all of 2020, only his compensation is shown in the CEO SCT and CAP columns.
(6)	See the table on page 67 for additional details on the calculation of the CAP value.
(7)
TSR assumes an initial $100 investment in Company stock beginning on December 31, 2019. TSR is cumulative, with the value determined at the end of each applicable fiscal year, calculated in accordance with Item 201(e) of Regulation
S-K.

(8)
Peer Group TSR assumes an initial $100 investment in the Company’s primary peer group (market cap-weighted).
As described on page 47, the Company’s primary peer group consists of the following companies: AbbVie, Amgen, AstraZeneca, Bristol-Myers Squibb, Eli Lilly, Gilead Sciences, GlaxoSmithKline, Johnson & Johnson, Novartis, Pfizer, Roche Holding AG, and Sanofi.

(9)
The SEC requires the disclosure of a company selected measure, representing the most important financial metric used for determining CAP for the current fiscal year. As described in more detail on page 69, the selected measure for 2024 is non-GAAP
EPS. Refer to Appendix A on page 100 for a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 102 provides an explanation of adjustments to non-GAAP
results for incentive plans purposes.

Merck & Co., Inc.
2025 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	67

The following table*
provides
additional information on how CAP for each reporting year was determined, starting with SCT compensation and applying each of the required adjustments, as applicable, in accordance with the PVP rules.

	Summary Compensation Table Total Compensation	Value of Pension Benefits Deducted from SCT (1)	Value of Equity Deducted from SCT	Value of Pension Benefits Per CAP Definition (2)	Fair Value of Equity Compensation Granted in Current Year (3)	Year-Over-Year Change in Fair Value of Unvested Equity (4)	Change in Fair Value of Equity that Vested During the Year (5)	Value of Dividends Accrued or Paid on Stock Awards (6)	Compensation Actually Paid

CEO (Davis)

2024	$23,186,064	$511,878	$17,727,551	$321,870	$10,065,366	$(2,204,776)	$555,545	$1,041,183	$14,725,823

2023	20,273,287	651,163	14,047,586	271,130	18,028,095	(97,780)	1,522,952	1,402,391	26,701,326

2022	18,650,093	180,259	12,393,581	280,085	26,824,642	14,171,478	3,931,065	1,190,712	52,474,235

2021	13,722,121	235,640	9,084,579	265,823	10,649,030	(669,339)	(661,118)	404,596	14,390,893

CEO (Frazier)

2021	15,196,920	—	10,615,096	418,183	12,443,073	(2,633,787)	(2,435,189)	954,819	13,328,924

2020	22,088,429	2,288,641	15,502,597	379,037	17,150,711	(5,340,113)	(7,290,425)	1,382,086	10,578,487

Average Non-CEO NEOs

2024	9,487,609	175,334	6,714,011	130,394	4,223,773	(520,745)	281,388	276,243	6,989,318

2023	7,629,512	479,834	4,253,332	152,186	5,458,528	(43,471)	475,952	421,122	9,360,664

2022	8,406,647	42,041	5,514,804	122,447	9,133,936	6,336,440	3,346,846	552,343	22,341,814

2021	6,709,905	107,732	4,261,734	122,147	4,829,729	(247,588)	(208,749)	168,972	7,004,950

2020	6,041,722	498,315	3,518,845	157,683	3,892,938	(1,222,908)	(1,583,911)	314,391	3,582,756
*	Compensation shown is rounded to the nearest dollar.
(1)
Represents the aggregate change in actuarial present value of the NEOs’ accrued benefits under the Company’s pension plans. The change in pension value for Mr. Frazier is negative in 2021, primarily due to age and an increase in discount rates. In accordance with SEC rules, a $0 value is reported rather than a negative amount.

(2)
These amounts represent the present value of expected pension benefit accruals earned in the current year and reflects assumptions used for financial statement reporting purposes. They do not reflect the change in the present value of the accumulated pension benefit due to changes in assumptions such as discount rate from year to year.

(3)
These amounts represent the fair value as of the indicated fiscal year-end
of the outstanding and unvested stock and option awards granted during such fiscal year, calculated in accordance with the methodology used for financial reporting purposes. The fair value differs from the value in the SCT because for purposes of CAP the fair value for equity granted in the current year is determined as of the last day of the applicable year. Fair values in the SCT are determined as of the grant date.

(4)
These amounts represent the change in fair value during the indicated fiscal year of each stock and option award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on an estimate of the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(5)
These amounts represent the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock and option award that was granted in a prior fiscal year and that vested during the indicated fiscal year, calculated in accordance with the methodology used for financial reporting purposes.

(6)
These amounts represent the dollar value of any dividends or other earnings accrued or paid on stock or option awards in the applicable fiscal year or for awards that vested in the fiscal year, prior to the vesting date, that are not otherwise reflected in the fair value of such awards or included in any other component of total compensation for the applicable fiscal year.

Merck & Co., Inc.
2025 Proxy Statement

68	ç ç ç ç	Pay Versus Performance Pay Versus Performance Table

Relationship Between CAP and TSR
The chart below illustrates the relationship between the CEO CAP and average non-CEO

NEO CAP, calculated in accordance with the PVP rules, and the Company’s TSR and Peer Group TSR. The peer group for each listed fiscal year consists of the companies listed as our current primary peer group. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO

NEO CAP for that year.

As described on page 56, our PSU program utilizes three-year cumulative EPS and
R-TSR,
each weighted at 50%. Performance versus our peer group is measured at the end of the three-year period and compares the Company’s average annual TSR to the median TSR of our primary peer group. For purposes of this disclosure, the Company TSR and peer group TSR are based on the following performance periods.

Reporting Year	Beginning	End	Number of Years

2024	12/31/2019	12/31/2024	5 years

2023	12/31/2019	12/31/2023	4 years

2022	12/31/2019	12/31/2022	3 years

2021	12/31/2019	12/31/2021	2 years

2020	12/31/2019	12/31/2020	1 year
Relationship Between CAP and Net Income
The chart below illustrates the relationship between the CEO CAP and average non-CEO
NEO CAP, calculated in accordance with the PVP rules, and the Company’s GAAP net income. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO
NEO CAP for that year. For 2023, GAAP net income reflects the impact of $17.1 billion in business development activity, including the acq uis
itions of Prometheus and Imago, and the collaborations with Daiichi and Kelun.

Merck & Co., Inc.
2025 Proxy Statement

Pay Versus Performance Pay Versus Performance Table	÷ ÷ ÷ ÷	69

Relationship Between CAP and the Company-Selected Measure
The SEC requires the disclosure of a company-selected measure, defined as the most important financial metric used for determining CAP for the current fiscal year. For 2024, we consider non-GAAP
EPS to be the most important financial measure used to link pay with performance because EPS represents 50% of our PSU program design, PSUs represent 70% of annual LTI grants, and LTI represents the majority of our executives’ target TDC. Specifically, for 2024, non-GAAP
EPS influences 28% of our CEO’s target TDC and 22% of the average target TDC for our non-CEO
NEOs. It is worth noting that the SEC requires the disclosure of single year metrics for purposes of comparing CAP to a company-selected measure. While our PSU program design employs three-year non-GAAP
EPS, in the graph below, CAP is being compared to
one-year
non-GAAP
EPS.
The chart below illustrates the relationship between the CEO CAP and average non-CEO

NEO CAP, calculated in accordance with the PVP rules, and the Company’s non-GAAP

EPS for the applicable reporting year. For 2021, the CAP for Mr. Davis and Mr. Frazier are shown separately as CEO CAP since both executives served as CEO for a portion of the year. In 2022, Mr. Davis served as CEO for the entire year, and Mr. Frazier served as Executive Chairman until his retirement on November 30, 2022. As such, Mr. Frazier’s 2022 CAP is included in the average non-CEO

NEO CAP for that year. For 2023,

non-GAAP

EPS was negatively affected by $6.21 of charges for certain upfront and pre-approval

milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval

assets obtained in transactions accounted for as asset acquisitions.

As described on page 56, our PSU program utilizes a
non-GAAP
EPS goal, established based on a three-year financial plan, which considers a variety of factors including management, Board, and external expectations and aspirations of our long-term performance. Appendix A on page 100 provides a reconciliation between GAAP and non-GAAP
financial measures. Appendix B on page 102 provides an
explanation
of adjustments to
non-GAAP
results for incentive plans purposes.

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2025 Proxy Statement

70	ç ç ç ç

Grants of Plan-Based Awards
The following table provides information concerning each award made in 2024 to the NEOs under any incentive plan.
Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2024

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Name	Grant Date	Approval Date	Award Type	Thres- hold ($) (1)	Target ($) (1)	Maximum ($) (1)	Thres- hold (#) (2)	Target (#) (2)	Maximum (#) (2)

Davis	3/28/2024	3/25/2024	PSU				0	82,228	164,456				$13,077,541

	4/30/2024	1/22/2024	Options								181,641	$129.22	4,650,010

			EIP	$0	$2,422,500	$4,845,000

Litchfield	3/28/2024	3/25/2024	PSU				0	22,546	45,092				3,585,716

	4/30/2024	1/22/2024	Options								49,805	129.22	1,275,008

			EIP	0	1,170,000	2,340,000

DeLuca	3/28/2024	3/25/2024	PSU				0	16,976	33,952				2,699,863

	4/30/2024	3/25/2024	RSUs							23,216			2,999,972

	4/30/2024	1/22/2024	Options								37,500	129.22	960,000

			EIP	0	962,000	1,924,000

Larson	4/1/2024	3/25/2024	PSU				0	14,161	28,322				2,235,771

	4/30/2024	1/22/2024	RSUs							34,050			4,399,941

	4/30/2024	1/22/2024	Options								89,649	129.22	2,295,014

			EIP	0	601,093	1,202,186

Li	3/28/2024	3/25/2024	PSU				0	29,708	59,416				4,724,760

	4/30/2024	1/22/2024	Options								65,625	129.22	1,680,000

			EIP	0	1,456,000	2,912,000
(1)
Amounts represent awards under the EIP, which equal a specified percentage of base salary as in effect on December 31, 2024. The actual amounts earned by each NEO are set forth in the
“Non-Equit
y
Incentive Plan Compensation” column of the
Summary Compensation
table.

(2)
The payout of PSUs can range from zero for below threshold performance to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. For more information on PSUs, see the PSU Program section on page 56 and the narrative to this
Grants of Plan-Based Awards
table on page 71.

(3)	For more information on RSUs, see the narrative to this Grants of Plan-Based Awards table on page 71.
(4)
Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date. For more information on stock options granted to the NEOs in 2024, please see
Current LTI Grant Practices
on page 55.

(5)
This column represents the full grant date fair value of PSUs,
RSUs
, and stock options granted to each of the NEOs, as calculated in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the NEOs during 2024.

Merck & Co., Inc.
2025 Proxy Statement

Grants of Plan-Based Awards Narrative Information Relating to the Grants of Plan-Based Awards Table	÷ ÷ ÷ ÷	71

Narrative Information Relating to the Grants of Plan-Based Awards Table

General Information Regarding the EIP

The EIP is designed to provide cash awards to employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, as follows:

•	Each executive officer is assigned a target award opportunity that is expressed as a multiple of salary.

•	The Company performance component (as reflected by the Company Scorecard) is multiplied by the target award opportunity.

•	The Company performance component can range between 50% and 200% of target.

•	If the combined results of the metrics do not total at least 50, no payout will be made.

General Information Regarding LTI

Stock Options

Stock options enable executives to share in the financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. The exercise price of a stock option is set as the closing price of Company common stock as reported on the NYSE on the grant date.

Subject to their terms, stock options generally vest and become exercisable in equal installments on the first, second and third anniversaries of the grant date and expire on the day before the tenth anniversary of the grant date.

RSUs

RSUs, subject to their terms, generally vest and become payable in equal installments in shares of Company common stock on the first, second and third anniversaries of the grant date. Dividend equivalents are accrued and paid out in cash if, and when, the RSUs vest. Mr. DeLuca’s one-time RSU retention grant, granted in April 2024, vests in its entirety on the third anniversary of the grant date, subject to his continued employment. Please see page 57 for additional details.

PSUs

PSUs, subject to their terms, generally vest and become payable in shares of Company common stock at the end of a three-year performance period provided that minimum performance goals are met. Failure to attain the minimum performance goal results in forfeiture of the shares applicable to the respective award opportunity. PSU awards for continuing executives and performance goals are approved by the C&MD Committee within the first 90 days of the applicable performance cycle.

For PSUs granted in 2024, final awards will be determined based on the following:

•	50% of the award will be determined by the Company’s cumulative EPS versus target for the three-year performance period (2024-2026).

•

50% of the award will be determined by the Company’s average annual TSR (inclusive of reinvested dividends) relative to the median TSR for our primary peer group for the three-year performance period (2024-2026).

Payouts can range from zero (for below threshold performance) to a maximum of 200% of target.

Dividend equivalents are accrued and paid in shares if, and when, the PSUs vest, and are only applied to the portion of the award that is earned.

Merck & Co., Inc. 2025 Proxy Statement

72	ç ç ç ç

Outstanding Equity Awards

The following table provides details about each outstanding equity award held by the NEOs as of December 31, 2024.

Outstanding Equity Awards for Fiscal Year Ended December 31, 2024

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Davis	116,370			5/3/19	$77.62	5/3/20	5/2/29

	83,020			5/1/20	75.36	5/1/21	4/30/30

	96,760			5/4/21	73.73	5/4/22	5/3/31

	152,102	76,053		5/3/22	87.10	5/3/23	5/2/32

	62,240	124,482		5/2/23	117.89	5/2/24	5/1/33

		181,641		4/30/24	129.22	4/30/25	4/29/34

										177,648	(3)	$17,672,423

										164,456	(4)	16,360,083

Litchfield	41,997			5/10/16	53.06	5/10/17	5/9/26

	26,465			5/5/17	62.07	5/5/18	5/4/27

	22,630			5/4/18	56.04	5/4/19	5/3/28

	17,455			5/3/19	77.62	5/3/20	5/2/29

	20,313			5/1/20	75.36	5/1/21	4/30/30

	69,413			5/4/21	73.73	5/4/22	5/3/31

	35,598	17,800		5/3/22	87.10	5/3/23	5/2/32

	19,594	39,189		5/2/23	117.89	5/2/24	5/1/33

		49,805		4/30/24	129.22	4/30/25	4/29/34

										55,926	(3)	5,563,518

										45,092	(4)	4,485,752

DeLuca	58,185			5/3/19	77.62	5/3/20	5/2/29

	77,830			5/1/20	75.36	5/1/21	4/30/30

	85,188			5/4/21	73.73	5/4/22	5/3/31

	38,834	19,418		5/3/22	87.10	5/3/23	5/2/32

	14,753	29,507		5/2/23	117.89	5/2/24	5/1/33

		37,500		4/30/24	129.22	4/30/25	4/29/34

								23,216	$2,309,528

										42,110	(3)	4,189,103

										33,952	(4)	3,377,545

Merck & Co., Inc. 2025 Proxy Statement

Outstanding Equity Awards	÷ ÷ ÷ ÷	73

Outstanding Equity Awards for Fiscal Year Ended December 31, 2024

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Grant Date	Option Exercise Price ($)	Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Larson		31,055		4/30/24	$129.22	4/30/25	4/29/34

		58,594		4/30/24	129.22	4/30/25	4/29/34

								34,050	$3,387,294

										28,322	(4)	$2,817,473

Li	15,087			5/4/18	56.04	5/4/19	5/3/28

	17,455			5/3/19	77.62	5/3/20	5/2/29

	21,014			5/1/20	75.36	5/1/21	4/30/30

	3,891			5/1/20	75.36	5/1/21	4/30/30

	94,654			5/4/21	73.73	5/4/22	5/3/31

	50,484	25,244		5/3/22	87.10	5/3/23	5/2/32

	25,818	51,637		5/2/23	117.89	5/2/24	5/1/33

		65,625		4/30/24	129.22	4/30/25	4/29/34

										73,692	(3)	7,330,880

										59,416	(4)	5,910,704

(1)

Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversaries of the grant date, and expire on the day before the tenth anniversary of the grant date. The date set forth in the “Vesting Date” column represents the first vesting date for such award.

(2)	Mr. DeLuca received a $3,000,000 LTI retention grant that will vest on April 30, 2027, subject to his continued employment. Please see page 57 for additional details.

For Ms. Larson, the grant and vesting dates of the unvested RSU award in this column are as follows: a) 11,350 RSUs are scheduled to vest on April 30, 2025, b) 11,350 RSUs are scheduled to vest on April 30, 2026, and c) 11,350 RSUs are scheduled to vest on April 30, 2027. The RSUs are payable in shares of Company common stock.

(3)

Maximum (200% of target) of PSUs granted during 2023 that may be earned based on the Company’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2025.

(4)

Maximum (200% of target) of PSUs granted during 2024 that may be earned based on the Company’s performance, as determined by the C&MD Committee, following the completion of the three-year performance period ending December 31, 2026.

(5)	The market value of the units reported in this column was computed by multiplying the number of such units by $99.48, the closing price of Company common stock on December 31, 2024.

Merck & Co., Inc. 2025 Proxy Statement

74	ç ç ç ç

Option Exercises and Stock Vested

The following table provides information about stock options that were exercised and stock units that vested during 2024.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(3)

Davis	235,021	$12,137,946	184,772	(a)	$18,096,570

Litchfield	38,291	2,581,579	43,244	(a)	4,235,317

DeLuca	—	—	74,302	(a)(b)	8,079,254

Larson	—	—	—	(a)	—

Li	14,702	932,530	61,329	(a)	6,006,562

(1)

This column represents the values realized upon stock option exercises during 2024, which were calculated based on the difference between the market price of Company common stock at the time of exercise and the exercise price of the option.

(2)	This column represents the vesting during 2024 of the following:

(a)

PSUs granted in 2022 that were paid on January 27, 2025, including dividends accrued and paid in shares. The number of PSUs that vested for Mr. DeLuca was 47,176, and the total after-tax number of shares of Company common stock received from the vesting was 25,438. The total net after-tax number of shares of Merck common stock received from the vesting of PSUs was 95,275 for Mr. Davis, 23,432 for Ms. Litchfield, and 32,621 for Dr. Li. Ms. Larson was hired on April 1, 2024, and did not receive a 2022 PSU grant.

(b)

In addition to the 2022 PSU grant, Mr. DeLuca also had RSUs that were granted on May 4, 2021 that vested in full on the third anniversary of the grant date. The number of RSUs that vested for Mr. DeLuca for this grant was 27,126, and the total after-tax number of shares of Company common stock received from the vesting was 13,766.

(3)

The value realized for PSUs was determined by multiplying the number of vested units by the market price of Company common stock on January 27, 2025. The value realized for RSUs granted on May 4, 2021 was determined by multiplying the number of vested units by the market price of Company common stock on May 4, 2024.

Merck & Co., Inc. 2025 Proxy Statement

÷ ÷ ÷ ÷	75

Pension Benefits

The table below provides information concerning the present value of benefits accumulated by the NEOs from the Merck U.S. Pension Plan (the “Qualified Plan”), MSD Supplemental Retirement Plan (the “SRP”), and U.K. Pension Plan (see footnote 4 below). The terms of the Qualified Plan and SRP are described below.

Pension Benefits for Fiscal Year Ended December 31, 2024

Name	Plan Name	Number of Years Credited Service (#)(1)	Number of Years Cash Balance Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Davis	Qualified Plan		10.67	$302,545

	SRP		10.67	2,717,379

Litchfield(4)	Qualified Plan		34.25	178,995

	SRP		34.25	931,106

	U.K. Pension Plan	26.25		2,316,296

DeLuca	Qualified Plan	8.00	13.25	557,840

	SRP	8.00	13.25	2,714,690

Larson	Qualified Plan		0.75	18,578

	SRP		0.75	13,528

Li	Qualified Plan		7.75	235,629

	SRP		7.75	1,135,094

(1)

This column shows the number of years of Credited Service that is used for benefit accrual purposes and eligibility purposes under the Final Average Pay formula of the Qualified Plan and the SRP. The Final Average Pay formula is applicable only for participants who were actively employed on December 31, 2012. Participants hired (or rehired) after December 31, 2012 receive benefits under a Cash Balance formula that does not rely on Credited Service.

For employees actively employed on December 31, 2012, Credited Service for the Final Average Pay formula begins with the January 1 or July 1 that coincides with or follows a participant’s hire date and ends with the last full month of employment. Credited Service is earned through the earlier of termination or December 31, 2019. After December 31, 2019, all benefits will be calculated under the Cash Balance formula. A maximum of 35 years of Credited Service may be earned. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Larson do not have Credited Service because they entered the Qualified Plan and SRP after December 31, 2012 and only have a benefit under the Cash Balance formula. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and not eligible for the Qualified Plan and SRP.

The number of years of Credited Service for Ms. Litchfield in the U.K. Pension Plan row shown is used for benefit accrual purposes while she participated in the plan prior to her transfer from the U.K. to the U.S.

(2)	This column shows the number of years of Cash Balance Service that is used for benefit accrual purposes under the Cash Balance formula of the Qualified Plan and the SRP.

Cash Balance Service begins on a participant’s first day of employment, includes all years and completed months of service, and ends on the participant’s date of termination of employment.

The Cash Balance Service for Ms. Litchfield is based on her original hire date and is used to determine the pay credit level under the Cash Balance formula. Benefit accruals under the Cash Balance formula did not start until January 1, 2020, effective with her transfer to the U.S. Prior to January 1, 2020, Ms. Litchfield was not a U.S. based employee and, therefore, not eligible for the Qualified Plan and SRP.

(3)

For the Qualified Plan and the SRP, the actuarial present value is calculated using the same assumptions used for financial statement reporting purposes as set forth in the footnotes to our financial statements, except that commencement is assumed at the earliest unreduced retirement age (with no pre-retirement mortality). The earliest unreduced retirement age is the earlier of age 62 and 10 years of Credited Service (including service under the Cash Balance formula) or age 65 with no service requirement. As of December 31, 2024, the balance (under the Cash Balance formula) is projected to the earliest unreduced retirement age based on the assumed interest crediting rate. Mr. Davis, Ms. Litchfield, Dr. Li, and Ms. Larson have only a Cash Balance benefit, which is valued as of December 31, 2024. Some key assumptions include:

•	Discount rate equals 5.70% for the Qualified Plan and 5.66% for the SRP;

•	Interest crediting rate equals 5.40% for both the Qualified Plan and the SRP;

•	Mortality based on 100% of the sex-distinct Pri-2012 White Collar Mortality Table, with projection based on modified MP-2021 Projection Scale using a 0.75% ultimate rate at most ages;

•

Future lump sum conversion factors calculated by implied forward rates embedded in the 12/31/2024 Willis Towers Watson RATE:Link 60th to 90th percentile yield curve and mortality defined in Internal Revenue Code Section 417(e)(3); and

•	Assumes that 80% of retirees elect a lump sum and the remaining 20% elect an annuity for the Qualified Plan and assumes 100% of retirees elect a lump sum for the SRP.

(4)

The amounts in the table for the U.K. Pension Plan for Ms. Litchfield reflect benefits accrued during her participation in the plan plus legally required U.K. pension consumer price index increases. The amounts reported represent the actuarial present value of the accrued benefit payable at age 65 and converted from GBP to USD using an exchange rate ($1/£) of 1.255445 as of December 31, 2024.

Merck & Co., Inc. 2025 Proxy Statement

76	ç ç ç ç	Pension Benefits

The NEOs participate in both U.S. defined benefit plans, as do other U.S.-based Merck Sharp & Dohme LLC salaried employees. Benefits payable under the Qualified Plan and the SRP are based on several formulas.

Beginning in 2013, a Cash Balance formula was added to replace the Final Average Pay (“FAP”) formula. Employees eligible for U.S. benefits on December 31, 2012, receive transition benefits, which provide the greater of the benefit under the Cash Balance and FAP formulas through December 31, 2019, or the date the participant terminates employment or loses retirement plan eligibility, if earlier. Mr. DeLuca is the only NEO eligible for transition benefits.

Final Average Pay Formula: For service prior to January 1, 2013, benefits are calculated and shown as a single life annuity normally payable at age 65 (normal retirement date or “NRD”). The amount equals:

* Limited to 31.25

Final Average Pay. The average of a participant’s highest five consecutive calendar years of Total Pay for the 10 years before the earlier of:

•	Termination of employment, or

•	December 31, 2019, if eligible for the transition provisions.

Cash Balance Formula: For service starting January 1, 2013, benefits are calculated and shown as an account balance that grows with annual pay credits according to the following schedule:

Age + Cash Balance Service at 12/31		Percent of Total Pay credited to Account Balance

At Least	Less Than

—	40	4.5%

40	50	5.5%

50	60	6.5%

60	70	8.0%

70	—	10.0%

The account balance also earns interest credits every year at the annual rate of the change in the Consumer Price Index plus 3% (and not less than 3.3%). The account balance is the sum of annual pay credits and interest credits.

Total Pay is generally base salary and EIP for both the FAP and Cash Balance formulas for the NEOs.

Vesting. A participant is generally vested after three years of vesting service. All NEOs are vested, except for Ms. Larson, who will become vested on April 1, 2027. A participant who is vested and terminates employment can commence receiving a reduced pension benefit after attaining age 55. FAP benefits are reduced on an actuarial basis. Participants who only have vested benefits under the Cash Balance formula can commence payment of their Qualified Plan benefit immediately upon termination.

Early Retirement Subsidies. Under the FAP formula, a participant who is age 55 with at least 10 years of credited service is entitled to early retirement subsidies. Under this provision, unreduced benefits may begin at age 62 and benefits that begin before 62 are only reduced by 3% per year. As of December 31, 2024, Mr. DeLuca is retirement eligible under the Qualified Plan and the SRP (i.e., at least age 55 and having completed at least 10 years of Credited Service).

SRP Benefits. The Qualified Plan benefits are limited by the Internal Revenue Code. The SRP is an unfunded plan maintained to provide benefits according to the formulas described above without regard to those limits. The SRP also may include benefits based on compensation deferred into the Merck Deferral Program.

Forms of Benefit. In the Qualified Plan and in the SRP for accruals prior to 2005, a participant generally can choose from several annuity options or a lump sum. SRP accruals post-2004 are payable in a lump sum or installments of 5 to 10 years. All forms of benefit are actuarially equivalent to the single life annuity.

Merck & Co., Inc. 2025 Proxy Statement

÷ ÷ ÷ ÷	77

Nonqualified Deferred Compensation

The following table shows the executive contributions, earnings, and account balances for the NEOs in the Merck Deferral Program, an unfunded, nonqualified, unsecured deferred compensation plan. The Merck Deferral Program allows participants who are executive officers to defer all or a portion of annual bonus and/or up to 50% of base salary, subject to certain limitations.

Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2024

Name	Executive Contributions in 2024 ($)	Registrant Contributions in 2024 ($)(1)	Aggregate Earnings in 2024 ($)(2)	Aggregate Withdrawals/ Distributions in 2024 ($)	Aggregate Balance at 12/31/24 ($)(3)

Davis	$0	$218,488	$205,885	0	$1,942,258

Litchfield	0	111,583	49,029	0	471,131

DeLuca	297,138	88,986	995,726	0	6,259,485

Larson	0	9,398	(148)	0	9,250

Li	0	142,653	149,644	0	817,990

(1)

The amounts disclosed in this column represent the Company’s annual 4.5% credit of eligible pay in excess of the IRS limit to the NEOs’ accounts under the Merck Deferral Program. These amounts are included within the amount disclosed in the “All Other Compensation” column of the Summary Compensation table for each applicable NEO for 2024.

(2)	This column represents dividends earned plus changes in market and account value (investment earnings or losses) for the period of January 1, 2024 to December 31, 2024.

(3)

This column includes deferred compensation earned in earlier years which was disclosed as “Salary,” “Non-Equity Incentive Plan Compensation”, or “All Other Compensation” in the Summary Compensation table of prior proxy statements as follows: Mr. Davis, $242,730 for 2023 and $182,890 for 2022; Ms. Litchfield, $112,315 for 2023 and $82,660 for 2022; Dr. Li, $146,717 for 2023 and $98,508 for 2022; and Mr. DeLuca, $94,081 for 2023. Although Mr. DeLuca was not an NEO for 2022 and his 2022 compensation information was not disclosed in prior proxy statements, pursuant to SEC rules, his 2022 compensation information is included in the Summary Compensation table in this year’s proxy, and the balance listed for him in this column includes a Company credit of $77,286 for 2022.

Merck Deferral Program Investments. Account balances may be invested in phantom investments selected by the executive from an array of investment options that mirrors the funds in the Merck U.S. Savings Plan.

Distributions. When participants elect to defer amounts into the Merck Deferral Program, they also elect when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year (regardless of whether employment has then ended) or at a time that begins at or after the executive’s employment has ended. Distributions can be made in a lump sum or up to 15 annual installments. Distributions from the Company common stock fund are made in shares, with cash payable for any partial share.

Merck & Co., Inc. 2025 Proxy Statement

78	ç ç ç ç

Potential Payments Upon

Termination or a Change in Control

The section below describes the payments and benefits that may be made to the NEOs upon termination from employment, including in connection with a change in control (as defined below). For payments that may be made to the NEOs upon retirement, see the Pension Benefits table and related narrative beginning on page 75.

Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)

The Separation Plan provides severance pay and benefits to certain eligible employees, including the NEOs, whose employment is terminated due to organizational changes, including discontinuance of operations, location closings, corporate restructuring, or a work force reduction. For the NEOs, the following severance pay and benefits are payable under the Separation Plan:

•	A cash lump sum severance payment, the amount which, for the NEOs, is determined as follows:

Years of Continuous Service at Separation Date	Severance Pay (base salary in weeks)

Less than 1 year	26

1-4 years	40

5 years or more	40 plus 2 additional weeks for each year of continuous service beyond 4 years (maximum 78 total)

•	Continued participation in the Company’s medical, dental, and basic life insurance plans at active-employee rates for 26 to 78 weeks (determined based on years of continuous service);

•	Outplacement services for up to 12 months; and

•	Continued eligibility for the financial and tax planning allowance for the calendar year in which separation occurs.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants.

Effects of Termination on Other Awards or Under Other Benefit Plans

The NEOs may be eligible for additional payments and benefits upon termination from employment as described below.

•	Executive Incentive Plan Awards. The NEOs may be eligible for payments in lieu of EIP bonus payouts as follows:

Termination occurs following the end of the performance year	Termination occurs between January 1 and June 30 of the performance year	Termination occurs after June 30 and before December 31 of the performance year

Eligibility for Pay in Lieu of EIP Eligibility determined in accordance with same terms and conditions as other employees participating in the EIP	Eligibility for Pay in Lieu of EIP Eligible for special payment if NEO is retirement eligible	Eligibility for Pay in Lieu of EIP Eligible for special payment

Determination of Amount of Pay in Lieu of EIP Amount determined in accordance with same terms and conditions as other employees participating in the EIP	Determination of Amount of Pay in Lieu of EIP Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year	Determination of Amount of Pay in Lieu of EIP Amount of the special payment is based on the NEO’s target award and the number of months worked in the performance year

Merck & Co., Inc. 2025 Proxy Statement

Potential Payments Upon Termination or a Change in Control Merck & Co., Inc. U.S. Separation Benefits Plan, as amended (the “Separation Plan”)	÷ ÷ ÷ ÷	79

•

Retirement Plan Bridge. NEOs who are age 50 or above with at least 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for a pro rata portion of the early retirement subsidies described in the Pension Benefits section beginning on page 75. The pro rata portion equals the percentage of the employee’s Credited Service on the separation date divided by the Credited Service the employee would have had if employment had continued until the employee was first eligible to be treated as an early retiree. This benefit is only provided in exchange for a valid release of claims.

•

Retiree Healthcare Bridge. NEOs who are age 50 or above with 10 years of Cash Balance Service as of December 31 of the year of separation may be eligible for subsidized retiree medical benefits in accordance with the plan provisions applicable to similarly situated retired employees, as may be amended from time to time. This benefit is only provided in exchange for a valid release of claims.

Options, RSUs, and PSUs

•	Upon retirement:

•

Options: If an NEO retiree has unvested stock options, the portion of the applicable stock option that would have become vested and exercisable according to its original schedule within one year of the retirement date will vest and become exercisable on its applicable vesting date and the remainder of the stock option will expire immediately. All vested stock options (including those that become vested in connection with the NEO’s retirement) will expire on the earlier of (a) the fifth anniversary of the NEO’s retirement date or (b) the original expiration date of the stock options.

•

RSUs: If an NEO retiree has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Merck common stock and the applicable accrued dividend equivalents will be distributed to the retiree on the next scheduled vesting date following the retirement date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the retirement date.

•

PSUs: On the regularly scheduled determination date set forth in the applicable award agreement, an NEO retiree will become vested in a pro rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, and the underlying shares of Company common stock and applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the retirement date.

•	Upon involuntary termination (other than in the case of a termination by reason of non-performance of duties, sale, death, disability, or gross misconduct):

•

Options: Unvested stock options expire on the termination date. Vested stock options as of the termination date may be exercised for one year following the NEO’s termination (but not beyond the original term of the stock option).

•

RSUs: If the NEO has unvested RSUs, a pro rata portion of the unvested RSUs will vest and the underlying shares of Merck common stock and the applicable accrued dividend equivalents will be distributed to the NEO on the next scheduled vesting date following the NEO’s termination, so long as such termination occurs on or after the first anniversary of the grant date. The pro rata portion is determined based on the number of completed months of employment during the three-year vesting period relative to the total length of the period, i.e., 36 months, less any RSUs that had already vested under the applicable award. The remaining unvested portion of the award is forfeited as of the termination date.

•

PSUs: On the regularly scheduled determination date as set forth in the applicable award agreement, the NEO will become vested in a pro rata portion of the PSUs that become eligible to vest based on the actual attainment level of the applicable performance metrics, if any, so long as such termination occurs on or after the first anniversary of the first day of the applicable performance period, and the underlying shares of Company common stock and the applicable accrued dividend equivalents will be distributed on the original settlement date set forth in the applicable award agreement. The pro rata portion is determined based on the number of completed months of employment during the three-year performance period relative to the total length of the period, i.e., 36 months. The remaining unearned portion of the award is forfeited as of the termination date.

Merck & Co., Inc. 2025 Proxy Statement

80	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Individual Agreements and Arrangements

•

NEOs who are entitled to the Retirement Plan Bridge, as described above, are also eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees with respect to stock options granted to them before 2013. For stock option, RSU, and PSU grants occurring during or after 2013, generally, separated “bridged” employees are eligible to be treated in accordance with the equity plan’s provisions applicable to retired employees only if they are also eligible for subsidized retiree medical benefits. If the “bridged” employees are not also eligible for subsidized retiree medical benefits, separated bridged employees will be treated in accordance with the equity plan’s provisions applicable to involuntarily terminated employees, as described above.

Individual Agreements and Arrangements

When Robert M. Davis was appointed Executive Vice President and Chief Financial Officer by the Board, effective April 23, 2014, to compensate Mr. Davis for pension benefits he forfeited upon leaving his prior employer, his offer letter provides for a cash payment of $2,000,000 within 90 days of his termination of employment (other than for cause) provided that he was employed for at least 10 years with no breaks in service. Mr. Davis has now met the requirements for the cash payment and will be entitled to a payment of $2,000,000 within 90 days of his termination of employment (other than for cause).

When Ms. Larson was appointed as Executive Vice President and Chief Human Resources Officer, effective April 1, 2024, the Company’s offer letter, dated January 16, 2024, provided for Ms. Larson to receive the following: (a) annual base salary of $800,000, subject to annual review by the C&MD Committee; (b) eligibility to participate in the Company’s EIP with a target bonus for the 2024 performance year of 100% of her annual base salary; (c) eligibility to receive an annual equity-based grant, beginning in 2024, pursuant to the Company’s LTI program with a target value of $2,650,000; (d) sign-on cash award of $725,000, payable within 30 days following her start date; (e) sign-on equity award of $5,900,000, of which $4,400,000 was provided in the form of RSUs and $1,500,000 was provided in the form of stock options, the majority of which was provided to replace forfeited equity at her prior company; (f) in addition to standard separation benefits, continued vesting of her sign-on equity award (including the RSUs and stock options) in the event of a termination for reasons other than cause or if terminated for good reason, in each case if such termination occurs prior to when all of her sign-on equity is fully vested; (g) payment and/or reimbursement for certain qualifying expenses under the Company’s Domestic Relocation Project Assignment Policy; and (h) participation in other benefits plans in accordance with the Company’s practices for other executives of a similar level, including participation in the Company’s Change in Control Plan. In addition, Ms. Larson’s offer letter provided for a contingent sign-on bonus, should Ms. Larson have been required to repay certain sign-on bonus and/or relocation monies provided by her prior company and/or should she be required to forfeit her 2023 performance-based bonus and/or equity compensation, granted to her by her prior employer, that was set to vest on March 1, 2024. Ms. Larson was not required to repay any such monies or forfeit any such bonus or equity compensation that was set to vest on March 1, 2024, and so no additional sign-on bonus was required. The grants constituting Ms. Larson’s sign-on equity award were made on the first quarterly grant date immediately following her start date. Her 2024 PSU grant was issued on April 1, 2024, and will vest at the end of the 2024–2026 performance period and is subject to the performance of the 2024 PSU program. The RSUs and stock options will vest in equal installments on the first, second, and third anniversaries of the grant date.

Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

Merck & Co., Inc. Change in Control Separation Benefits Plan, as amended (the “Change in Control Plan”)

The Change in Control Plan provides for the following severance payments and benefits upon a termination without “cause,” or a resignation by the NEO for “good reason,” in each case within two years following a change in control:

•

Cash severance paid in a lump sum within 90 days following employment termination in an amount equal to three (for the CEO) or two (for the other NEOs) times the sum of (x) the NEO’s base salary, plus (y) the lesser of (a) the NEO’s target bonus amount or (b) the average of the actual bonuses paid to the NEO in the three years immediately preceding termination while the NEO was serving in the same position as he or she was serving immediately prior to termination, annualized for partial or incomplete years in such position;

•	Pro rata annual cash incentive at target levels, paid in a lump sum within 90 days following employment termination;

Merck & Co., Inc. 2025 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	81

•

Continued medical, dental and life insurance benefits at active-employee rates for a period of up to three years for the CEO and for up to two years for the other NEOs, which are reduced by benefits obtained from a subsequent employer;

•

If the NEO would have attained specified age and service levels within two years following the change in control, then the NEO is entitled to (a) subsidized and/ or unreduced pension benefits upon commencement of pension benefits in accordance with plan terms after termination of employment, and (b) subsidized retiree medical benefits as a retiree under our health plans commencing immediately after the expiration of the benefit continuation period at active-employee rates as described above;

•	An NEO who is a participant in the Company’s pension plan will become vested (if not already) in the applicable accrued benefit as of the termination date;

•	Outplacement services for a period of time as provided under the Separation Plan; and

•	Continued eligibility for the financial and tax planning allowance for the calendar year in which separation occurs.

An NEO is not eligible for benefits under the Change in Control Plan following a termination due to death or permanent disability.

For purposes of the Change in Control Plan:

•	A “change in control” generally consists of:

(i)	an acquisition of more than 30% of the Company’s voting securities (other than acquisitions directly from the Company);

(ii)	the current Board (and their approved successors) ceasing, over any consecutive 24-month period, to constitute a majority of the board of directors of a successor to the Company;

(iii)

the consummation of a merger, consolidation or reorganization, unless (a) the shareholders of the Company prior to the transaction hold at least 50% of the voting securities of the successor, (b) the members of the Board prior to the transaction constitute at least a majority of the board of directors of the successor, and (c) no person owns 30% or more of the voting securities of the Company or the successor; or

(iv)	shareholder approval of the liquidation or dissolution of the Company or the sale by the Company of all or substantially all of its assets.

•	A termination for “good reason” generally includes any of the following actions without the executive’s written consent:

(i)	significantly and adversely changing the executive’s authority, duties, responsibilities, or position (including title or reporting level) other than:

(a)	an isolated, insubstantial, and inadvertent action not taken in bad faith that the Company remedies promptly after receiving notice;

(b)	a change in the person to whom (but not the position to which) the NEO reports;

(c)	ceasing to be an executive officer subject to Section 16(b) of the Exchange Act; or

(d)	transfer of employment to an affiliate of the Company, if such transfer occurs prior to a change in control;

(ii)	reducing annual base salary or level of bonus opportunity;

(iii)

changing the executive’s office location so the executive must commute more than the greater of (a) 50 more miles or (b) 120% more miles, as compared to his or her commute immediately prior to the change;

(iv)	failing to pay base salary, bonus, or deferred compensation under any Company deferred compensation program within seven days of its due date;

(v)

failing to continue any material compensation plan or program in which the executive participates, including bonus plans and the Incentive Stock Plan (or successors to those plans), or failing to continue the executive’s level of participation in those plans;

(vi)

failing to continue to provide the executive with pension and welfare benefits substantially similar to those in which he or she participates, or materially reducing any of those benefits or depriving the executive of any material fringe benefit;

(vii)	failing to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the obligations under the Change in Control Plan; and

(viii)	any purported termination of the executive’s employment by the Company or its subsidiaries that is not properly effected pursuant to the notice provisions of the Change in Control Plan.

Merck & Co., Inc. 2025 Proxy Statement

82	ç ç ç ç	Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans

•	A termination by the Company for “Cause” generally includes:

(i)

willful and continued failure by the executive to substantially perform his or her duties for the Company (other than any failure that results from incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a notice of termination for good reason) for at least 30 consecutive days after a written demand for substantial performance has been delivered;

(ii)	willful misconduct or gross negligence by the executive that is demonstrably and materially injurious to the Company or any of its subsidiaries; or

(iii)	conviction, or entry of a plea of nolo contendere, to a felony or any crime (whether or not a felony) involving dishonesty, fraud, embezzlement or breach of trust.

To be eligible for the severance pay and benefits described above, a general release of claims is required, as well as compliance with applicable restrictive covenants. The severance benefits provided under the Change in Control Plan are in lieu of (or offset by) any other severance benefits to which an NEO may be entitled under other arrangements.

The NEOs are not entitled to any tax gross-up in the event they are subject to excise taxes payable under Section 4999 of the Internal Revenue Code in connection with a change in control.

Treatment of Equity Upon a Change in Control under the Merck & Co., Inc. 2010 Stock Incentive Plan and Merck & Co., Inc. 2019 Stock Incentive Plan (the “Equity Plans”)

The Equity Plans and applicable equity award terms and conditions provide for the following treatment of stock options, RSUs, and PSUs upon termination of employment and/or a change in control:

•

In general, stock options that become vested may be exercised for five years following termination of the option holder’s employment following a change in control (but not beyond the original term of the stock option). This extended exercise period would not apply in the case of a termination by reason of death or retirement or for gross misconduct.

•

If stock options do not remain outstanding following the change in control and are not converted into successor stock options, then option holders will be entitled to receive cash for each stock option in an amount equal to the difference between the price paid to shareholders in the change in control and the applicable exercise price.

Effects of Change in Control under Other Benefit Plans

Our compensation and employee benefit plans, programs, and arrangements generally provide that for two years following the change in control, the material terms of the plans, programs, and arrangements (including terms relating to eligibility, benefit calculation, benefit accrual, cost to participants, subsidies, and rates of employee contributions) may not be modified in a manner that is materially adverse to individuals who participated in them immediately before the change in control.

Merck & Co., Inc. 2025 Proxy Statement

Potential Payments Upon Termination or a Change in Control Effects of Change in Control under Change in Control, Equity, and Other Benefit Plans	÷ ÷ ÷ ÷	83

The following table estimates the dollar value of the payments and benefits the NEOs would have been entitled to receive under the applicable plans and arrangements described above, assuming termination from employment occurred on December 31, 2024, including in connection with a change in control. As of December 31, 2024, Mr. Davis, Ms. Litchfield, and Mr. DeLuca are retirement eligible (i.e., at least age 55 and having completed at least 10 years of Credited Service).

Name	Type of Payment or Benefit	Involuntary Termination Before Change in Control ($)	Change in Control ($)	Involuntary Termination After Change in Control ($)

Davis	Severance Pay(1)	$1,615,000		$12,112,500

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	23,930		71,191

	Stock Option Accelerated Vesting(3)

	PSU Accelerated Vesting(4)			8,546,397

	RSU Accelerated Vesting

	Outplacement, Financial Planning	14,650		14,650

	Total	$1,653,580		$20,744,738

Litchfield	Severance Pay(1)	$1,755,000		$4,680,000

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	35,349		47,133

	Stock Option Accelerated Vesting(3)

	PSU Accelerated Vesting(4)			2,402,164

	RSU Accelerated Vesting

	Outplacement, Financial Planning	14,650		14,650

	Total	$1,804,999		$7,143,947

DeLuca	Severance Pay(1)	$1,073,000		$3,848,000

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	15,862		31,723

	Stock Option Accelerated Vesting(3)

	PSU Accelerated Vesting(4)			1,808,712

	RSU Accelerated Vesting			1,796,310

	Outplacement, Financial Planning	14,650		14,650

	Total	$1,103,512		$7,499,396

Larson	Severance Pay(1)	$400,000		$3,200,000

	Supplemental Pension and Retiree Medical(2)			33,000

	Welfare Benefits Continuation	13,832		55,327

	Stock Option Accelerated Vesting(3)

	PSU Accelerated Vesting(4)			1,408,736

	RSU Accelerated Vesting(4)	3,387,294		3,387,294

	Outplacement, Financial Planning	14,650		14,650

	Total	$3,815,776		$8,099,007

Li	Severance Pay(1)	$1,288,000		$5,824,000

	Supplemental Pension and Retiree Medical(2)

	Welfare Benefits Continuation	21,850		58,267

	Stock Option Accelerated Vesting(3)			312,521

	PSU Accelerated Vesting(4)	3,064,656		6,620,792

	RSU Accelerated Vesting(4)

	Outplacement, Financial Planning	14,650		14,650

	Total	$4,389,156		$12,830,230

(1)

Amounts included under “Involuntary Termination Before Change in Control” are based on the severance benefits payable to each NEO under the Separation Plan. Amounts included under “Involuntary Termination After Change in Control” are based on the severance benefits payable to each NEO under the Change in Control Plan. Amounts do not include any discretionary special payment in lieu of the EIP bonus payout.

(2)

Enhancements include the incremental value of benefits provided upon a change in control. The amount for Ms. Larson represents the present value of the enhanced benefit that would be received under the Qualified Plan and the SRP at December 31, 2024.

(3)

Regarding involuntary termination after change in control, unvested stock options vest upon an involuntary termination occurring within two years immediately following a change in control. The value shown equals the full number of unvested stock option shares held as of December 31, 2024, multiplied by the difference between the closing price of Merck common stock on December 31, 2024, which was $99.48, and the exercise price of the option.

(4)

The value equals the pro-rated or full total number of accelerated shares as of December 31, 2024, as applicable, multiplied by the closing price of Merck common stock on December 31, 2024, which was $99.48 and does not include any amounts attributable to accrued dividend equivalents.

Merck & Co., Inc. 2025 Proxy Statement

84	| | | |	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm (the independent auditors) with respect to our operations for the year ending December 31, 2025, subject to ratification by the holders of common stock of the Company. In taking this action, the Audit Committee considered carefully PwC’s performance in that capacity for the Company since its retention in 2002, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the audit fee negotiations associated with the retention of PwC. The Audit Committee annually evaluates the performance of PwC, including the senior audit engagement team, and determines whether to reengage the independent registered public accounting firm.

The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent registered public accounting firm is in the best interests of the Company and our shareholders. Because the members of the Audit Committee value shareholders’ views on our independent auditors, a proposal for the ratification of the appointment of PwC will be presented at the 2025 Annual Meeting even though ratification is not legally required. If the appointment of PwC is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of PwC will be present at the 2025 Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from shareholders.

FOR

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

The Audit Committee’s Report for 2024 follows.

Merck & Co., Inc. 2025 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2025	÷ ÷ ÷ ÷	85

Audit Committee’s Report

The Audit Committee is made up entirely of independent Directors. The members of the Audit Committee meet the independence and financial literacy requirements of the NYSE and additional heightened independence criteria applicable to members of the Audit Committee under the SEC and NYSE rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements.

During 2024, at each of its regularly scheduled meetings (which include meetings scheduled in conjunction with the regular Board meetings, as well as meetings to review the quarterly and annual financial statements filed with the SEC), the Audit Committee met as a group with senior members of the Company’s financial management, the independent auditors, and internal auditors. In addition, at each meeting in connection with regular Board meetings, the Audit Committee held separate private sessions with senior management, the independent auditors, internal audit, and the Senior Vice President, Chief Ethics and Compliance Officer to confirm that all were carrying out their respective responsibilities.

The Audit Committee has reviewed and discussed the annual audited financial statements with management. The Audit Committee also has received from the independent auditors the written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors their independence. Both the independent auditors and the internal auditors had full access to the Audit Committee.

The Audit Committee met with the independent auditors to discuss their fees, as well as the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee also discussed with the independent auditors their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures, and whether its accounting principles and underlying estimates are appropriate, as well as other matters that are required to be discussed by applicable regulatory standards. The Audit Committee reviewed and discussed the audited financial statements with management. Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2024 10-K. Additional information about the Audit Committee and its responsibilities may be found on page 14 of this proxy statement. The Audit Committee Charter is available on our website at www.merck.com/company-overview/leadership/board-of-directors/.

Audit Committee

Douglas M. Baker, Jr.

Pamela J. Craig (Chair)

Surendralal L. Karsanbhai

Stephen L. Mayo, Ph.D.

Paul B. Rothman, M.D.

Christine E. Seidman, M.D.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, the Audit Committee is required to specifically pre-approve audit and non-audit services performed by the independent auditors to see that the provision of such services does not impair the auditors’ independence. On an annual basis, the Audit Committee also will review and provide pre-approval for certain types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee. If a type of service to be provided by the independent auditors has not received pre-approval during this annual process, it will require specific pre-approval by the Audit Committee. The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors.

Merck & Co., Inc. 2025 Proxy Statement

86	ç ç ç ç	Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

Fees for Services Provided by the Independent Registered Public Accounting Firm

Fees for PwC, our independent auditors, for 2024 and 2023 are as follows:

Type of Payment or Benefit	2024 ($ in millions)	2023 ($ in millions)

Audit Fees(1)	$35.3	$32.9

Audit-Related Fees(2)	4.5	3.3

Tax Fees(3)	2.0	2.5

All Other Fees(4)	0.0	0.1

Total Fees	$41.8	$38.8

(1)

Audit Fees included fees for the audit of annual financial statements, the audits of effectiveness of internal control over financial reporting, reviews of quarterly financial statements filed in the reports on Form 10-Q, and statutory audits.

(2)	Fees for audit-related services primarily related to employee benefit plan audits, other audit-related reviews, agreed-upon procedures, and systems pre-implementation review procedures.

(3)	Fees for tax services reported above included approximately $0.5 and $0.3 million, in 2024 and 2023, respectively, for tax compliance services.

(4)

Consisted of fees not included in the Audit, Audit-Related, or Tax categories, including fees for reviews performed to maintain compliance with various government regulations relating to the healthcare industry.

None of the services provided by PwC for fiscal years 2024 or 2023 were approved by the Audit Committee pursuant to the waiver of pre-approval provisions set forth in the applicable SEC rules.

Merck & Co., Inc. 2025 Proxy Statement

Shareholder Proposals	| | | |	87

The Board of Directors Recommends that the Company’s Shareholders Vote AGAINST Proposals 4, 5, 6, and 7.

The text of the shareholder proposals and supporting statements below appear exactly as received by the Company. All statements contained in the proposals and supporting statements are the sole responsibility of the proponent(s) and may contain assertions about the Company or other matters that the Company believes are incorrect, but the Company has not attempted to refute all such assertions. The Board recommends a vote against the shareholder proposals based on the reasons set forth in the Company’s statements in opposition following each of the shareholder proposals.

The addresses of the proponents will be provided promptly upon request. Requests should be sent in writing to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Proposal 4 – Shareholder Proposal Regarding Human Rights Impact Assessment

Mercy Investment Services, Inc., which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 4 — Human Rights Impact Assessment

RESOLVED, that shareholders of Merck & Co., Inc. (“Merck” or the “Company”) urge the board of directors to oversee conduct of human rights due diligence (“HRDD”) to produce a human rights impact assessment (“HRIA”) covering Merck’s operations, activities, business relationships, and products, related to Merck’s most salient human rights risks, in respect to the right to health and access to medicines. The HRIA should be prepared at reasonable cost and omitting confidential and proprietary information and made available on Merck’s web site. The HRIA should describe actual and potential adverse human rights impacts identified; identify rights holders that were consulted; and discuss whether and how the results of the HRIA will be integrated into Merck’s operations and decision making.

Supporting Statement

Merck has adopted a Human Rights Public Policy Statement (the “Statement”) committing the Company to “respect and promote internationally recognized human rights standards,” including the right to health. Article 12.1 of the International Covenant on Economic, Social, and Cultural Rights “recognize[s] the right of everyone to the enjoyment of the highest attainable standard of physical and mental health.” Access to medicines is a key element of the right to health. Target 3.8 of Sustainable Development Goal 3 assesses progress toward “access to safe, effective, quality and affordable essential medicines and vaccines for all.”

The Statement recognizes the salience of access to medicines. Specifically, Merck says it “recognize[s] that, in collaboration with key stakeholders, we have a role to play in helping to ensure our science advances health care, and our products are accessible and affordable to those in need.” The Statement also describes Merck’s process for “delivering on” its human rights commitments. Merck conducts HRDD “to identify, assess and manage actual and potential adverse human rights impacts associated with our operations, and our supply chain. As part of this process, we engage with key stakeholders.” Merck has not disclosed any HRIAs produced as a result of its HRDD.

Some of Merck’s actions appear to undermine its commitment to the human right to health and access to medicines. It sued to invalidate the Inflation Reduction Act’s (“IRA’s”) provision authorizing limited Medicare drug price negotiations. A trade association to which Merck belongs lobbied against the IRA, contributed millions to defeat a California pricing measure, and supported a group that fought to repeal Obamacare. The Access to Medicine Index, which focuses on low- and middle-income countries (“LMICs”) and medicines for diseases that occur mainly in LMICs, ranks Merck “below average” in all three technical areas: governance of access, research and development, and product delivery.

Comprehensive HRDD that includes the right to health would enable Merck to identify human rights impacts of its own operations, such as shortcomings in access programs and funding of harmful lobbying efforts. Making the resulting HRIA publicly available would allow shareholders to assess the human rights risks facing Merck and the Company’s efforts to address those risks.

Merck & Co., Inc. 2025 Proxy Statement

88	ç ç ç ç	Proposal 4-7 Shareholder Proposals

Board of Directors’ Statement in Opposition to Proposal 4

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that the impact assessment requested by this proposal would be costly and time-consuming for the Company to prepare and would not provide additional value to the Company’s shareholders.

As further discussed below, the Company is committed to respecting internationally recognized human rights standards. The Company also already provides substantial disclosure with respect to its approach to identifying, assessing, analyzing, preventing, and mitigating adverse human rights impacts relating to its operations, focusing on its most salient human rights risks. This includes conducting due diligence and human rights impact assessments. In light of the Company’s existing processes, policies, and disclosures related to human rights, the Board believes that adopting this shareholder proposal is unnecessary and not in the best interests of the Company or its shareholders.

The Company is committed to respecting internationally recognized human rights standards as set forth in its Human Rights Public Policy.

Respect for human rights is core to the Company’s purpose to save and improve lives around the world. The Company is committed to meeting its responsibility to respect internationally recognized human rights standards, as they relate to its operations. This commitment is embedded in the Company’s Code of Conduct and its Business Partner Code of Conduct as well as relevant corporate policies. The Company also has a Human Rights Public Policy available on its website. This policy explains the Company’s approach to identifying, preventing, and mitigating adverse human rights impacts related to its operations and supply chain. Guided by internationally recognized standards, the Company’s commitment to human rights embraces established global standards such as the Universal Declaration of Human Rights, the ILO’s Declaration on the Fundamental Principles and Rights at Work, the OECD Guidelines for Multinational Enterprises, the UN Guiding Principles on Business and Human Rights, and the UN Sustainable Development Goals. Further, the Company strives to avoid causing or contributing to adverse human rights impacts through its own activities and seeks to prevent or mitigate adverse human rights impacts that are linked to its operations and products. The Company also expects its employees, suppliers, and other business partners to conduct their business in a manner that respects human rights.

The Company already provides substantial disclosures regarding its approach to identifying, assessing, analyzing, preventing, and mitigating adverse human rights impacts related to its operations and supply chain.

As discussed in the Company’s Human Rights Policy, the Company assesses and analyzes potential human rights risks related to its business and operations, focusing its attention on the salient human rights issues the Company considers involve the most severe actual or potential human rights impact. The Company provides other disclosures regarding its approach to human rights as well. In its 2023/2024 Impact Report, for example, the Company described how human rights risks are included as part of its third-party risk management activities and how it detects and addresses risks in its supply chain through human rights due diligence. In addition, in the 2023/2024 Impact Report, the Company discussed an enterprise-wide human rights assessment undertaken to identify human rights risks and impacts in the Company’s operations and supply chain. The Company partnered with external human rights experts to review its approach and identify opportunities for improvements. This activity involved a review of internal practices related to governance, due diligence, salient human rights issues, monitoring, reporting, remediation, integration, and stakeholder engagement. The review also involved benchmarking to help assess our progress and gain insights from others to improve our approach.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Proposal 5 – Shareholder Proposal Regarding Tax Transparency Report

Sisters of the Holy Name of Jesus and Mary, US-Ontario Province, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 5 — Tax Transparency Report

RESOLVED: Shareholders of Merck request that the Board of Directors issue a tax transparency report to shareholders, at reasonable expense and excluding confidential information, prepared in consideration of the indicators and guidelines set forth in the Global Reporting Initiative’s (GRI) Tax Standard.

Merck & Co., Inc. 2025 Proxy Statement

Proposal 4-7 Shareholder Proposals	÷ ÷ ÷ ÷	89

Supporting Statement

Merck’s tax practices and failure to disclose to shareholders in a timely manner have harmed our company’s reputation, resulting in an investigation in to whether Merck avoided billions of dollars in taxes on its top-selling cancer drug Keytruda by booking all the profits from the treatment outside of the United States.1 A pro-active increase in tax transparency is required to restore Merck’s reputation and to prevent potential tax liabilities.

Currently, Merck does not disclose revenues or profits in non-US markets, and foreign tax payments are not disaggregated, challenging investors’ ability to evaluate the risks to Merck of taxation reforms, or whether Merck is engaged in responsible tax practices that ensure long term value creation for the company and communities where it operates. Merck’s alleged shifting of Keytruda profits to the Netherlands are central to current scrutiny of its tax practices.2

Global tax reforms, negotiated by the OECD, are now being implemented by countries around the world. There are growing demands for the United Nations to play a stronger role in future international tax discussions to ensure multinationals pay tax where profits are genuinely earned. In the US, the Financial Accounting Standards Board has adopted significant new reporting requirements on tax payments which will go into effect in 2025. A European Union directive to implement a form of public country by country reporting (CbCR) has gone into effect in 2024.3 Recently passed legislation in Australia to require public CbCR following the GRI Tax Standard follows the same timeframe.4

This proposal would bring Merck’s disclosures in line with leading companies who already report using the Tax Standard.5 The reporting burden is negligible as Merck already reports similar confidential CbCR information shared with OECD tax authorities.

The GRI Standards are the world’s most utilized reporting standard and actively supported by global investors representing over $10 trillion.6 The GRI Tax Standard was developed in response to investor concerns regarding the lack of corporate tax transparency and the impact of tax avoidance on governments’ ability to fund services and support sustainable development. It is the first comprehensive, global standard for public tax disclosure and requires public reporting of a company’s business activities, including revenues, profits and losses and tax payments within each jurisdiction.7

Profit shifting by corporations is estimated to cost the US government $70 – 100 billion annually.8 Globally, OECD data suggests annual revenue losses of $245 billion.9 The PRI states that tax avoidance is key driver of global inequality.10 Further reforms and greater global scrutiny of Merck’s tax practices will continue to put shareholders at risk without greater transparency.

1 https://www.yahoo.com/news/merck-avoided-billions-u-tax-140729278.html.

2 https://www.commondreams.org/news/senate-big-pharma-tax-avoidance.

3 https://kpmg.com/us/en/taxnewsflash/news/2024/11/tnf-eu-updated-public-cbc-reporting-forms.html.

4 https://www.pwc.com.au/tax/tax-alerts/australian-public-country-by-country-reporting-laws-passed.html.

5 https://www.globalreporting.org/news/news-center/momentum-gathering-behind-public-country-by-countrytax-reporting/.

6 https://thefactcoalition.org/new-analysis-shows-investors-representing-10t-support-greater-tax-transparencyfor-large-multinationals/.

7 https://www.globalreporting.org/news/news-center/2019-12-05-first-global-standard-for-tax-transparency/.

8 https://thefactcoalition.org/trillions-at-stake-behind-the-numbers-at-play-in-u-s-international-corporate-taxreform/.

9 https://www.washingtonpost.com/us-policy/2020/11/19/global-tax-evasion-data/.

10 https://www.globalreporting.org/news/news-center/backing-for-gri-s-tax-standard/.

Board of Directors’ Statement in Opposition to Proposal 5

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that the report the proposal requests would be costly and time-consuming for the Company to prepare and would not provide additional value to the Company’s shareholders.

As further discussed below, the Company already provides substantial tax-related disclosure in multiple jurisdictions through various existing frameworks and shares publicly its Global Tax Strategy outlining its approach to managing its tax affairs. In addition, providing the type of country-by-country tax reporting requested by this proposal is not consistent with market practice and could result in unintended negative impacts, including the release of proprietary competitive information regarding the Company’s operations and cost structures. Therefore, the Board believes that adopting this shareholder proposal is unnecessary and not in the best interests of the Company or its shareholders.

The Company already provides substantial tax disclosures related to the countries in which it operates.

The Company’s existing disclosures about our tax structure provide our shareholders, tax authorities, and the public with reliable and transparent information on how Merck conducts its tax affairs. The Company’s annual and quarterly reports publicly filed with the Securities and Exchange Commission (SEC) provide detailed disclosure of the Company’s U.S. federal, state, and international income taxes and other tax related information in accordance with U.S. generally accepted accounting principles for the periods covered by the reports. In these reports, the Company publicly discloses its total worldwide corporate income tax paid and the corporate income tax expense attributable to U.S. federal, state, and foreign taxes. To the extent tax law changes pose a material risk to the Company’s business, we include disclosures detailing such risk in our filings with the SEC. In addition, more than 100 of the Company’s subsidiaries currently file statutory reports that are publicly available.

Merck & Co., Inc. 2025 Proxy Statement

90	ç ç ç ç	Proposal 4-7 Shareholder Proposals

The Company also currently submits annually confidential country-by-country reports to tax authorities as required, including the U.S. Internal Revenue Service. In addition, the Company is preparing to comply with various upcoming mandatory reporting requirements, including the European Union and Australia’s public country-by-country reporting requirements and the Financial Accounting Standards Board’s additional income tax disclosure requirements.

Under the oversight of the Board’s Audit Committee, the Company already discloses extensive information regarding its tax strategy and compliance, which provides transparency on the Company’s approach to taxation.

The Company is committed to complying with all applicable tax laws, regulations, and related disclosure requirements in each jurisdiction where we operate. The Board supports tax policies that encourage long term value creation for the Company and the communities where we operate, while also ensuring this compliance. The Board’s Audit Committee oversees the Company’s tax strategy and compliance, including reviewing with management the Company’s tax-related policies and processes. This oversight also includes regular reports on tax compliance, tax reform initiatives, and other developments in the U.S. and worldwide.

The Company publishes on its website its Global Tax Strategy outlining its approach to managing the Company’s tax affairs, including governance, risk management and compliance as well as its approach to tax planning and engagement with tax authorities. We also publish tax strategy statements as required in the United Kingdom and Poland. The Company’s Global Tax Strategy describes our comprehensive approach to risk management and governance in relation to taxation. It also states that we will undertake only appropriate tax planning that is consistent with tax laws and principles and aligned to the Company’s business activities and reputation. In addition, the Company only takes tax positions that are reasonable and defensible under tax law. We are committed to acting with integrity and transparency with all tax authorities and seek to have a professional and constructive relationship with all tax authorities.

Expanding our current disclosures to provide the type of country-by-country tax reporting requested by the proposal is not consistent with market practice and could result in unintended negative impacts.

This proposal requests that the Company expand its current disclosures to include country-by-country reporting in accordance with the GRI Tax Standard. This type of disclosure would require the Company to provide additional granular data for every country in which we operate. The Board believes that this information is neither useful nor informative to our shareholders. In addition, detailed disclosures required by the GRI Tax Standard could result in unintended negative impacts, including the release of proprietary competitive information regarding the Company’s operations and cost structures.

While the proponent claims reporting under the GRI Tax Standard would bring the Company in line with other “leading companies who already report using” this standard, the article it cites as support for this statement identifies only one U.S.-based corporation and only four European-based corporations that report under the standard. We are not aware of any widespread adoption of the GRI Tax Standard among U.S. companies or among our peers. We believe it would be premature to adopt this voluntary standard in advance of the forthcoming public country-by-country reporting in the European Union and Australia noted above.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Proposal 6 – Shareholder Proposal to Revisit DEI Goals in Executive Pay Incentives

The National Legal and Policy Center, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 6 — Revisit DEI Goals in Executive Pay Incentives

WHEREAS: Since the June 2023 U.S. Supreme Court decision in Students for Fair Admissions v. Harvard College,1 hundreds of higher education institutions have shuttered their diversity, equity and inclusion (DEI) programs and positions.2

Consequently, “there has been a sharp uptick in litigation challenging corporate DEI programs and initiatives, alleging that they require unlawful employment and contracting decisions to be made on the basis of race, in violation of Title VII of the Civil Rights Act of 1964 ... ”3

Corporations’ compliance lawyers now advise clients that “DEI initiatives and programs that are not open to all applicants or those that apply an explicit race- or gender-based focus will likely face continued and heightened scrutiny.” Also: “We also expect to see ongoing scrutiny of perceived hiring quotas and set-asides, particularly those that may appear to be incentivized by bonuses for management or company leadership.”4

Merck & Co., Inc. 2025 Proxy Statement

Proposal 4-7 Shareholder Proposals	÷ ÷ ÷ ÷	91

Further, “companies, and their management teams and boards, should be prepared for increased employment-related litigation including litigation that seeks to hold executive officers and directors personally liable for purported breaches of their fiduciary duties in connection with the corporation’s DEI policies.”5

Many corporations dramatically reduced or eliminated their DEI programs,6 and companies face retribution for their discrimination. For example, Starbucks was the subject of a $28.3 million judgment after a former worker claimed she was fired for being white.7

SUPPORTING STATEMENT: Merck & Co., Inc. (“Merck” or “Company”) maintains an employee and executive annual cash incentives “scorecard,” in which 10 percent of its formula is dedicated to “sustainability” goals, which “reflects our focus on driving greater access to health to patients around the world and on the engagement and inclusion of our employees.”8 These goals are grounded in DEI.

Merck offers to its employees “leadership development programs,” which “reinforces our commitment to [DEI], which remains a key differentiator and priority for us.”9 Its special women’s leadership program “advance[es] the ability to recognize and manage gender differences and subtle micro-inequities by leading through courageous action.” The Company’s Diverse Leader Program “use[s] a combination of experiential and formal learning focused on” components including “headwinds and challenges unique to diverse, underrepresented talent,” DEI, and “social identity mapping.” Other dedicated leadership development programs focus on black professionals and LGBTQ+ leaders, and the Diverse Leader Acceleration Program is designed to speed “the career growth and increase representation of African American/Black, Latino/Hispanic and Native American employees within our U.S. leadership ranks.”

These discriminatory programs leave Merck ripe for regulatory, reputational and litigation risk. FTI Consulting advises there is a “heightened focus” on “litigation risk,” which “has transitioned from being merely an operational concern to becoming a strategic priority for the highest levels of corporate governance.”10

RESOLVED: Shareholders request the Board of Directors’ Compensation and Management Development Committee to revisit its incentive guidelines for executive pay, to identify and consider eliminating discriminatory DEI milestones from compensation inducements.

1 https://www.supremecourt.gov/opinions/22pdf/20-1199_hgdj.pdf

2 https://www.chronicle.com/article/tracking-higher-eds-dismantling-of-dei

3 https://www. wiImerhale.com/insights/client-alerts/20240627-corporate-dei-landscape-one-year-after-sffa

4 https://www.skadden.com/insights/pubIications/2023/12/2024-insights/esg/the-supreme-courts-affirmative-action-opinion

5 https://corp gov.law.harvard.edu/2024/02/14/how-boards-shouId-be-thinking-about-the-supreme-courts-sffa-affirmative-action-decision/

6 https://nypost.com/2024/09/03/us-news/how-robby-starbuck-is-prompting-brands-like-ford-to-ditch-dei/

7 https://www.cnn.com/2023/08/17/business/starbucks-payment-racial-discrimination-white/index.htmI

8 https://s21.q4cdn.com/488056881/files/doc_financials/2023/ar/2024-merck-proxy-statement.pdf

9 https://www.merck.com/wp-content/uploads/sites/124/2024/08/Merck_ImpactReport_2023-2024.pdf

10 https://www.fticonsulting.com/insights/mticles/de-risking-litigation-exposure-conflict-management-integral-business-administration

Board of Directors’ Statement in Opposition to Proposal 6

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that adopting this shareholder proposal is unnecessary because the C&MD Committee already conducts the review sought by the proposal and the details of the processes and procedures involved in such review are fully described in the Company’s proxy statement for its annual meeting of shareholders each year.

As described in this proxy statement, the C&MD Committee continually reviews the compensation programs for the Company’s executive officers to ensure they achieve the desired goals of reinforcing alignment of officer incentives with the interests of shareholders and linking compensation to performance as measured by operational results. The continual analysis ensures that these programs support the Company’s strategic, financial, and human capital objectives, that there is alignment between the respective interests of the Company’s executives and shareholders, and that the programs remain appropriate.

As discussed in the Compensation Discussion and Analysis section (“CD&A”) of this proxy statement, the Company Scorecard is used to determine annual cash incentives awarded to most employees of the Company, including the Company’s executive officers. Specifically, it helps translate the Company’s strategic priorities into operational terms that enable tracking and measurement of the Company’s progress and performance against annual operating goals and critically important strategic drivers of long-term value creation, including goals tied to our research and development pipeline. The C&MD Committee annually reviews the metrics and goals used in the Company Scorecard, as well as the relative weighting of the performance metrics and what metrics to include (or exclude). Sustainability-related metrics accounted for 10% of the Company Scorecard for fiscal years 2023 and 2024. The CD&A identifies and describes the specific components of the Company Scorecard metrics, including the sustainability-related metrics, as well as their relative weighting, and the Company’s performance and score on each metric. As discussed in the CD&A, the sustainability-related metrics measure the Company’s ability to deliver meaningful progress in enabling access to health for people around the world, as well as the engagement and inclusion of its employees, which is measured through employee surveys.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2025 Proxy Statement

92	ç ç ç ç	Proposal 4-7 Shareholder Proposals

Proposal 7 – Shareholder Proposal Regarding a Report on Civil Liberties in Advertising Services

The Bahnsen Family Trust dated July 14, 2003, which holds at least $2,000 in market value of the Company’s common stock, has given notice that it intends to present for action at the Annual Meeting the following proposal:

Proposal 7 — Respect Civil Liberties in Advertising Services

Whereas: Merck is a global brand with immense influence and ad-buying power. It should be advertising in ways that support its competitive interests and build its reputation for serving its diverse customers.

But recent reports have shown that it colluded with the world’s largest advertising buyers, agencies, industry associations, and social media platforms through the Global Alliance for Responsible Media1to demonetize platforms, podcasts, news outlets, and others for expressing disfavored political and religious viewpoints.

A product of the World Federation of Advertisers, GARM was formed in 2019 and quickly amassed tremendous market power. WFA members represent about 90% of global advertising, spending nearly a trillion dollars annually.2

GARM’s express mission was to “do more to address harmful and misleading media environments,” specifically “hate speech, bullying and disinformation,” all under the guise of “brand safety.”3 GARM leader Rob Rakowitz explained that the “whole issue bubbling beneath the surface” of the advertising industry and digital platforms is the “extreme global interpretation of the US Constitution.”4

GARM graded platforms on how much they censored using the above terms as well as terms like “insensitive” or “irresponsible” treatment of “debated sensitive social issues.”5 The 2024 Viewpoint Diversity Business Index6 found that 76% of the largest tech and finance companies have similarly vague and subjective terms. These terms encourage companies—and activists like GARM—to restrict service for arbitrary and discriminatory reasons and let them avoid accountability by hiding censorship behind vague and shifting standards.

For its part, GARM promoted hyper-partisan and censorial groups like the Global Disinformation Index and NewsGuard, which smear many mainstream outlets as “disinformation.”7 GARM threatened Spotify because Joe Rogan promoted views it disagreed with on COVID-19. And it infamously boycotted X because Elon Musk loosened some of the platform’s censorship restrictions8

GARM disbanded shortly after public pressure and a lawsuit from X in 2024,9 which ironically evinces how brand-damaging these practices are. But these censorious practices are still prevalent. Many of the “Big Six” advertising agencies that were all a part of GARM, for example, maintain similar policies.10

These policies and Merck’s actions create legal exposure under antitrust and anti-discrimination laws.

Merck needs to rebuild trust by providing transparency around these policies and practices. This will assure customers, shareholders, and others that it is protecting, not targeting, free speech and religious freedom.

Resolved: Shareholders request the Board of Directors of Merck and Co. conduct an evaluation and issue a report within the next year, at reasonable cost and excluding proprietary information and confidential information, evaluating how it oversees risks related to discrimination against ad buyers and sellers based on their political or religious status or views.

1 https://1792exchange.com/spotlight-reports/corporate-bias-ratings/?c_id=992

2 https://dw-wp-production.imgix.net/2024/07/2024-07-10-GARMs-Harm-How-the-Worlds-Biggest-Brands-Seek-to-Control-Online-Speech.pdf

3 https://wfanet.org/knowledge/item/2019/06/18/Global-Alliance-for-Responsible-Media-launches-to-address-digital-safety

4 https://dw-wp-production.imgix.net/2024/07/2024-07-10-GARMs-Harm-How-the-Worlds-Biggest-Brands-Seek-to-Control-Online-Speech.pdf

5 https://wfanet.org/knowledge/item/2023/08/23/New-insights-on-platform-safety-trends-through-GARMs-latest-measurement-report

6 https://viewpointdiversityscore.org/business-index

7 https://dw-wp-production.imgix.net/2024/07/2024-07-10-GARMs-Harm-How-the-Worlds-Biggest-Brands-Seek-to-Control-Online-Speech.pdf

8 https://foundationforfreedomonline.com/censorship-industry-garm-members-receive-billions-in-federal-contracts/

9 https://www.nytimes.com/2024/08/08/technology/elon-musk-x-advertisers-boycott.html

10 https://foundationforfreedomonline.com/censorship-industry-garm-members-receive-billions-in-federal-contracts/

Merck & Co., Inc. 2025 Proxy Statement

Proposal 4-7 Shareholder Proposals	÷ ÷ ÷ ÷	93

Board of Directors’ Statement in Opposition to Proposal 7

The Board has carefully considered this shareholder proposal and recommends a vote AGAINST it. The Board believes that the report requested by the proposal would be costly and time-consuming for the Company to prepare, would not provide additional value to the Company’s shareholders, and would divert management’s time from running the Company’s business and the Board’s time from overseeing it.

As further discussed below, the Company is committed to ethical business practices, including responsible marketing and advertising. In addition, the Board and its Committees oversee the Company’s compliance with laws, regulations, and Company polices and also oversee risk, and the Company already provides significant disclosures in these areas. As a result, the Board believes that adopting this shareholder proposal is unnecessary and not in the best interests of the Company or its shareholders.

For more than a century, the Company has been, and continues to be, guided by a belief in the importance of doing the right thing.

As the Company builds on its strong legacy of innovation, it remains unwavering in its commitment to ethics and integrity, including with respect to responsible marketing and advertising practices. These practices are guided by the Company’s Code of Conduct, corporate policies and procedures, as well as by the Company’s adherence to applicable law, including the complex regulatory environment surrounding healthcare and the advertisement of prescription medicines as well as antitrust and competition laws designed to promote a free and open marketplace.

As discussed in the Company’s 2023/2024 Impact Report, the Company’s reputation for ethics and integrity is the foundation of its relationship with health care professionals, patients, and other stakeholders. In addition to mandatory training on the Company’s Code of Conduct, employees also receive compliance training in accordance with their roles and responsibilities. The Company also periodically evaluates and updates the content for marketing and sales training to ensure it remains relevant and current.

The Board and its Committees maintain active oversight of risk management as well as the Company’s compliance with legal and regulatory requirements, and the Company already provides extensive disclosures regarding the Board’s approach to overseeing risk and compliance.

The Audit Committee oversees the Company’s compliance with legal and regulatory requirements, including monitoring compliance with the Company’s policies on ethical business practices and reporting on these items to the Board. The Audit Committee also meets separately with the Company’s chief ethics and compliance officer on a regular basis.

As discussed in this proxy statement, the Board’s approach to overseeing risk management leverages the Board’s leadership structure and ensures the Board oversees risk through both a Company-wide approach and specific areas of competency. Specifically, the Board oversees risk through a Company-wide Enterprise Risk Management (“ERM”) process and functioning of Board Committees. The ERM process is reviewed by the Audit Committee to ensure it is robust and functioning effectively. The ERM process, among other things, seeks to identify emerging risks in business operations and address them appropriately to limit negative consequences to the Company. Its goal is to provide an ongoing review, implemented across the Company and aligned to Company values and ethics, to identify and assess risk and to monitor risk and agreed-upon mitigating action.

In summary, given the Company’s commitment to ethical business practices, the Board’s oversight of the Company’s compliance with legal and regulatory requirements as well as its risk oversight, and the Company’s related disclosures, the Board believes that the report sought by the proponent is not in the best interests of the Company and its shareholders as it would not provide meaningful additional information to shareholders to merit the resources required to produce the requested report.

AGAINST

The Board of Directors recommends that the shareholders vote AGAINST this proposal.

Merck & Co., Inc. 2025 Proxy Statement

94	| | | |	Questions and Answers about the 2025 Annual Meeting and Voting

Merck & Co., Inc. 2025 Annual Meeting of Shareholders Details

Date and Time:	Tuesday, May 27, 2025, at 9:00 a.m., Eastern Time

Location:	Via Webcast at www.virtualshareholdermeeting.com/MRK2025

Record Date:	March 28, 2025

We hope you will fully participate as a shareholder and exercise your right to vote. It is very important that you vote to play a part in the future of our Company. You do not need to attend the 2025 Annual Meeting of Shareholders to vote your shares.

Please cast your vote right away on all of the following proposals to ensure that your shares are represented:

		More information	Board’s recommendation	Broker discretionary voting allowed?	Votes required for approval	Abstentions and Broker Non-Votes

Proposal 1	Election of Directors	Page 32	FOR each Nominee	No	Majority of votes cast	Do not count for all seven proposals (no effect)
Proposal 2	Non-binding Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	Page 42	FOR	No	Majority of votes cast
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2025	Page 84	FOR	Yes	Majority of votes cast
Proposals 4, 5, 6, and 7	Shareholder Proposals	Pages 87 - 93	AGAINST	No	Majority of votes cast

Why did I receive this Proxy Statement?

The Board of Directors is soliciting your proxy to vote at the 2025 Annual Meeting because you were a shareholder at the close of business on March 28, 2025, the record date, and are entitled to vote at the 2025 Annual Meeting.

This proxy statement and the 2024 10-K (the “Proxy Materials”) along with either a proxy card or a voting instruction form, or a Notice of Internet Availability of Proxy Materials, as applicable, are being distributed to shareholders beginning on April 9, 2025. This proxy statement summarizes the information you need to know to vote at the 2025 Annual Meeting. You do not need to attend the 2025 Annual Meeting to vote your shares.

What is the difference between holding shares as a shareholder of record and holding shares as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Equiniti Shareowner Services, you are considered the shareholder of record for those shares, and applicable materials have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and applicable materials have been forwarded to you by your broker, bank, or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote your shares. See “Voting information for beneficial owners” on page 96.

Merck & Co., Inc. 2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	÷ ÷ ÷ ÷	95

What shares are included on the proxy card?

The shares on your proxy card represent shares registered in your name, as well as shares in the Merck Stock Investment Plan. However, the proxy card does not include shares held for participants in the Merck U.S. Savings Plan, MSD Employee Stock Purchase and Savings Plan, and Merck Puerto Rico Employee Savings Plans and Security Plan. Instead, these participants will receive separate voting instruction cards covering these shares from plan trustees.

What constitutes a quorum?

As of the record date, 2,516,394,128 shares of Company common stock were issued and outstanding. Each share of common stock is entitled to one vote per share. A majority of the outstanding shares present at the 2025 Annual Meeting or represented by proxy constitutes a quorum for the transaction of business at the 2025 Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

How do I attend the 2025 Annual Meeting?

The 2025 Annual Meeting will be held in a solely virtual format, and all shareholders as of the record date, March 28, 2025, as well as guests are invited to attend. To attend the 2025 Annual Meeting, visit the online meeting platform at:

www.virtualshareholdermeeting.com/MRK2025.

Access to the meeting platform will begin at 8:45 a.m. on May 27, 2025 (Eastern Time).

If you are a shareholder as of the record date, March 28, 2025, you will be able to participate in the meeting by voting your shares and asking questions through the online meeting platform. To do so, visit the online meeting platform listed above and enter the 16-digit control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. Guests may also access the 2025 Annual Meeting but may do so solely in listen-only mode. No control number is required for guests.

The meeting will include a question and answer session, and we will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition.

As a shareholder, you will have multiple opportunities to submit questions for the 2025 Annual Meeting:

•	You can submit a question before the 2025 Annual Meeting: visit www.proxyvote.com with your 16-digit control number and select the “Submit a Question” option.

•	You can also submit a question via the online platform during the 2025 Annual Meeting.

Whether or not you plan to attend the 2025 Annual Meeting, we urge you to vote and submit your proxy in advance by one of the advance voting methods described in the “How do I vote?” section below. If you encounter any technical difficulties with the meeting platform on the date of the 2025 Annual Meeting, technical support will be available during this time and will remain available until the virtual 2025 Annual Meeting has ended.

How do I vote?

If you are a shareholder of record, you may vote using any of the following methods:

•	Proxy card. Be sure to complete, sign, and date the card and return it in the prepaid envelope.

•

Via the internet. You may vote online at www.proxyvote.com. You will need the 16-digit control number on the proxy card or the Notice of Internet Availability of Proxy Materials. Internet voting will close at 11:59 p.m. Eastern Time on May 26, 2025.

•	By telephone. You may vote by calling 1-800-690-6903 (toll free). The telephone voting facilities will close at 11:59 p.m. Eastern Time on May 26, 2025.

•

By QR code. You may vote by scanning with your mobile device the QR code included on your proxy card or Notice of Internet Availability of Proxy Materials. You may also vote by scanning the QR code on page 1, which will direct you to www.proxyvote.com to enter your control number.

Merck & Co., Inc. 2025 Proxy Statement

96	ç ç ç ç	Questions and Answers about the Annual Meeting and Voting

•	At the 2025 Annual Meeting. All shareholders may vote at the 2025 Annual Meeting. Please see “How do I attend the 2025 Annual Meeting?” above.

If you are a beneficial owner of shares, you may vote by following the voting instructions provided by your broker, bank, or nominee. You may also vote at the 2025 Annual Meeting by visiting

www.virtualshareholdermeeting.com/MRK2025 and entering the 16-digit control number you received from your broker, bank, or nominee or by following the voting instructions provided by them.

What can I do if I change my mind after I vote my shares?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2025 Annual Meeting by:

•	sending written notice of revocation to the Secretary of the Company;

•	submitting a revised proxy by telephone, internet, or paper ballot after the date of the revoked proxy; or

•	attending the 2025 Annual Meeting and voting.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote during the 2025 Annual Meeting.

Will my votes be confidential?

Yes. Only the personal information necessary to enable proxy execution, such as control number or shareholder signature, is collected on the paper or online proxy cards. All shareholder proxies and ballots that identify individual shareholders are kept confidential and are not disclosed except as required by law.

Who will count the vote?

Representatives of First Coast Results will tabulate the votes and act as inspectors of election.

Voting information for beneficial owners

If you hold your shares through a broker, bank, or nominee, you are considered the beneficial owner of those shares, but not the shareholder of record. As a beneficial owner, you will receive voting instructions from your broker, bank, or nominee and you must communicate your voting decisions to that particular institution (not the Company) by using the voting instructions that institution provides to you.

Your broker is not permitted to vote on your behalf on any matter to be considered at the 2025 Annual Meeting except on ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025. If you do not provide voting instructions, your shares will not be voted on any matter other than the ratification of the auditors. This is called a “broker non-vote.”

For your vote to be counted, you must communicate your voting decisions to your broker, bank, or nominee before the date of the 2025 Annual Meeting.

What if I am a shareholder of record and I return my proxy card but do not provide voting instructions?

If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the individuals named in the proxy card will vote on your behalf as follows:

•	FOR the election as Directors of each of the thirteen nominees;

•	FOR the approval of the compensation of our Named Executive Officers by a non-binding advisory vote;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025; and

•	AGAINST the shareholder proposals.

Merck & Co., Inc. 2025 Proxy Statement

Questions and Answers about the Annual Meeting and Voting	÷ ÷ ÷ ÷	97

What if I am a plan participant and do not provide voting instructions?

If voting instructions are not received for shares held in the Merck U.S. Savings Plan or the MSD Employee Stock Purchase and Savings Plan, those shares will not be voted. If voting instructions are not received from participants in the Merck Puerto Rico Employee Savings and Security Plan, the plan trustee will vote the shares you hold in the same proportion as the shares held in these plans for which voting instructions were timely received.

What is “householding” and how does it affect me?

The Company has adopted the process called “householding” for mailing the Proxy Materials and Notice of Internet Availability of Proxy Materials in order to reduce printing costs and postage fees. Householding means that shareholders who share the same last name and address will receive only one copy of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from any shareholder at that address. Merck will continue to mail a proxy card to each shareholder of record.

Can I access the Proxy Materials on the internet instead of receiving paper copies?

The Proxy Materials are available on the Company’s website at www.merck.com/investor-relations/financial-information/. If you are a shareholder of record, you may choose to stop receiving paper copies of Proxy Materials in the mail by following the instructions given while you vote by telephone or through the internet. If you choose to access future Proxy Materials on the internet, you will receive an email message next year that will provide a link to those documents. Your choice will remain in effect until you advise us otherwise.

If you are a beneficial owner of shares, please refer to the information provided by your broker, bank, or nominee for instructions on how to elect to access future Proxy Materials electronically. Most beneficial owners of shares who elect electronic access will receive an email message next year containing the URL for accessing the Proxy Materials.

If you prefer to receive multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, at the same address for the 2025 Annual Meeting or for future annual meetings, additional copies will be provided promptly upon written or oral request. If you are a shareholder of record, you may contact us by writing to Equiniti Shareowner Services, P.O. Box 64874, St. Paul, MN 55164-0874 or calling 1-800-522-9114. The request should include your account number. Eligible shareholders of record receiving multiple copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, can request householding by contacting the Company in the same manner.

If you are a beneficial owner of shares, you can request additional copies of the Proxy Materials or Notice of Internet Availability of Proxy Materials, as applicable, or you can request householding, in each case, by notifying your broker, bank, or nominee.

Where can I find the results of the 2025 Annual Meeting?

We will post the final voting results the Friday following the 2025 Annual Meeting on our website www.merck.com under “Investors” in the section titled “Events & Presentations.” We also intend to disclose the final voting results on Form 8-K within four business days of the 2025 Annual Meeting.

Where can I find the 2024 10-K?

The 2024 10-K is available on the Company’s website at www.merck.com/investor-relations/financial-information/. In addition, we will provide without charge a copy of the 2024 10-K, including financial statements and schedules, upon the written request of any shareholder to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A. Shareholders may also email the Office of the Secretary at office.secretary@merck.com to make such request.

How much did this proxy solicitation cost?

The Company retained Morrow Sodali LLC to assist in the distribution of the Proxy Materials and solicitation of votes for $20,000, plus reasonable out-of-pocket expenses. Employees, officers and Directors of the Company also may solicit proxies by telephone or in-person meetings. We will pay the solicitation costs and reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Merck & Co., Inc. 2025 Proxy Statement

98	ç ç ç ç

Shareholder Proposals and Director Nominations for the 2026 Annual Meeting of Shareholders

Deadline for Receipt of Shareholder Proposals for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Shareholders

In order to be considered for inclusion in next year’s proxy statement in accordance with SEC Rule 14a-8, shareholder proposals must be submitted in writing to the address shown below and received by the close of business, Eastern Time, on December 10, 2025.

Director Nominees for Inclusion in the Proxy Materials for the 2026 Annual Meeting of Shareholders (Proxy Access)

Shareholders who intend to nominate a person for election as director under the proxy access provision in our By-Laws for inclusion in our Proxy Materials must comply with the provisions of, and provide notice to us in accordance with, Section 3 of Article II of our By-Laws. That section sets forth shareholder eligibility requirements and other procedures that must be followed and the information that must be provided in order for an eligible shareholder to have included in our Proxy Materials up to two Director nominees. For the 2026 Annual Meeting of Shareholders, we must receive the required notice between November 10, 2025 and December 10, 2025, at the address shown below. Such notice must include the information required by our By-Laws, which are available on our website at www.merck.com/company-overview/leadership/board-of-directors/. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide the additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

Shareholder Proposals, Director Nominations, and Other Business to be Brought Before the 2026 Annual Meeting of Shareholders

Any shareholder who wishes to present proposals, director nominations, or other business for consideration directly at the 2026 Annual Meeting of Shareholders but does not intend to have such proposals or nominations included in Merck’s Proxy Materials must submit the proposal or nomination in writing to the address shown below so that it is received between December 28, 2025 and January 27, 2026. However, in the event that the date of the 2026 Annual Meeting of Shareholders is more than 30 days earlier or later than the anniversary date of this year’s annual meeting, such notice must be so received not later than the close of business on the later of the 120th day prior to the 2026 Annual Meeting of Shareholders or the 10th day following the day on which a public announcement of the date of the 2026 Annual Meeting of Shareholders is first made.

Written notice of proposals or other business for consideration must contain the information specified in Article I, Section 6 of our By-Laws. Written notice of nomination must contain the information set forth in Article II, Section 2 of our By-Laws. Our By-Laws are available online at www.merck.com/company-overview/leadership/board-of-directors/ or upon request to the Office of the Secretary.

This written notice requirement does not apply to shareholder proposals properly submitted for inclusion in our proxy statement in accordance with the rules of the SEC and shareholder nominations of director candidates.

ADDRESS TO CONTACT THE COMPANY

Any notice required to be sent to the Company as described above should be emailed to office.secretary@merck.com, or mailed to the Office of the Secretary, Merck & Co., Inc., 126 East Lincoln Avenue, Rahway, N.J. 07065 U.S.A.

Merck & Co., Inc. 2025 Proxy Statement

÷ ÷ ÷ ÷	99

Forward-Looking Statements

This Proxy Statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include without limitation statements regarding growth strategy, financial results, product approvals, product potential, development programs, environmental or other sustainability initiatives. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect Merck’s business, particularly those mentioned in the risk factors and cautionary statements in Item 1A of the 2024 10-K, and in its periodic reports on Form 10-Q and current reports on Form 8-K, if any, which we incorporate by reference.

Other Matters

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

Merck & Co., Inc.

April 9, 2025

Merck & Co., Inc. 2025 Proxy Statement

100	| | | |	Appendix A—Non-GAAP Income and Non-GAAP EPS

Non-GAAP* income and non-GAAP EPS are alternative views of the Company’s performance that the Company is providing because management believes this information enhances investors’ understanding of the Company’s results since management uses non-GAAP measures to assess performance. Non-GAAP income and non-GAAP EPS exclude certain items because of the nature of these items and the impact that they have on the analysis of underlying business performance and trends. The excluded items (which should not be considered non-recurring) consist of acquisition- and divestiture-related costs, restructuring costs, income and losses from investments in equity securities, and certain other items. These excluded items are significant components in understanding and assessing financial performance.

Non-GAAP income and non-GAAP EPS are important internal measures for the Company. Senior management receives a monthly analysis of operating results that includes a non-GAAP EPS metric. Management uses non-GAAP measures internally for planning and forecasting purposes and to measure the performance of the Company along with other metrics. In addition, annual employee compensation, including senior management’s compensation, is derived in part using a non-GAAP pre-tax income metric. Since non-GAAP income and non-GAAP EPS are not measures determined in accordance with GAAP, they have no standardized meaning prescribed by GAAP and, therefore, may not be comparable to the calculation of similar measures of other companies. The information on non-GAAP income and non-GAAP EPS should be considered in addition to, but not as a substitute for or superior to, net income and EPS prepared in accordance with GAAP.

A reconciliation between GAAP financial measures and non-GAAP financial measures is as follows:

($ in millions except per share amounts)	Year Ended December 31, 2024

Income before taxes as reported under GAAP	$19,936

Increase (decrease) for excluded items:

Acquisition- and divestiture-related costs(1)	2,519

Restructuring costs	888

Loss (income) from investments in equity securities, net	45

Non-GAAP income before taxes	23,388

Taxes on income as reported under GAAP	2,803

Estimated tax benefit on excluded items(2)	606

Tax benefit resulting from the expiration of the statute of limitations for assessments related to the 2019 and 2020 federal tax return years	519

Non-GAAP taxes on income	3,928

Non-GAAP net income	19,460

Less: Net income attributable to noncontrolling interests as reported under GAAP	16

Non-GAAP net income attributable to Merck & Co., Inc.	$19,444

EPS assuming dilution as reported under GAAP(3)	$6.74

EPS difference	0.91

Non-GAAP EPS assuming dilution(3)	$7.65

(1)	Includes $39 million of intangible asset impairment charges.
(2)	The estimated tax impact on the excluded items is determined by applying the statutory rate of the originating territory of the non-GAAP adjustments.
(3)

GAAP and non-GAAP EPS were negatively affected by $1.28 of charges for certain upfront and pre-approval milestone payments related to collaborations and licensing agreements, as well as charges related to pre-approval assets obtained in transactions accounted for as asset acquisitions.

*	“GAAP” is defined as generally accepted accounting principles in the United States.

Merck & Co., Inc. 2025 Proxy Statement

Appendix A Non-GAAP Income and Non-GAAP EPS	÷ ÷ ÷ ÷	101

Acquisition and Divestiture-Related Costs

Non-GAAP income and non-GAAP EPS exclude the impact of certain amounts recorded in connection with acquisitions and divestitures of businesses. These amounts include the amortization of intangible assets and amortization of purchase accounting adjustments to inventories, as well as intangible asset impairment charges, and expense or income related to changes in the estimated fair value measurement of liabilities for contingent consideration. Also excluded are integration, transaction, and certain other costs associated with acquisitions and divestitures. Non-GAAP income and non-GAAP EPS also exclude amortization of intangible assets related to collaborations and licensing arrangements.

Restructuring Costs

Non-GAAP income and non-GAAP EPS exclude costs related to restructuring actions (see Note 5 to the Company’s Consolidated Financial Statements in the 2024 10-K). These amounts include employee separation costs and accelerated depreciation associated with facilities to be closed or divested. Accelerated depreciation costs represent the difference between the depreciation expense to be recognized over the revised useful life of the asset, based upon the anticipated date the site will be closed or divested or the equipment disposed of, and depreciation expense as determined utilizing the useful life prior to the restructuring actions. Restructuring costs also include other exit costs such as asset impairment, facility shut-down and other related costs, as well as employee-related costs such as curtailment, settlement and termination charges associated with pension and other postretirement benefit plans and share-based compensation costs.

Income and Losses from Investments in Equity Securities

Non-GAAP income and non-GAAP EPS exclude realized and unrealized gains and losses from investments in equity securities either owned directly or through ownership interests in investment funds.

Certain Other Items

Non-GAAP income and non-GAAP EPS exclude certain other items. These items are adjusted for after evaluating them on an individual basis, considering their quantitative and qualitative aspects. Typically, these items are unusual in nature, significant to the results of a particular period or not indicative of future operating results. Excluded from non-GAAP income and non-GAAP EPO is a benefit due to reductions in reserves for unrecognized income tax benefits resulting from the expiration of the statute of limitations for assessments related to the 2019 and 2020 federal tax return years (see Note 15 to the Company’s Consolidated Financial Statements in the 2024 10-K.

Merck & Co., Inc. 2025 Proxy Statement

102	| | | |	Appendix B—Explanation of Adjustments to Non-GAAP Results For Incentive Plans

Incentive Program	Financial Metric	Weighting of Component	Definition	Adjustments
	Pipeline	20%	The Company’s Research and Development goals for the Company Scorecard	No Adjustments
	Sustainability	10%	The Company’s patient access and employee inclusion and engagement metrics for the Company Scorecard	No Adjustments
	Revenue	35%

Excludes charges or items from the measurement of performance relating to (1) the impact of significant acquisitions and/or divestitures; (2) fluctuations in currency exchange rates versus rates budgeted in the annual operating plan; and (3) extraordinary items and other unusual or non-recurring charges and/or events that impact revenue

	Pre-Tax Income	35%	The Company’s target non-GAAP income before taxes

Excludes charges or items from the measurement of performance relating to (1) restructurings, discontinued operations, purchase accounting items, merger-related costs, the impact of significant acquisitions and/or divestitures, extraordinary items and other unusual or non-recurring charges and/ or events; (2) an event either not directly related to Company operations or not reasonably within the control of Company management; (3) fluctuations in currency exchange versus rates budgeted in the annual operating plan; and (4) the effects of accounting changes in accordance with GAAP, or other significant legislative changes

	Earnings Per Share (or EPS)	50%	The Company’s cumulative after-tax non-GAAP net income (attributable to the Company) divided by total shares outstanding assuming dilution, measured at the end of the applicable three-year period

All of the adjustments listed for “Pre-Tax Income” above, as well as (1) the impact of share repurchases by the Company above or below planned levels and (2) gains or losses arising from investments in equity securities, whether realized or unrealized

	Relative TSR (or R-TSR)	50%	The comparison of the Company’s average annual TSR (inclusive of reinvested dividends) to the median TSR for the primary peer group, measured at the end of the applicable three-year period	No Adjustments

Merck & Co., Inc. 2025 Proxy Statement

External Recognition

Corporate Leadership & Management

Wall Street Journal Ranked #33 on its list of the 250 best-managed publicly traded U.S. companies (2024)	Fortune Ranked #62 on its 100 Best Companies to Work For® list (2024)	Forbes Ranked #97 on its Best Large Employers list, out of 701 companies (2025)

Social Impact & Sustainability

Newsweek & Statista Ranked #1 on America’s Most Responsible Companies list, and #1 in the health care and life sciences sector, which is the fifth year in a row we have been recognized (2024, 2025)	Barron’s Recognized #1 in the sector on its Top 100 Most Sustainable Companies and #38 overall (2024)	TIME Ranked #28 on its World’s Most Sustainable Companies list (2024)

JUST Capital/CNBC Ranked #41 overall and #2 in the Pharmaceuticals and Biotech sector on its list of America’s Most JUST Companies (2025)

  Additional Sustainability Resources

In addition to our annual Impact Report, there are resources on our corporate website that demonstrate our commitment to sustainability and its value to drive impact to society and to our business. To access these resources, please visit the below sites on our corporate website.

•	Sustainability Overview at https://www.merck.com/company-overview/sustainability/

•	Sustainability Resources at http://www.merck.com/company-overview/sustainability/sustainability-resources/

•	Transparency Disclosures at http://www.merck.com/company-overview/sustainability/transparency-disclosures/

•	Policies & Positions at http://www.merck.com/company-overview/policies-and-positions/

•	Impact Investing at http://www.merck.com/company-overview/sustainability/impact-investing/

•	Code of Conduct & Compliance at http://www.merck.com/company-overview/culture-and-values/code-of-conduct/

For more information about our approach to sustainability, please visit our annual Impact Report at:

http://www.merck.com/company-overview/sustainability/

MERCK
MERCK & CO., INC.
126 EAST LINCOLN AVENUE RAHWAY, NJ 07065
SCAN TO VIEW MATERIALS & VOTE
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/MRK2025
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 26, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Merck & Co, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V67943-P25335-Z89326
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
MERCK & CO., INC.
The Board of Directors recommends you vote FOR each of the following Nominees:
1. Election of Directors
Nominees:
1a. Douglas M. Baker, Jr. 1b. Mary Ellen Coe 1c. Pamela J. Craig 1d. Robert M. Davis 1e. Thomas H. Glocer 1f. Surendralal L. Karsanbhai 1g. Risa J. Lavizzo-Mourey, M.D. 1h. Stephen L. Mayo, Ph.D. 1i. Paul B. Rothman, M.D. 1j. Patricia F. Russo 1k. Christine E. Seidman, M.D. 1l. Inge G. Thulin 1m. Kathy J. Warden
For Against Abstain
The Board of Directors recommends you vote FOR proposals 2 and 3:
2. Non-binding advisory vote to approve the compensation of our named executive officers.
3. Ratification of the appointment of the Company’s independent registered public accounting firm for 2025.
The Board of Directors recommends you vote AGAINST proposals
4, 5, 6, and 7.
4. Shareholder proposal regarding a human rights impact assessment.
5. Shareholder proposal regarding a tax transparency report.
6. Shareholder proposal to revisit DEI goals in executive pay incentives.
7. Shareholder proposal regarding a report on civil liberties in advertising services.
For Against Abstain
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Merck & Co., Inc.
Annual Meeting of Shareholders
Tuesday, May 27, 2025, at 9:00 a.m. (Eastern Time)
via Webcast at
www.virtualshareholdermeeting.com/MRK2025*
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 27, 2025:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.
*We have adopted a virtual format for the 2025 Annual Meeting of Shareholders to provide a convenient and consistent experience to all shareholders regardless of location.
V67944-P25335-Z89326
MERCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints ROBERT M. DAVIS, JENNIFER ZACHARY, and KELLY GREZ as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote ALL of the stock of MERCK & CO., INC. standing in the name of the undersigned at the ANNUAL MEETING OF SHAREHOLDERS to be held at 9:00 a.m. (Eastern Time) on May 27, 2025, and at all adjournments or postponements thereof, upon the matters set forth on the reverse side, as designated, and upon such other matters as may properly come before the meeting. This card also provides voting instructions for shares held for the account of the undersigned in the Merck Stock Investment Plan. Any prior proxy or voting instructions are hereby revoked.
The shares represented by this proxy will be voted as directed by the shareholder and in accordance with the judgment of the Proxies upon any other matter that may properly come before the meeting and any adjournment or postponement thereof. If no specification is made, the shares will be voted FOR each nominee in Item 1, FOR Items 2 and 3, and AGAINST Items 4, 5, 6, and 7.
IF YOU VOTE BY TELEPHONE OR BY INTERNET, DO NOT MAIL THIS PROXY CARD. THE TELEPHONE AND INTERNET VOTING FACILITIES WILL CLOSE AT 11:59 P.M. ON May 26, 2025.
Please complete, sign, date, and return the Proxy Card promptly using the enclosed envelope.
(Continued, and to be signed and dated on the reverse side.)